EXHIBIT 10.9

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is dated as of August 1, 2024, by and among ROCKET MORTGAGE, LLC, as seller (“Seller”), JPMORGAN CHASE BANK, N.A., its successors, assign and affiliates, as a buyer (in such capacity, “Chase Buyer”) and as administrative agent for Buyers (in such capacity, “Administrative Agent”) and the other buyers party thereto (together with Chase Buyer, collectively, “Buyers”).
RECITALS
A.    Buyers, Administrative Agent and Seller are parties to that certain First Amended and Restated Master Repurchase Agreement, dated as of August 11, 2022 (as the same may be further amended, restated, extended, replaced, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).
B.    Administrative Agent (as agent and representative of Buyers) and Seller have agreed to amend the Repurchase Agreement in certain respects, on and subject to the terms and conditions set forth herein.
AGREEMENT
In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Definitions. Capitalized terms used but not otherwise defined herein are used with the meanings given such terms in the Repurchase Agreement.
2.Amendments to the Repurchase Agreement. Effective as of the date hereof, the Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.
3.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) upon the satisfaction in full (unless waived by Administrative Agent (as agent and representatives of Buyers) in writing) of each of the following conditions precedent:
3.1.This Amendment. This Amendment, duly authorized and fully executed by Seller and Administrative Agent (as agent and representative of Buyers), shall have been delivered to Administrative Agent (as agent and representative of Buyers).
3.2.Other. Such other agreements, instruments, certificates or documents as Administrative Agent (as agent and representative of Buyers) may request in order to give effect fully to the transactions contemplated herein shall have been duly executed and delivered to Administrative Agent (as agent and representative of Buyers).

4.Effect of Amendment; Ratification. Except as expressly amended hereby, the Repurchase Agreement is and shall continue in full force and effect and Seller hereby fully ratifies and affirms in all respects the Repurchase Agreement and the other Transaction Documents to which it is a party. Reference in any of this Amendment, the Repurchase Agreement, the Side Letter or any of the other Transaction Documents to the Repurchase Agreement shall be a reference to the Repurchase Agreement, as amended hereby and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Repurchase Agreement, other than as specifically set forth herein. This Amendment shall constitute a “Transaction Document” for all purposes of the Repurchase Agreement. Seller hereby remakes all representations and warranties contained in the Repurchase Agreement and reaffirms all covenants set forth therein. Seller further certifies that as of the date hereof there exists no default or event of default under any Transaction Document, each as amended hereby.
5.Counterparts; Delivery. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.
7.Section Headings. The various headings and captions of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Repurchase Agreement, any other Transaction Document or any provision of any of the foregoing.
[Signature Page Follows Immediately]
2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers, all as of the date first above written.

ADMINISTRATIVE AGENT ON BEHALF OF BUYERS:
JPMORGAN CHASE BANK, N.A.
By: /s/ Lindsay Schelstrate
Name:    Lindsay Schelstrate
Title:    Authorized Officer

SELLER:
ROCKET MORTGAGE, LLC
By: /s/ Panayiotis Mareskas
Name:    Panayiotis Mareskas
Title:    Treasurer
[JPM-Rocket –Amendment No. 1 to First A&R MRA]

EXHIBIT A
[Attached hereto]

Conformed Through Amendment No. 1, dated as of August 1, 2024

FIRST AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
among
JPMORGAN CHASE BANK, N.A.,
as a Buyer and as Administrative Agent for the Buyers
from time to time party hereto
the BUYERS,
party hereto
and
ROCKET MORTGAGE, LLC,
as Seller
Dated August 11, 2022

Index of Defined Terms
1934 Act    1
Ability to Repay Rule    1
Accounts    1
Act of Insolvency    2
Additional MBS/Purchased Mortgage Loans    2
Adjusted Tangible Net Worth    2
Administrative Agent    3
Administrative Agent’s eVault    3
Affiliate    3
Aged Loan    3
Agencies    3
Agency    3
Agency Custodian    3
Agency Guidelines    3
Aggregate Purchase Price    3
Agreement    4
Anti-Corruption Laws    4
Anti-Money Laundering Laws    4
Applicable Agency Documents    4
Applicable Agency Loan Schedule    4
Appraised Value Alternative    4
Approved eMortgage Takeout Investor    5
Approved Takeout Investor    5
Asset File    5
Asset Schedule    5
Asset Schedule and Exception Report    5
Assignment of Mortgage    5
Authoritative Copy    5
Authorized Signers    5
Available Warehouse Facilities    6
Bailee Letter    6
Bankruptcy Code    6
Bankruptcy Reform Act    6
Blanket Bond Required Endorsement    6
Business Day    6
Buyer Third-Party Recipients    6
Buyers    6
CARES Act    6
Cash Deposit    6
Cash Equivalents    7
Cash Manager    7
CEMA Loan    7
CFPB    7
Change in Control    7
Change in Requirement of Law    8
Chase    8
CL    8
Closing Protection Letter    8
CLTV    8
Combined Loan-to-Value Ratio    8
Completed Repurchase Advice    9
Compliance Certificate    9
Confirmation    9
Continuity, Recovery and Incident Response Programs    9
Controller    9
Conventional Conforming Loan    9
Co-op Corporation    9
Co-op Loan    10
Co-op Project    10
Co-op Shares    10
Co-op Unit    10
Copy-permitted Documents    10
Credit File    10
Custodial Agreement    10
Custodian    10
Debt    10
Default    11
Defaulted Loan    11
Defective Mortgage Loan    11
Delivered Mortgage Loan    11
Depository    12
Designated Jumbo Loan    12
Early Repurchase Date    12
eClosing System    12
eClosing Transaction Record    12
eCommerce Laws    12
Electronic Agent    12
Electronic Record    12
Electronic Tracking Agreement    12
Eligible Mortgage Loan    12
eMortgage Loan    15
i

eNote    15
eNote Control and Bailment Agreement    15
ERC Mortgage Loan    16
ERISA    16
eRisk Determination    16
ESIGN    15
eVault    16
eVault Provider    16
Event of Default    16
Expanded Criteria Loan    16
Facility Amount    16
Fannie Mae    16
Fannie Mae Guide    16
FDIA    16
FDICIA    16
FHA    17
FICO Score    17
Financial Institution    17
Foreign Buyer    17
Freddie Mac    17
Freddie Mac Guide    17
Freddie Mac New Condo Loan    17
FTC Act    17
Funding Account    17
GAAP    17
Ginnie Mae    17
Ginnie Mae Guide    17
GLB Act    17
Government Loan    18
Governmental Authority    18
Hedging Arrangement    18
Homestyle® Renovation Loan    18
HUD    18
Income    18
Income Collection Account    18
Indemnified Party    18
Intercreditor Agreement    19
Interim Servicer    19
Interim Servicing Term    19
Investor Loan    19
IRC    19
IRS    19
Joint Account    19
Joint Account Control Agreement    19
Joint Securities Account    19
Joint Securities Account Control Agreement    19
JPM Threshold    20
Jumbo Loan    20
Leverage Ratio    20
Lien    20
Liquidity    20
Litigation    20
Loan Eligibility File    20
Loan Level Representation    21
Loan-to-Value Ratio    21
Location    21
Long Aged Loan    21
Low FICO FHA/VA Loan    21
LTV    21
Manufactured Home    21
Manufactured Home Loan    21
Margin Amount    22
Margin Call    22
Margin Cash    22
Margin Deficit    22
Margin Percentage    22
Margin Stock    22
Market Value    22
Material Adverse Effect    22
Material Indebtedness    22
Material Subsidiary    22
Materially False Representation    22
Maximum Current Advance Capacity    23
MBS    23
MERS    23
MERS Designated Mortgage Loan    23
MERS® eDelivery    23
MERS® eRegistry    24
MERS® eRegistry Procedures Manual    24
MERS® System    24
MIN    24
MOM Loan    24
Moody’s    24
Mortgage    24
Mortgage Assets    24
Mortgage Finance Online    24

Mortgage Loan    24
Mortgage Loan Documents    24
Mortgage Note    24
Mortgaged Property    24
Mortgagor    25
Multiemployer Plan    25
MWF Web    25
No-cure Default    25
Non-Agency Jumbo Guidelines    25
Non-Chase Creditor    25
Notice Officer    25
Officer’s Certificate    25
Operating Account    25
Originate    25
Origination    25
Origination Date    25
Outstanding Principal Balance    25
Party    26
Person    26
Pool    26
Pooled Loan    26
Pooling Date    26
Portal    26
Post-Origination Period    26
Price Differential    26
Pricing Rate    26
Prior MRA    26
Privacy Requirements    26
Property Charges    27
Proprietary Lease    27
Purchase Date    27
Purchase Price    27
Purchased Mortgage Loans    27
QM Rule    27
Qualified Mortgage Loan    27
Qualified Subordinated Debt    27
Recognition Agreement    27
Remittance Date    27
Repurchase Date    27
Repurchase Price    28
Request for Documents Release    28
Required Amount    28
Requirement(s) of Law    28
Rescission    29
Responsible Officer    29
RHS    29
RHS Loan    29
Rock Holdings    30
S&P    30
SEC    30
Second Home Loan    30
Secure Directory    30
Seller    30
Seller’s Accounts    30
Seller’s Customer    30
Seller’s Customer Information    30
Seller’s eVault    30
Servicing File    30
Servicing Records    30
Servicing Rights    31
Settlement Agent    31
Settlement Date    31
Side Letter    31
SIPA    31
Special Confidential Information    31
Stock Power    31
Subservicer    31
Subservicer Instruction Letter    31
Subservicing Agreement    31
Subsidiary    31
Successor Servicer    32
Takeout Agreement    32
Takeout Commitment    32
Takeout Guidelines    32
Takeout Value    32
Tax Dividend    32
Termination Date    32
Third Party Originator    33
TILA-RESPA Integrated Disclosure Rule    33
TPO Loan    33
Transaction    33
Transaction Documents    33
Transfer of Control    33
Transfer of Control and Location    33
Transfer of Location    33
Transferable Record    33
Trust Receipt    34
Trust Release Letter    34
UCC    34

UETA    34
VA    34
Wet Delivery Deadline    34
Wet Funding    34
Wet Loan    34

Table of Contents
v

List of Exhibits and Schedules:
Exhibit A    Form of Confirmation
Exhibit B    Mortgage Loan Representations and Warranties
Exhibit C    Form of Compliance Certificate
Exhibit D    Conditions Precedent Documents
Exhibit E    Subsidiary Information
Exhibit F    Form of Subservicer Letter
Schedule I    Approved Takeout Investors and Approved eMortgage Takeout Investors
Schedule II    Seller’s Authorized Signers
Schedule III    Administrative Agent’s CLTV/FICO Score Criteria for Jumbo Loans
Schedule III-RM    Seller’s CLTV/FICO Score Criteria for Jumbo Loans
Schedule IV    Litigation
Schedule HR    Sample form of Hedging Report

FIRST AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS FIRST AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT dated as of August 11, 2022 (as it may be supplemented, amended or restated from time to time, this “Agreement”) amending and restating in its entirety the Master Repurchase Agreement dated May 2, 2013 (as amended, the “Prior MRA”) by and among ROCKET MORTGAGE, LLC, a Michigan limited liability company (“Seller”) (formerly known as Quicken Loans, LLC), JPMORGAN CHASE BANK, N.A., a national banking association (“Chase”), as administrative agent for the Buyers (in that capacity, Chase is herein referred to as the “Administrative Agent”) and as a Buyer, and the other Buyers party hereto from time to time (collectively with Chase, the “Buyers”). Currently, Chase is the only Buyer.
1.    Applicability
From time to time before the Termination Date, the Parties may enter into transactions in which Seller agrees to transfer to Administrative Agent, as agent and representative of Buyers, Mortgage Loans (including their Servicing Rights) on a servicing released basis against the transfer by Administrative Agent of Buyers’ funds in the amount of the sum of the Purchase Prices therefor, with the simultaneous agreement by Seller to repurchase those Mortgage Loans (including their Servicing Rights) on a servicing released basis at a date certain, against the transfer of funds by Seller to Administrative Agent for Buyers’ account, upon transfer of which funds Administrative Agent shall transfer to Seller the Purchased Mortgage Loans so repurchased by Seller. Each such transaction shall be referred to in this Agreement as a “Transaction” and shall be governed by this Agreement. Seller hereby acknowledges that Buyers and Administrative Agent shall have no obligation to enter into any Transaction, whether before, on or after the Termination Date.
2.    Definitions; Interpretation
(a)    Definitions. As used in this Agreement and (unless otherwise defined differently therein) in each other Transaction Document, the following terms have these respective meanings.
“1934 Act” is defined in Section 29(a).
“Ability to Repay Rule” means the ability to repay requirements of 12 C.F.R. 1026.43, including that prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 C.F.R. 1026.43(c).
“Accounts” means, collectively, the Cash Deposit, the Funding Account, the Operating Account and (if and when it is established at the direction of Administrative Agent) the Income Collection Account, each of which is, or will be, a deposit account held at Financial Institution, all interest accrued on, additions to and proceeds of such deposit accounts and all deposits, payment intangibles, financial assets and other obligations of Financial Institution credited to or comprising a part of such deposit accounts, whether they are demand deposit accounts, or certificated or book entry certificates of deposit (whether negotiable or non-negotiable), investment time deposits, savings accounts, money market accounts, transaction accounts, time deposits, negotiable order of withdrawal accounts, share draft accounts and whether they are evidenced or represented by instruments, general intangibles, payment intangibles, chattel paper or otherwise, and all funds held in or represented by any of the foregoing, and any successor accounts howsoever styled or numbered and all deposit accounts established in renewal, extension or increase or decrease of, or replacement or substitution for, any of the foregoing; and all promissory notes, checks, cash, certificates of deposit, passbooks, deposit receipts, instruments, certificates and other records from time to time representing or evidencing the deposit accounts described above and any supporting obligations relating to any of the foregoing property.
“Act of Insolvency” means with respect to any Person (a) the commencement by that Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or a request by that Person for the appointment of a receiver, trustee, custodian or similar official for that Person or any substantial part of its property; (b) the commencement of proceedings by that Person’s parent, or the commencement of proceedings by any other Person that are not dismissed within sixty (60) days, to substantively consolidate that Person into that Person’s parent entity’s case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law; (c) the commencement of any such case or proceeding against that Person, or another’s seeking such appointment that (i) is consented to or not timely contested by that Person, or (ii) results in the entry of an order having similar effect, or (iii) is not dismissed within sixty (60) days; (d) the making by that Person of a general assignment for the benefit of creditors; (e) the admission in writing by an executive officer of that Person that it is unable to pay its debts as they become due, or the nonpayment of its debts generally as they become due; or (f) the board of directors, managers, members or partners, as the case may be, of that Person taking any action in furtherance of any of the foregoing.
“Additional MBS/Purchased Mortgage Loans” is defined in Section 4(a).
“Adjusted Tangible Net Worth” means, with respect to Seller and its Subsidiaries on a consolidated basis on any day, the excess of the consolidated total assets over consolidated total liabilities of Seller, each to be determined in accordance with GAAP consistent with those applied in preparation of Seller’s financial statements, minus the following (without duplication):
(i)    the book value of all transactions with, loans to, receivables from and investments in its non-consolidated Subsidiaries;
(ii)    any other assets of Seller and consolidated subsidiaries that would be treated as intangibles under GAAP, including, goodwill, research and development costs, trademarks, trade names, copyrights, patents, rights to refunds and indemnification and unamortized debt discount and expenses, excluding Servicing Rights owned;

(iii)    those assets that would be deemed by HUD to be unacceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in Chapter 8 “HUD-Approved Title I Nonsupervised Lenders and Loan Correspondents Audit Guidance” of the HUD Consolidated Audit Guide, as amended, or any successor or replacement audit guide published by HUD;
plus the then-unpaid principal amount of all Qualified Subordinated Debt of Seller and its consolidated Subsidiaries.
“Administrative Agent” is defined in this Agreement’s preamble.
“Administrative Agent’s eVault” means an eVault established and maintained for the benefit of the Administrative Agent with respect to any Purchased Mortgage Loans that are eMortgage Loans. For the avoidance of doubt, initially the Administrative Agent’s eVault shall be an eVault established and maintained by the Custodian for the benefit of the Administrative Agent.
“Affiliate” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person. The following are presumed to be Affiliates: (a) a Person that is a director, manager, trustee, general partner or executive officer of the specified Person or a Person that serves in a similar capacity in respect of the specified Person; (b) a Person that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person; or (c) a Person of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities (or equivalent equity interests).
“Aged Loan” means, on any day, a Purchased Mortgage Loan that is not a Designated Jumbo Loan, whose Purchase Date was more than sixty (60) days but not more than ninety (90) days before that day, or such different period, if any, as Administrative Agent and Seller shall agree to from time to time and Administrative Agent shall specify in a written notice to Custodian.
“Agency” (and, with respect to two or more of the following, “Agencies”) means FHA, Fannie Mae, Ginnie Mae, Freddie Mac, RHS or VA.
“Agency Custodian” means the custodian designated by the applicable Agency to accept delivery of and certify Pools for purchase or guarantee, as applicable, by such Agency.
“Agency Guidelines” means those applicable requirements, standards, policies, procedures and other guidance documents that may be issued or adopted by the Agencies from time to time with respect to their purchase or guaranty of residential mortgage loans, including Freddie Mac New Condo Loans, Homestyle® Renovation Loans and Expanded Criteria Loans, which requirements govern the Agencies’ willingness to purchase or guaranty such loans.

“Aggregate Purchase Price” means, at any time, the sum of the Purchase Prices paid by Buyers for (i) all Purchased Mortgage Loans that are subject to then-outstanding Transactions and (ii) all Purchased Mortgage Loans delivered against MBS, and that back MBS subject to then-outstanding Transactions.
“Agreement” means this Master Repurchase Agreement (including the supplemental terms or conditions contained in its Exhibits and Schedules and the Side Letter), as supplemented, amended or restated from time to time.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd, and all other laws, rules and regulations of any jurisdiction applicable to Seller or its Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” is defined in Section 10(a)(xxx).
“Applicable Agency Documents” means the following:
(i)    for Ginnie Mae Pools, (1) form HUD-11706 (Schedule of Pooled Mortgages) and a copy of the reverse side of form HUD-11706 (Initial Certification), completed electronically (except for the Agency Custodian’s signature) via GinnieNet, (2) for any Pooled Loans previously warehoused with another Person, form HUD-11711A (Release of Security Interest) executed by that Person and (3) completed (except for Administrative Agent’s signature) form HUD-11711A for execution by Administrative Agent;
(ii)    for Fannie Mae Pools, (1) completed (except for the Agency Custodian’s signature) Fannie Mae Form 2005 (Guaranteed Mortgage-Backed Securities Program Schedule of Mortgages) and (2) Fannie Mae Form 1068 (FRM/GEM Loan Schedule) or Fannie Mae Form 1069 (ARM/GPARM Loan Schedule, as applicable), (3) for any Pooled Loans previously warehoused with another Person, Fannie Mae Form 2004A (Release of Interest in Mortgages) executed by that Person and (4) completed (except for Administrative Agent’s signature) Fannie Mae Form 2004A for execution by Administrative Agent; and
(iii)    for Freddie Mac Pools, (1) completed (except for the Agency Custodian’s signature) Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule), (2) for any Pooled Loans previously warehoused with another Person, Freddie Mac Form 996 (Warehouse Lender Release of Security Interest) executed by that Person and (3) completed (except for Administrative Agent’s signature) Freddie Mac Form 996 for execution by Administrative Agent.
“Applicable Agency Loan Schedule” means Form HUD 11706, Fannie Mae Form 2005 or Freddie Mac Form 1034 or 1034A, as applicable.
“Appraised Value Alternative” means with respect to (i) refinanced Mortgage Loans underwritten with the use of the Fannie Mae direct underwriting system with respect to which a property inspection waiver has been issued, (ii) DU Refinance Loans and (iii) Open Access Mortgage Loans, the value entered by Seller into Fannie Mae’s Desktop Underwriter or Freddie

Mac’s Loan Prospector system, as applicable. In the case of FHA streamlined Mortgage Loans, “Appraised Value Alternative” means the appraised value reported in the FHA Connection system for the Mortgagor’s previous loan that is being refinanced by the subject Loan.
“Approved eMortgage Takeout Investor” means any of (i) CL, Fannie Mae and Freddie Mac and (ii) any other Approved Takeout Investor that has been specifically approved in writing by Administrative Agent for purchases of eMortgage Loans and with which Administrative Agent and Seller have entered into an eNote Control and Bailment Agreement; provided that Administrative Agent will give Seller five (5) Business Days’ written notice of Administrative Agent’s election to withdraw or remove its prior approval of any Approved eMortgage Takeout Investor described in clause (ii) above and no such elective withdrawal or removal of Administrative Agent’s approval of any such Approved eMortgage Takeout Investor shall affect or impair the acceptability of any Takeout Commitment covering any Purchased Mortgage Loan purchased before the effective date of such removal. The current list of Approved eMortgage Takeout Investors (in addition to CL, Fannie Mae and Freddie Mac), which may be updated by Administrative Agent from time to time, is shown on SCHEDULE I to this Agreement.
“Approved Takeout Investor” means any of (i) CL, Fannie Mae, Freddie Mac and the other entities listed on SCHEDULE I, as such schedule is updated from time to time by Administrative Agent, in its sole discretion, with written notice to Seller; provided that Buyer will give Seller five (5) Business Days’ written notice of Buyer’s election to remove any Approved Takeout Investor from SCHEDULE I and no such elective removal of any Approved Takeout Investor shall affect or impair the acceptability of any Takeout Commitment covering any Purchased Mortgage Loan purchased before the effective date of such removal, or (ii) an entity that is acceptable to Administrative Agent, as indicated by Administrative Agent to Seller in writing.
“Asset File” is defined in the Custodial Agreement.
“Asset Schedule” is defined in the Custodial Agreement.
“Asset Schedule and Exception Report” is defined in the Custodial Agreement.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the transfer of the Mortgage to the party indicated therein.
“Authoritative Copy” of any eNote means the single unique, identifiable and legally controlling copy of such eNote that meets the requirements of §16(c) of UETA and §201(c) of ESIGN, and that is registered on the MERS® eRegistry and stored, at all times, in an eVault that complies with applicable eCommerce Laws, maintained by the Person named in the Location specified in the MERS® eRegistry.

“Authorized Signers” means each of the officers of Seller listed on Schedule II or otherwise designated by the officer of Seller who is Seller’s administrator with respect to the MWF Web, as such schedule may be updated by Seller from time to time with prior written notice to Administrative Agent.
“Available Warehouse Facilities” means, as the context requires, (i) at any time the aggregate amount of used and unused available warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities (whether committed or uncommitted) to finance Mortgage Loans, owned Servicing Rights or mortgage servicing advances available to Seller at such time or (ii) such warehouse lines of credit, purchase facilities, repurchase facilities, early purchase program facilities, off-balance sheet funding facilities and similar facilities themselves.
“Bailee Letter” is defined in the Custodial Agreement.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended by the Bankruptcy Reform Act and as further amended from time to time, or any successor statute.
“Bankruptcy Reform Act” means the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, effective as of October 17, 2005, as amended.
“Blanket Bond Required Endorsement” means endorsement of Seller’s mortgage banker’s blanket bond insurance policy to provide that for any loss affecting Buyers’ or Administrative Agent’s interest, Administrative Agent will be named on the loss payable draft as its interest may appear.
“Business Day” means a day (other than a Saturday or Sunday) when (i) banks in Dallas, Texas, Houston, Texas, Orange County, California and New York, New York are generally open for commercial banking business and (ii) federal funds wire transfers can be made.
“Buyers” is defined in this Agreement’s preamble.
“Buyer Third-Party Recipients” is defined in Section 30 of this Agreement.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Cash Deposit” means the blocked Seller’s time deposit or nonnegotiable certificate of deposit account (under the sole dominion and control of Administrative Agent) with Chase in at least the amount required by Section 5(b), styled as follows:
Rocket Mortgage, LLC
JPMorgan Chase Bank, N.A.
Secured Party Cash Pledge Account
“Cash Equivalents” means any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof, in each case maturing within [***] or less after the date of the applicable financial statement reporting such amounts, (b) certificates of deposit, time deposits or Eurodollar time deposits having maturities of [***] or less after the date of the applicable financial statement reporting such amounts, or overnight bank deposits, issued by any well-capitalized commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than [***], (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within [***] after the day of acquisition, (e) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds, (h) [***] of the market value as of the date of determination of such marketable securities that are then held in Seller’s investment securities accounts, less any margin or other Debt secured by any of such accounts, (i) the Cash Deposit, or (j) the Maximum Current Advance Capacity.
“Cash Manager” means the individual acting as Senior Director Treasury Operations of the Seller and such Person, if any, that from time to time upon written notice by Seller to Administrative Agent, shall replace such named Person as the Cash Manager of Seller.
“CEMA Loan” means a consolidation, extension and modification Mortgage Loan secured by Mortgaged Property located in the state of New York structured and documented to qualify for certain New York mortgage tax benefits.
“CFPB” means the Consumer Financial Protection Bureau or any successor.
“Change in Control” means, with respect to Seller, the acquisition by any other Person, or two or more other Persons acting as a group, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of Seller at any time if after giving effect to such acquisition Rocket Companies, Inc. ceases to own, directly or indirectly, at least fifty percent (50%) of the voting power of Seller’s outstanding equity interests.
“Change in Requirement of Law” means (a) the adoption of a Requirement of Law after the date of this Agreement, (b) any change after the date of this Agreement in a Requirement of Law or (c) compliance by any Buyer (or by any applicable lending office of any Buyer) with any Requirement of Law made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a Change in Requirement of Law regardless of the date enacted, adopted, issued or implemented.
“Chase” is defined in this Agreement’s preamble.
“CL”, when used as a noun, means Chase, operating through either its unincorporated division commonly known as its Correspondent Lending group or its unincorporated division commonly known as Chase Rural Housing. When CL is used as an adjective modifying a type of Mortgage Loan, it means that such Mortgage Loan meets CL’s underwriting guidelines and is covered by (or becomes covered by) a Takeout Commitment issued by CL.
“Closing Protection Letter” means a letter of indemnification from a title insurer addressed to Seller, with coverage that is customarily acceptable to Persons engaged in the Origination of Mortgage Loans, identifying the Settlement Agent covered thereby and indemnifying Seller against losses incurred due to issues with respect to title arising from the malfeasance or fraud by the Settlement Agent or the failure of the Settlement Agent to follow the specific closing instructions specified by Seller in the escrow letter with respect to the closing of one or more Mortgage Loans. The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter that covers closings conducted by the relevant Settlement Agent in the jurisdiction in which the closing of such Mortgage Loan takes place.
“Combined Loan-to-Value Ratio” or “CLTV” means, for each Mortgage Loan as of its Purchase Date, a fraction (expressed as a percentage) having as its numerator the sum of (i) the original principal amount of the Mortgage Note plus (ii) the original principal amount of each other Mortgage Loan that is secured by a junior Lien against the related Mortgaged Property, and as its denominator the lesser of (x) the sales price of the related Mortgaged Property (this clause (x) is applicable only to Mortgaged Property that was purchased within twelve (12) months before its Purchase Date) and (y) the appraised value of the related Mortgaged Property indicated in the appraisal obtained in connection with the Origination of such Mortgage Loan if an appraisal is required by the relevant Agency Guidelines or Approved Takeout Investor or the value set forth in the Appraised Value Alternative with respect to those Mortgage Loans for which an appraisal is not required under the relevant Agency Guidelines.
“Completed Repurchase Advice” means with respect to any Purchased Mortgage Loan or MBS held by Administrative Agent, receipt by Administrative Agent of:
(i)    funds into the Funding Account in an amount at least equal to (x) the Repurchase Price of such Purchased Mortgage Loan or MBS minus (y) any unpaid Price Differential to be paid by Seller on the next Remittance Date;
(ii)    if the funds deposited into the Funding Account for repurchase of a Purchased Mortgage Loan or MBS are less than the amount specified in clause (i) above,

confirmation that funds in an amount equal to such deficiency are on deposit in the Operating Account and available for withdrawal by Administrative Agent after taking into account all other payments required to be made by Seller out of funds on deposit in the Operating Account;
(iii)    confirmation, in a schedule, electronic spreadsheet or correspondence or other form acceptable to Administrative Agent in its reasonable discretion, from Seller or the related Approved Takeout Investor that the funds received in the Funding Account are for the purchase of that Purchased Mortgage Loan or MBS; and
(iv)    an updated Asset Schedule from Seller showing the removal of that Purchased Mortgage Loan or the Purchased Mortgage Loans in the Pool from which the MBS was created, as applicable, from the list of Purchased Mortgage Loans subject to the outstanding Transactions under this Agreement.
“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit C, completed, executed by the chief financial officer, chief executive officer, president or treasurer of Seller on behalf of Seller and submitted to Administrative Agent.
“Confirmation” means a confirmation substantially in the form of Exhibit A, completed as required by Section 3(c) and delivered to Administrative Agent.
“Continuity, Recovery and Incident Response Programs” is defined in Section 11(aa).
“Controller” of an eNote means the Person identified on the MERS® eRegistry as the Person having “control” of the Authoritative Copy of such eNote within the meaning of §201 of ESIGN and §16 of UETA.
“Conventional Conforming Loan” means a Mortgage Loan that conforms to Agency Guidelines. The term Conventional Conforming Loan includes Homestyle® Renovation Loans and Freddie Mac New Condo Loans but does not include a Mortgage Loan that is a Government Loan.
“Co-op Corporation” means with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to shareholders through Proprietary Leases or similar arrangements.
“Co-op Loan” means a Mortgage Loan that is secured by a Lien on and perfected security interest in Co-op Shares and the related Proprietary Lease granting exclusive rights to occupy the related Co-op Unit in the building owned by the related Co-op Corporation.
“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including the land, separate dwelling units and all common elements, all of which shall be located in any state of the United States or the District of Columbia.
“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificate.

“Co-op Unit” means, with respect to a Co-op Loan, a specific unit in a Co-op Project.
“Copy-permitted Documents” is defined in the Custodial Agreement.
“Credit File” means, with respect to a Mortgage Loan, all of the paper and documents required to be maintained pursuant to the related Takeout Commitment, if any, or the specifically related Hedging Arrangement, as applicable, and all other papers and records of whatever kind or description, whether developed or created by Seller or others, required to Originate, document or service the Mortgage Loan. For clarification purposes and without limiting the foregoing, the Credit File of an eMortgage Loan specifically includes the eMortgage Loan’s eClosing Transaction Records, information regarding the version of the eClosing System used in the Origination of such Purchased Mortgage Loan, the Mortgage and all files, documents, records, system logs, audit trail and other data and information relating to the related eNote and all other related Electronic Records throughout the life of such eMortgage Loan.
“Custodial Agreement” means the Custodial Agreement dated on or about November 18, 2016 among Administrative Agent, Seller and Custodian, as supplemented, amended or restated from time to time.
“Custodian” means Deutsche Bank National Trust Company, the Custodian under the Custodial Agreement, and its successors.
“Debt” means:
(i)    obligations created, issued or incurred by Seller for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);
(ii)    obligations of Seller to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (for other than borrowed money) within ninety (90) days of the date the related goods are delivered or services are rendered, arising in the ordinary course of business, and other than to pay accrued expenses incurred in the ordinary course of business;
(iii)    indebtedness of others secured by a Lien on Seller’s property, whether or not Seller has assumed such secured indebtedness;
(iv)    obligations (contingent or otherwise) of Seller in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of Seller;
(v)    capital lease obligations of Seller;
(vi)    obligations of Seller under repurchase agreements, sale/buy-back agreements, early purchase programs or like arrangements;

(vii)    indebtedness of others guaranteed by Seller;
(viii)    all obligations of Seller incurred in connection with the acquisition or carrying of fixed assets by Seller; and
(ix)    indebtedness of general partnerships of which Seller is a general partner;
but does not include loan loss reserves, deferred taxes arising from capitalized excess servicing fees, operating leases, Qualified Subordinated Debt, liabilities associated with Seller’s securitized Home Equity Conversion Mortgage (HECM) loan inventory where such securitization does not meet the GAAP criteria for sale treatment, obligations under Hedging Arrangements or transactions for the sale of Mortgage Loans.
“Default” means any condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.
“Defaulted Loan” means a Mortgage Loan (i) as to which any principal or interest payment or part thereof, remains unpaid for thirty (30) days or more from the original due date for such payment (whether or not Seller has allowed any grace period or extended the due date thereof by any means), (ii) as to which another material default has occurred and is continuing, (iii) as to which foreclosure proceedings have commenced, (iv) as to which an Act of Insolvency has occurred with respect to its Mortgagor or any cosigner, guarantor, endorser, surety, assumptor or grantor, or (v) that, consistent with Seller’s collection policies, has been or should be written off as uncollectible in whole or in part.
“Defective Mortgage Loan” means (i) a Mortgage Loan that is not an Eligible Mortgage Loan or (ii) a Purchased Mortgage Loan in which Administrative Agent (as agent and representative of Buyers) does not have a valid and perfected first priority security interest or that is not free and clear of any other Lien.
“Delivered Mortgage Loan” is defined in the Custodial Agreement.
“Depository” means the Federal Reserve Bank of New York or such other institution as is defined as a Depository in the glossary of the Ginnie Mae Guide, the Fannie Mae Guide or the Freddie Mac Guide, as applicable.
“Designated Jumbo Loan” means a Jumbo Loan designated by Seller in a writing delivered to Administrative Agent on or before its Purchase Date for inclusion in a Pool dedicated to be the base and backing for MBS to be issued in a securitization transaction for which J.P. Morgan Securities LLC is lead left underwriter.
“Early Repurchase Date” is defined in Section 3(j)(i).
“eClosing System” means the systems and processes used in the origination and closing of an eMortgage Loan and through which the eNote and other Mortgage Loan Documents are accessed, presented and signed electronically.

“eClosing Transaction Record” means, for each eMortgage Loan, a record of each eNote and Electronic Record presented and signed using the eClosing System and all actions relating to the creation, execution, and transferring of the eNote, and all other Electronic Records that are required to be maintained pursuant to Agency Guidelines and required to demonstrate compliance with all applicable eCommerce Laws. An eClosing Transaction Record shall include systems logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing of each eNote and Electronic Record, together with identifying information that can be used to verify the Electronic Signature and its attribution to the signer’s identity, and evidence of the signer’s agreement to conduct the transaction electronically and the signer’s execution of each Electronic Signature.
“eCommerce Laws” means the Electronic Signature In Global and National Commerce Act, Pub. L. No. 106-229, 114 Stat. 464 (codified at 15 U.S.C. §§ 7001-31), as the same may be supplemented, amended, recodified or replaced from time to time (“ESIGN”), the Uniform Electronic Transactions Act, as adopted in the relevant jurisdiction, and as may be supplemented, amended or replaced from time to time (“UETA”), any applicable state or local equivalent or similar laws and regulations, and any rules, regulations and guidelines promulgated under any of the foregoing.
“Electronic Record” means a contract or record created, generated, communicated, delivered or stored by electronic means and capable of being accurately reproduced in perceivable form.
“Electronic Tracking Agreement” means the Electronic Tracking Agreement dated May 2, 2013 by and among Administrative Agent, Seller, MERS and MERSCORP Holdings, Inc. (the “Electronic Agent”), as supplemented, amended or restated from time to time.
“Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan:
(i)    for which each of the applicable representations and warranties set forth on Exhibit B is true and correct in all material respects as of such date of determination;
(ii)    that is either a Conventional Conforming Loan, a Government Loan or a Jumbo Loan;
(iii)    that is a MERS Designated Mortgage Loan;
(iv)    that is eligible for sale to, or securitization by, an Approved Takeout Investor under its Takeout Guidelines;
(v)    whose Origination Date was no earlier than thirty (30) days before its Purchase Date;
(vi)    that has a scheduled Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Jumbo Loan (other than a Designated Jumbo Loan)	[***]
Pooled Loan	[***]
Conventional Conforming Loan	[***]
Government Loan	[***]
Aged Loan	[***]
Designated Jumbo Loan	[***]

(vii)    that does not have a Combined Loan-to-Value Ratio in excess of (i) [***] in the case of a Government Loan other than an RHS Loan, (ii) [***] in the case of an RHS Loan, (iii) [***] in the case of a Conventional Conforming Loan or an Expanded Criteria Loan, (iv) the higher of the CLTVs specified on Schedule III and Schedule III-RM for Mortgage Loans of the corresponding loan purpose, property type and minimum FICO Score in the case of a Jumbo Loan, and if its Loan-to-Value Ratio is in excess of [***],it has private mortgage insurance in an amount required by the applicable Agency Guidelines;
(viii)    if not a Jumbo Loan or a Low FICO FHA/VA Loan, whose Mortgagor has a FICO Score of at least [***];
(ix)    if a Jumbo Loan, whose Mortgagor has the FICO score of at least the lower of the minimum FICO Scores specified on Schedule III and Schedule III-RM for Jumbo Loans of a corresponding loan purpose, property type and maximum CLTV;
(x)    if a Jumbo Loan, whose Mortgagor has a debt-to-income ratio no greater than the higher of the maximum debt-to-income ratios specified on Schedule III and Schedule III-RM for Jumbo Loans of a corresponding loan purpose, product type, minimum FICO Score and maximum CLTV;
(xi)    for which, on or before its Purchase Date, its Asset Schedule has been delivered to Buyer and Custodian;
(xii)    for which, if not a Wet Loan, on or before its Purchase Date a complete Asset File has been delivered to Custodian and Buyer has received an Asset Schedule and Exception Report that includes it;
(xiii)    for which, if a Wet Loan, at or before its Wet Delivery Deadline a complete Asset File has been delivered to Custodian and Buyer has received an Asset Schedule and Exception Report that includes it;
(xiv)    if a Wet Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Wet Loans that are then subject to Transactions, is less than or equal to (i) [***] of the Facility Amount on any day that is one of the first five (5) or the last five (5) Business Days of any calendar month or (ii) [***] of the Facility Amount on any other day;

(xv)    that, if a Jumbo Loan covered by a Takeout Commitment (instead of by Hedging Arrangement), (a) is not subject to a Takeout Agreement that has expired or been terminated or cancelled by the Approved Takeout Investor or with respect to which Seller is in default and (b) has not been rejected or excluded for any reason (other than default by Administrative Agent) from the related Takeout Commitment by the Approved Takeout Investor;
(xvi)    if an ERC Mortgage Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other ERC Mortgage Loans that are then subject to Transactions, is less than or equal to [***] of the Facility Amount;
(xvii)    if a Government Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Government Loans (inclusive of all RHS Loans) that are then subject to Transactions, is less than or equal to [***].
(xviii)    if an RHS Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other RHS Loans that are then subject to Transactions, is less than or equal to [***] of the Facility Amount;
(xix)    if a Second Home Loan or an Investor Loan (other than a CL Second Home Loan or a CL Investor Loan), whose Purchase Price, when added to the sum of the Purchase Prices of all Second Home Loans and Investor Loans that are then subject to Transactions, is less than or equal to [***] of the Facility Amount;
(xx)    if a Manufactured Home Loan (other than a CL Manufactured Home Loan), whose Purchase Price, when added to the sum of the Purchase Prices of all Manufactured Home Loans that are then subject to Transactions, is less than or equal to [***] of the Facility Amount;
(xxi)    if an Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aged Loans that are then subject to Transactions, is less than or equal to [***];
(xxii)    that, if a Jumbo Loan (other than a CL Jumbo Loan), whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to [***];
(xxiii)    if a Jumbo Loan, is covered by either (i) a Takeout Commitment issued by CL or by a best efforts Takeout Commitment issued by another Approved Takeout Investor that is approved by Administrative Agent for the purchase of Jumbo Loans or (ii) Hedging Arrangements;
(xxiv)    that is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement;
(xxv)    for which the related Mortgage Note (if not an eNote) has not been out of the possession of Custodian pursuant to a Request for Documents Release requesting release to

Seller or Interim Servicer of a Mortgage Note for correction or servicing, for more than ten (10) Business Days after the date that Mortgage Note was received by Seller or Interim Servicer;
(xxvi)    for which neither the related Mortgage Note (if not an eNote) nor the Mortgage (if not an eMortgage Loan) has been out of the possession of Custodian pursuant to a Bailee Letter for more than sixty (60) calendar days or, if longer, the number of days specified in such Bailee Letter;
(xxvii)    for which, if an eMortgage Loan, the MERS® eRegistry names a Person other than Administrative Agent as the Controller, or a Person other than Custodian as the Location, of the related eNote pursuant to an eNote Control and Bailment Agreement for more than sixty (60) calendar days after the effective date of the related Transfer of Control or Transfer of Location on the MERS® eRegistry; and
(xxviii)    that is not a Defaulted Loan.
“eMortgage Loan” means a MOM Loan that is evidenced by an eNote registered on the MERS® eRegistry in compliance with the MERS® eRegistry Procedures Manual and conforms to all applicable Agency Guidelines and Takeout Guidelines.
“eNote” means a Mortgage Note that is electronically issued, created, presented and executed in accordance with the requirements of, and is a valid and enforceable Transferable Record under, applicable eCommerce Laws and otherwise conforms to all applicable Agency Guidelines and Takeout Guidelines.
“eNote Control and Bailment Agreement” means a master control and bailment agreement, by and among an Approved eMortgage Takeout Investor, Administrative Agent and Seller, setting forth the bailment terms and conditions for all Transfers of Control and Location of eNotes and deliveries of the Authoritative Copies of such eNotes, from Administrative Agent to an Approved eMortgage Takeout Investor or its designee for the purposes of such Approved eMortgage Takeout Investor’s inspection and determination whether to purchase related eMortgage Loans from Seller, all in such form and containing such terms and conditions as shall be approved by Administrative Agent.
“ESIGN” is defined in the definition of eCommerce Laws.
“eRisk Determination” is defined in Section 8(e).
“eVault” means an electronic storage system that uses computer hardware and software to store and maintain eNotes and other Electronic Records, including any and all addenda, amendments, supplements or other modifications of eNotes that are Electronic Records, in compliance with applicable eCommerce Laws, Agency Guidelines and related Takeout Guidelines.
“eVault Provider” means any third party that establishes and maintains an eVault on behalf of the Seller.

“ERC Mortgage Loan” means a Mortgage Loan originated by a Third Party Originator and acquired by Seller through Seller’s “Extended Retail Channel” that Seller has confirmed was underwritten in accordance with Seller’s underwriting standards for such TPO Loans and subject to the same underwriting standards as are specified for Mortgage Loans originated by Seller in Section 11(v), as well as all applicable Agency Guidelines. The Loan Level Representation in clause (fff) of Exhibit B is not applicable to ERC Mortgage Loans.
“ERISA” means the Employee Retirement Income Security Act of 1974, all rules and regulations promulgated thereunder and any successor statute, rules and regulations, as amended from time to time.
“Event of Default” is defined in Section 12.
“Expanded Criteria Loan” means a Conventional Conforming Loan or a Government Loan that conforms to Agency Guidelines for expanded criteria loans, including Fannie Mae’s RefiNow program Mortgage Loans and Freddie Mac’s Relief Possible program Mortgage Loans but excluding FHA, VA or RHS Home Affordable Modification Program (HAMP®) Mortgage Loans.
“Facility Amount” means the amount specified in the Side Letter.
“Fannie Mae” means the Federal National Mortgage Association or any successor.
“Fannie Mae Guide” means the Fannie Mae Selling Guide, as amended.
“FDIA” means the Federal Deposit Insurance Act, as amended from time to time.
“FDICIA” means the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended from time to time.
“FHA” means the Federal Housing Administration, a subdivision of HUD, or any successor. The term “FHA” is used interchangeably in this Agreement with the term “HUD”.
“FICO Score” means, with respect to any Mortgagor, the statistical credit score prepared by Fair Isaac Corporation, Experian Information Solutions, Inc., TransUnion LLC or such other Person as may be approved in writing by Administrative Agent in its sole discretion.
“Financial Institution” means Chase in its capacity of the bank at which the Accounts are held.
“Foreign Buyer” is defined in Section 11(g)(ii).
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor.
“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as amended.

“Freddie Mac New Condo Loan” means a Mortgage Loan that is a “New Condominium Project” as defined in the Glossary, and in Section 5701.1, of the Freddie Mac Guide and complies with Freddie Mac’s project review and eligibility requirements in Section 5701.2 of the Freddie Mac Guide subject to such variances, if any, therefrom that are either agreed to in writing between Seller and Freddie Mac or specified in a written Freddie Mac waiver.
“FTC Act” is defined in the definition of “Requirement(s) of Law”.
“Funding Account” means the blocked Seller’s account (under the sole dominion and control of Administrative Agent) with Chase styled as follows:
Rocket Mortgage, LLC
JPMorgan Chase Bank, N.A., Agent, Secured Party
Funding Account
“GAAP” means generally accepted accounting principles in the United States.
“Ginnie Mae” means the Government National Mortgage Association or any successor.
“Ginnie Mae Guide” means the Ginnie Mae MBS Guide.
“GLB Act” means the Gramm-Leach Bliley Act of 1999 (Public Law 106-102, 113 Stat 1338), as it may be amended from time to time.
“Government Loan” means a Mortgage Loan that is insured by the FHA or guaranteed by the VA or RHS. The term “Government Loan” does not include any Mortgage Loan that is a Conventional Conforming Loan.
“Governmental Authority” means and includes the government of the United States of America or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any governmental or quasi-governmental department, commission, board, bureau or instrumentality, any court, tribunal or arbitration panel.
“Hedging Arrangement” means any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement or other contract pursuant to which Seller has protected itself from the consequences of a loss in the value of a Mortgage Loan or its portfolio of Mortgage Loans because of changes in interest rates or in the market value of mortgage loan assets.
“Homestyle® Renovation Loan” means a Mortgage Loan underwritten in accordance with Fannie Mae’s financing limits and other standards and requirements for Homestyle® Renovation Loans, including those set forth in Section B5-3.2 of the Fannie Mae Guide, and eligible for purchase by Fannie Mae. None of the proceeds of a Homestyle® Renovation Loan for allowed repair and renovation costs shall be disbursed while such Mortgage Loan is subject to a Transaction. The Loan Level Representation in clause (sss) of Exhibit B is not applicable to Homestyle® Renovation Loans.
“HUD” means the U.S. Department of Housing and Urban Development or any successor department or agency. The term “HUD” is used interchangeably in this Agreement with the term “FHA”.
“Income” means, with respect to any Purchased Mortgage Loan or MBS, (i) all payments of principal, payments of interest, proceeds of Takeout Commitments, cash collections, dividends, sale or insurance proceeds and other cash proceeds received relating to the Purchased Mortgage Loan or MBS and other Mortgage Assets, (ii) any other payments or proceeds received specifically related to the Purchased Mortgage Loan or MBS and other Mortgage Assets (including any liquidation or foreclosure proceeds with respect to the Purchased Mortgage Loan and payments under any guarantees or other contracts relating to the Purchased Mortgage Loan or MBS) and (iii) all other “proceeds” as defined in Section 9-102(64) of the UCC; provided that Income shall not include any escrow withholds or escrow payments for Property Charges.
“Income Collection Account” means the blocked Seller’s account (under the sole dominion and control of Administrative Agent) with Chase styled as follows:
Rocket Mortgage, LLC
JPMorgan Chase Bank, N.A., Agent, Secured Party
Income Collection Account
“Indemnified Party” is defined in Section 16(b).
“Intercreditor Agreement” means the Intercreditor Agreement dated as of April 4, 2012, as amended, by and among Administrative Agent, Deutsche Bank National Trust Company, as depository bank and paying agent, Seller, One Reverse Mortgage, LLC, Royal Bank of Scotland, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Morgan Stanley Bank, N.A., Citibank, N.A., Barclays Bank PLC, Bank of Montreal, Banco Santander, S.A. New York Branch, and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York.
“Interim Servicer” is defined in the Custodial Agreement.
“Interim Servicing Term” is defined in Section 13(a).
“Investor Loan” means a Conventional Conforming Loan or Government Loan secured by a single family residence that is not occupied by the Mortgagor and whose underwriting, Takeout Commitment (if any), appraisal and all related documentation comply with applicable Agency Guidelines and the applicable representations in Exhibit B, in all material respects.
“IRC” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
“IRS” means the United States Internal Revenue Service.

“Joint Account” means the “Joint Custodial Account” (deposit account number QL12CM.1) that has been established by Deutsche Bank National Trust Company pursuant to and as such term is defined in the Joint Account Control Agreement.
“Joint Account Control Agreement” means the Joint Account Control Agreement dated April 4, 2012, as amended, among Administrative Agent, Deutsche Bank National Trust Company, as depository bank and paying agent, Seller, One Reverse Mortgage, LLC, Royal Bank of Scotland, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Morgan Stanley Bank, N.A., Citibank, N.A., Barclays Bank PLC, Bank of Montreal, Banco Santander, S.A. New York Branch, and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York.
“Joint Securities Account” means and includes the “Custodial Account” and the “Settlement Account” (deposit account number QL12SC.1) that have been established by Deutsche Bank National Trust Company pursuant to and as such terms are defined in the Joint Securities Account Control Agreement.
“Joint Securities Account Control Agreement” means the Joint Securities Account Control Agreement dated April 4, 2012, as amended, among Administrative Agent, Deutsche Bank National Trust Company, as depository bank and paying agent, Seller, One Reverse Mortgage, LLC, Royal Bank of Scotland, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Morgan Stanley Bank, N.A., Citibank, N.A., Barclays Bank PLC, Bank of Montreal, Banco Santander, S.A. New York Branch, and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York.
“JPM Threshold” shall have the meaning set forth in the Side Letter for such term.
“Jumbo Loan” means a Mortgage Loan (i) that conforms to all of the Agency Guidelines’ requirements for a Conventional Conforming Loan except that its original principal amount exceeds the maximum allowed by Agency Guidelines, (ii) whose:
(x)    Mortgagor’s FICO Score is at least the lower of the minimum FICO Scores; and
(y)    CLTV is no greater that the higher of the maximum CLTVs;
that are respectively specified on Schedule III and Schedule III-RM, for Jumbo Loans of a corresponding loan purpose and property type, (iii) whose Mortgagor has a debt-to-income ratio no greater than [***], (iv) that has been underwritten to the standards of the Approved Takeout Investor who issued the Takeout Commitment that covers it and (v) whose underwriting, Takeout Commitment, appraisal and all related documentation comply with applicable Agency Guidelines and the applicable representations in Exhibit B, in all material respects.
“Leverage Ratio” means the ratio of Seller’s Debt (including off balance sheet early purchase program financings) to its Adjusted Tangible Net Worth.

“Lien” means any security interest, mortgage, deed of trust, charge, pledge, hypothecation, assignment as security for an obligation, deposit arrangement as security for an obligation, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including any conditional sale or other title retention arrangement, any financing lease arrangement having substantially the same economic effect as any of the foregoing and the security interest evidenced or given notice of by the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
“Liquidity” means, at any time, Seller’s unencumbered and unrestricted cash and Cash Equivalents (including the balance on deposit in the Cash Deposit, but excluding any restricted cash or cash pledged to third parties) at such time.
“Litigation” means, as to any Person, any material action, lawsuit, investigation, claim, proceeding, judgment, order, decree or resolution pending with respect to which such Person has received service of process or, to such Person’s knowledge, threatened against such Person or the business, operations, properties or assets of such Person before, or by, any Governmental Authority.
“Loan Eligibility File” means, with respect to each Mortgage Loan, the following documents:
(i)    if a Wet Loan for which the related Settlement Agent involved in the Wet Funding (x) is Title Source, Inc., either (1) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans, or (2) a fidelity bond covering Title Source, Inc., naming Administrative Agent as loss payee, as its interest may appear, and providing Administrative Agent with a right to directly provide written notice of a claim if Seller fails to give written notice of such loss, or (y) is not Title Source, Inc., (1) a fully executed Closing Protection Letter, or (2) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans, including such Wet Loan (none of the documents referred to in clauses (x) or (y) of this sentence shall be required to be included in any Asset File); provided that up to [***] of the Wet Loans Originated by Seller in any calendar month may be settled by Settlement Agents (other than Title Source, Inc.) for which no Closing Protection Letter is applicable;
(ii)    for a Jumbo Loan that is to be sold to CL, a copy of the related CL Correspondent Channel Approval Memorandum; and
(iii)    if an eMortgage Loan, the eClosing Transaction Records, the versions of the eClosing System used in the Origination of such Purchased Mortgage Loan, the Mortgage and all files, documents, records, system logs, audit trail and other data and information relating to each related eNote and other Electronic Records throughout the life of such purchased eMortgage Loan.
“Loan Level Representation” is defined in Section 12(a)(iii).

“Loan-to-Value Ratio” or “LTV” means, for each Mortgage Loan as of the related Purchase Date, a fraction (expressed as a percentage) having as its numerator the original principal amount of the Mortgage Note and as its denominator the lesser of (x) the sales price of the related Mortgaged Property (this clause (x) is applicable only to Mortgaged Property that was purchased within twelve (12) months before its Purchase Date) and (y) the appraised value of the related Mortgaged Property indicated in the appraisal obtained in connection with the Origination of such Mortgage Loan if an appraisal is required by the relevant Agency Guidelines or Approved Takeout Investor or the value set forth in the Appraised Value Alternative with respect to those Mortgage Loans for which an appraisal is not required under the relevant Agency Guidelines.
“Location” of an eNote means the Person identified on the MERS® eRegistry as the Person that stores and maintains the Authoritative Copy of such eNote, as the Controller of such eNote or as such Controller’s designated custodian.
“Long Aged Loan” means, on any day, an Aged Loan whose Purchase Date was more than seventy-five (75) but not more than ninety (90) days before that day.
“Low FICO FHA/VA Loan” means a Government Loan (other than an RHS Loan) whose mortgagor’s FICO Score is equal to or greater than 580 and less than 620 and whose underwriting, Takeout Commitment (if any), appraisal and all related documentation comply with applicable Agency Guidelines and the applicable representations in Exhibit B, in all material respects.
“Manufactured Home” means a single-family home constructed at a factory and shipped in one or more sections to a housing site.
“Manufactured Home Loan” means a Mortgage Loan that is secured by a Mortgage on residential real estate improved with a Manufactured Home.
“Margin Amount” means at any time with respect to (i) any Purchased Mortgage Loan, the amount equal to (a) the applicable Margin Percentage for that Purchased Mortgage Loan at that time multiplied by (b) the Market Value of that Purchased Mortgage Loan at that time and (ii) any MBS, the Market Value of that MBS.
“Margin Call” is defined in Section 4(a).
“Margin Cash” is defined in Section 4(b).
“Margin Deficit” is defined in Section 4(a).
“Margin Percentage” is defined in the Side Letter.
“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Market Value” means, at any time, (i) with respect to any MBS, the fair market value of such MBS at such time as determined by Administrative Agent in its sole good faith discretion using CL’s or its successor in interest’s (or, if Administrative Agent shall have ceased using on a regular basis CL or CL’s successor in interest’s valuation services for any reason, an active secondary market participant’s (which may be a division or an Affiliate of Chase)) customary methods for determining the price of comparable MBS under the market conditions prevailing at the time of determination, and (ii) with respect to any Purchased Mortgage Loan, the price for which such Purchased Mortgage Loan could be immediately sold as a whole loan on a servicing released basis, as determined by Administrative Agent in its sole good faith discretion in accordance with the provisions of Section 4(d).
“Material Adverse Effect” means any material adverse effect upon (i) the property, business, operations or financial condition of Seller or any Material Subsidiary, (b) the ability of Seller or any Material Subsidiary to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyers, Administrative Agent or any of their respective Material Subsidiaries under any of the Transaction Documents, (e) the timely payment of amounts payable under the Transaction Documents, or (f) the Market Value or, if applicable, Takeout Value of the Purchased Mortgage Loans taken as a whole.
“Material Indebtedness” means, except with respect to the debt under the Transaction Documents, financing facilities and indebtedness with direct or indirect recourse to Seller with a Non-Chase Creditor, the maximum facility size of which exceeds the JPM Threshold.
“Material Subsidiary” means any directly or indirectly held Subsidiary of Seller whose Adjusted Tangible Net Worth equals or exceeds twenty percent (20%) of the Adjusted Tangible Net Worth of Seller and its Subsidiaries on a consolidated basis.
“Materially False Representation” is defined in Section 12(a)(iii).
“Maximum Current Advance Capacity” means, as of any date of determination:
(A)    an amount equal to the excess of the committed amount over the advanced and unpaid principal amount outstanding under Seller’s unsecured credit facility under the Credit Agreement dated December 30, 2013 between Fifth Third Bank and Seller, as amended; and
(B)    in respect of each secured mortgage warehouse or similar financing facility, including this Agreement and also including any of Seller’s other repurchase, credit or similar agreements for warehouse or similar financing of Seller’s mortgage loans or mortgage-backed securities that has been amended to provide, or in which the parties have otherwise agreed, that over/under accounts, buydown accounts or other similar accounts or deposits of Seller’s funds held by the buyer or lender under such agreement are no longer permitted, an amount equal to the excess of:

(x)    the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, including both committed and uncommitted amounts under such facility, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such facilities agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including application of any applicable haircuts); over
(y)    as applicable, the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions or advances under such agreement.
“MBS” means a modified pass-through mortgage-backed security that (or, as the context requires, securities each of which) is (i) either issued by Seller and fully guaranteed by Ginnie Mae or issued and fully guaranteed as to timely payment of interest and payment of principal by Fannie Mae or Freddie Mac; (ii) evidenced by a book entry in a depository institution having book-entry accounts at the applicable Depository; and (iii) backed by a Pool, in substantially the principal amount and with substantially the other terms as specified with respect to such MBS in the related Takeout Commitment.
“MERS” means Mortgage Electronic Registration Systems, Inc. and its successors and assigns.
“MERS Designated Mortgage Loan” means a Mortgage Loan that satisfies the definition of the term “MERS Designated Mortgage Loan” contained in the Electronic Tracking Agreement.
“MERS® eDelivery” means the electronic system, operated and maintained by MERSCORP Holdings, Inc., that is used by the MERS® eRegistry to deliver documents and data from one MERS® eRegistry member to another.
“MERS® eRegistry” means the electronic registry operated and maintained by MERSCORP Holdings, Inc., that serves as the system of record to identify the current Controller and Location of the Authoritative Copy of an eNote, and any other Person who is authorized by the Controller to make certain updates or initiate certain actions in the MERS® eRegistry on behalf of the Controller of such eNote.
“MERS® eRegistry Procedures Manual” means the MERS® eRegistry Procedures Manual issued by MERS, as amended, replaced, supplemented or otherwise modified and in effect from time to time.
“MERS® System” has the meaning given to that term in the Electronic Tracking Agreement.
“MIN” means the eighteen digit MERS Identification Number permanently assigned to each MERS Designated Mortgage Loan and, in the case of an eMortgage Loan, to its eNote.

“MOM Loan” means a MERS Designated Mortgage Loan that was registered on the MERS® System at the time of its Origination and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.
“Moody’s” means Moody’s Investors Service and any successor.
“Mortgage” means a mortgage, deed of trust or other security instrument creating a Lien on Mortgaged Property.
“Mortgage Assets” is defined in Section 6(a).
“Mortgage Finance Online” means the website maintained by Administrative Agent and used by Seller and Administrative Agent to administer the Transactions, the notices and reporting requirements contemplated by the Transaction Documents and other related arrangements.
“Mortgage Loan” means a whole mortgage loan or Co-op Loan, including an eMortgage Loan, that is secured by a Mortgage on residential real estate, and includes all of its Servicing Rights.
“Mortgage Loan Documents” means the Mortgage Note, the Mortgage and all other documents evidencing, securing, guaranteeing or otherwise related to a Mortgage Loan.
“Mortgage Note” means the original executed promissory note, including an eNote, or other primary evidence of indebtedness of a Mortgagor on a Mortgage Loan.
“Mortgaged Property” means the residential real estate securing the Mortgage Note, that shall be either (i) in the case of a Mortgage Loan that is not a Co-op Loan, a fee simple estate in the real property located in any state of the United States (including all buildings, improvements and fixtures thereon and all additions, alterations and replacements made at any time with respect to the foregoing) or (ii) in the case of a Co-op Loan, the Proprietary Lease and related Co-op Shares.
“Mortgagor” means the obligor on a Mortgage Note or the grantor or mortgagor on a Mortgage, as the context requires.
“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA and that is subject to Title IV of ERISA.
“MWF Web” means Mortgage Finance Online.
“No-cure Default” is defined in Section 12(a)(xxi).
“Non-Agency Jumbo Guidelines” means Seller’s underwriting guidelines for Jumbo Loans that are in effect as of the effective date of this Agreement, a copy of which is attached as Schedule III-RM.

“Non-Chase Creditor” means a creditor or creditors other than Chase, its Affiliates or Subsidiaries.
“Notice Officer” means William Emerson, Julie Booth and Richard Chyette and such Person, if any, that from time to time shall replace any of such named Persons as an officer of Seller and shall be identified as such replacement in a written notice given by Seller to Administrative Agent.
“Officer’s Certificate” means a certificate signed by a Responsible Officer of Seller and delivered to Administrative Agent.
“Operating Account” means the blocked Seller’s account (under the sole dominion and control of Administrative Agent) with Chase styled as follows:
Rocket Mortgage, LLC
JPMorgan Chase Bank, N.A., Agent, Secured Party
Operating Account
“Originate” or “Origination” means (x) a Person’s actions in taking applications for, underwriting and closing Mortgage Loans, or (y) when used as the verb (of any tense) in a sentence whose subject is a Mortgage Loan or Mortgage Loans, the initial closing and funding thereof.
“Origination Date” means the date of the Mortgage Note and the related Mortgage.
“Outstanding Principal Balance” of a Mortgage Loan means, at any time, the then- unpaid outstanding principal balance of such Mortgage Loan.
“Party” means Seller, each Buyer and Administrative Agent.
“Person” means an individual, partnership, corporation (including a business trust), joint- stock company, limited liability company, trust, unincorporated association, joint venture, any Governmental Authority or other entity.
“Pool” means a pool of fully amortizing first lien Mortgage Loans eligible in the aggregate to back an MBS.
“Pooled Loan” means a Mortgage Loan that is part of a Pool certified by an Agency Custodian to an Agency that will be or has been exchanged on the related Settlement Date either for cash (in a “delivery versus cash” or “swap and sell” transaction) or for an MBS backed by such Pool (a “delivery versus MBS” or “swap and hold” transaction) in accordance with the terms of the applicable Agency Guidelines.
“Pooling Date” means the date when a Pool is certified by an Agency Custodian to an Agency.

“Portal” means either (i) the JPMorgan Global Connectivity Services FTP site or (ii) a virtual data room or FTP site mutually agreed upon by Seller and Administrative Agent.
“Post-Origination Period” means the period of time between a Mortgage Loan’s Origination Date and its subsequent Repurchase Date.
“Price Differential” means with respect to any Transaction hereunder, for each month (or portion thereof) during which that Transaction is outstanding, the sum of the following amount for each day during that month (or portion thereof): the weighted average of the applicable Pricing Rates for such day multiplied by the Aggregate Purchase Price on such day divided by 360.
“Pricing Rate” means the per annum percentage rate (or rates) to be applied to determine the Price Differential, which rate (or rates) shall be determined in accordance with the Side Letter.
“Prior MRA” means the Master Repurchase Agreement dated as of May 2, 2013 among Seller (which was then a corporation named Quicken Loans Inc.), Buyers (Chase was then, as it is on the effective date of this Agreement, the only Buyer) and Administrative Agent, as amended.
“Privacy Requirements” means (a) Title V of the GLB Act, (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) any of the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 168, 170, 208, 211, 225, 263, 308 and 364 that are applicable and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s Customer Information, as such statutes and such regulations, guidelines, laws, rules and orders (the “Safeguards Rules”) may be amended from time to time.
“Property Charges” means all taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.
“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner of the Co-op Shares in such Co-op Unit.
“Purchase Date” means the date with respect to each Transaction on which the Mortgage Loans subject to such Transaction are transferred by Seller to Administrative Agent.
“Purchase Price” is defined in the Side Letter.
“Purchased Mortgage Loans” means, with respect to any Transaction, the Mortgage Loans sold by Seller to Administrative Agent (as agent and representative of Buyers) in such Transaction (each of which sales shall be on a servicing released basis), including any Additional MBS/Purchased Mortgage Loans delivered pursuant to Section 4(a) and excluding any Purchased Mortgage Loans repurchased by Seller or transferred to Seller. Except where the context requires otherwise, the term refers to all Purchased Mortgage Loans under all Transactions.
“QM Rule” shall mean 12 CFR 1026.43(d) or (e), or any successor rule or regulation, including all applicable official staff commentary.
“Qualified Mortgage Loan” shall means a Mortgage Loan that satisfies the criteria of a “qualified mortgage” as set forth in the QM Rule.
“Qualified Subordinated Debt” means, with respect to any Person, all unsecured Debt of such Person, for borrowed money, that is, by its terms or by the terms of a subordination agreement (which terms shall have been approved by Administrative Agent), in form and substance satisfactory to Administrative Agent, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to Administrative Agent and Buyers under the Transaction Documents and which terms or subordination agreement, as applicable, include, among other things, standstill and blockage provisions approved by Administrative Agent, restrictions on amendments without the consent of Administrative Agent, non-petition provisions and maturity date or dates for any principal thereof at least 395 days after the date hereof.
“Recognition Agreement” means, with respect to a Co-op Loan, an agreement among a Co-op Corporation, a lender and a Mortgagor whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan and (ii) make certain agreements with respect to such Co-op Loan.
“Remittance Date” means the 15th day of each month, or if such day is not a Business Day, the next succeeding Business Day.
“Repurchase Date” means, with respect to each Transaction, the date on which Seller is required to repurchase (or the earlier date, if any, on which Seller electively repurchases) from Administrative Agent the Purchased Mortgage Loans or MBS that are subject to that Transaction. The Repurchase Date shall occur (i) for Transactions terminable on a date certain, on the date specified in the Confirmation and (ii) for repurchases of Defective Mortgage Loans under Section 3(j), the Early Repurchase Date; provided that in any case, the Repurchase Date with respect to each Transaction shall occur no later than the earlier of (A) the Termination Date and (B) for (i) each MBS, three (3) Business Days after its Settlement Date, (ii) each Pooled Loan (whether or not its Pool has been exchanged for cash or an MBS) or other Purchased Mortgage Loan except an Aged Loan or a Designated Jumbo Loan, sixty (60) days after its Purchase Date, (iii) each Aged Loan, ninety (90) days after its Purchase Date and (iv) each Designated Jumbo Loan, one hundred eighty (180) days after its Purchase Date.
“Repurchase Price” means (i) for each Purchased Mortgage Loan on any day, the price for which such Purchased Mortgage Loan is to be resold to Seller by Administrative Agent (as agent and representative of Buyers) upon termination of the Transaction in which Administrative Agent purchased it (including a Transaction terminable on demand), which is (x) its Purchase Price minus (y) the sum of all cash, if any, theretofore paid by Seller into the Operating Account to cure the portion of any Margin Deficit that Administrative Agent, using any reasonable method of allocation, attributes to such Purchased Mortgage Loan plus (z) its accrued and unpaid Price Differential on that day; provided that such accrued Price Differential may be paid on a day other than the Repurchase Date in accordance with the terms of this Agreement, and (ii) for each MBS, the sum of the Repurchase Prices that would be applicable to the Purchased Mortgage Loans in the Pool that backs such MBS if such Pool had not been securitized and such Purchased Mortgage Loans were still held by Administrative Agent (as agent and representative of Buyers).
“Request for Documents Release” is defined in the Custodial Agreement.
“Required Amount” is defined in Section 5(b).
“Requirement(s) of Law” means any applicable law, treaty, ordinance, decree, requirement, order, judgment, rule, regulation or licensing requirement (or interpretation of any of the foregoing) of any Governmental Authority having jurisdiction over any Buyer, Administrative Agent, Seller or any Approved Takeout Investor, any of their respective Subsidiaries or their respective properties or any agreement by which any of them is bound, including, to the extent applicable:
    Equal Credit Opportunity Act and Regulation B, promulgated thereunder;
    Fair Housing Act;
    The GLB Act and Regulation P promulgated thereunder;
    Fair Credit Reporting Act and Regulation V promulgated thereunder;
    Home Mortgage Disclosure Act and Regulation C promulgated thereunder;
    Section 5 of the Federal Trade Commission Act (the “FTC Act”) (prohibiting unfair or deceptive acts or practices);
    Truth In Lending Act and Regulation Z promulgated thereunder, including the TILA-RESPA Integrated Disclosure Rule;
    Qualified Mortgage/Ability to Repay Rule;
    Real Estate Settlement Procedures Act and Regulation X promulgated thereunder;
    Home Ownership and Equity Protection Act and applicable portions of Regulation Z promulgated thereunder;
    Electronic Fund Transfer Act and Regulation E promulgated thereunder;
    National Flood Insurance Act;
    Servicemembers Civil Relief Act;

    eCommerce Laws;
    CARES Act; and
any applicable state or local equivalent or similar laws and regulations.
“Rescission” means the Mortgagor’s exercise of any right to rescind the related Mortgage Note and related documents pursuant to applicable law.
“Responsible Officer” means (i) as to Custodian, any managing director, director, associate, principal, vice president, assistant vice president, trust officer or any other officer of Custodian customarily performing functions similar to those performed by any of the above designated officers or any other officer of Custodian having responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) as to any other Person, the chief executive officer, the president, any executive vice president, senior vice president or vice president, or, with respect to financial matters, the chief financial officer of such Person; provided that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer’s behalf as reflected in a by-law, corporate resolution or similar document and an incumbency certificate or signature on an updated list of Responsible Officers.
“RHS” means the Rural Housing Service of the Rural Development Agency of the United States Department of Agriculture or any successor.
“RHS Loan” means a Mortgage Loan guaranteed by RHS.
“Rock Holdings” means Rock Holdings Inc., the owner, as of the date of this Agreement, of one hundred percent (100%) of the capital stock of Seller.
“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor.
“Second Home Loan” means a Conventional Conforming Loan or Government Loan secured by a single family residence that is occupied by the Mortgagor but is not the Mortgagor’s principal residence and whose underwriting, Takeout Commitment, if any, appraisal and all related documentation comply with applicable Agency Guidelines and the applicable representations in Exhibit B, in all material respects.
“SEC” is defined in Section 29(a).
“Secure Directory” is defined in the Custodial Agreement.
“Seller” is defined in this Agreement’s preamble.
“Seller’s Accounts” means each of the Funding Account and the Operating Account.

“Seller’s Customer” means any natural person who has applied to Seller for a financial product or service, has obtained any financial product or service from Seller or has a Mortgage Loan that is serviced or subserviced by Seller.
“Seller’s Customer Information” means any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s personal information or identity, including such Seller’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer has a relationship with Seller.
“Seller’s eVault” means an eVault established and maintained by Seller or by an eVault Provider on Seller’s behalf. For the avoidance of doubt, the Seller’s eVault is different from the Administrative Agent’s eVault.
“Servicing File” means with respect to each Mortgage Loan, all documents relating to its servicing, which may consist of (i) copies of the documents contained in the related Credit File, Asset File and Loan Eligibility File, as applicable, (ii) copies of the credit documentation relating to the underwriting and closing of such Mortgage Loan(s), (iii) copies of all related documents and correspondence, (iv) copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation and payment history records, (v) all other information or materials necessary or required to board such Mortgage Loan onto the applicable servicing system and (vi) all other related documents required to be delivered pursuant to any of the Transaction Documents.
“Servicing Records” means all servicing records created and/or maintained by Seller in its capacity as interim servicer for Administrative Agent (as agent and representative of Buyers) with respect to a Purchased Mortgage Loan, including any and all servicing agreements, files, documents, records, databases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records and any other records relating to or evidencing its servicing, including for eMortgage Loans, the eClosing Transaction Record and any other files, documents, records, data and information required under applicable Agency Guidelines to be created or maintained by a servicer of eMortgage Loans.
“Servicing Rights” means all rights and interests of Seller or any other Person, whether contractual, possessory or otherwise, to service, administer and collect Income with respect to Mortgage Loans, and all rights incidental thereto.
“Settlement Agent” means a title company, title insurance agent, escrow company or attorney that is acceptable to Administrative Agent in its reasonable discretion and that is (i) a division, subsidiary or licensed agent of a title insurance underwriter reasonably acceptable to Administrative Agent (each of Amrock, Inc. and its Subsidiaries is acceptable to Administrative Agent) and (ii) insured against errors and omissions in such amounts and covering such risks as are at all times customary for its business and with industry standards, to which the proceeds of any purchase of a Mortgage Loan are to be wired in accordance with local law and practice in the jurisdiction where such Mortgage Loan is being Originated.

“Settlement Date” means the date that the sale of an MBS is settled and funds are paid or transferred.
“Side Letter” means the letter agreement dated as of the date hereof between Seller and Administrative Agent and Buyers, as supplemented, amended or restated from time to time.
“SIPA” is defined in Section 29(a).
“Special Confidential Information” is defined in Section 30 of this Agreement.
“Stock Power” means, with respect to a Co-op Loan, an assignment of the stock certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subservicer” is defined in Section 13(a)(ii).
“Subservicer Instruction Letter” means a letter agreement between Seller and each Subservicer substantially in the form of Exhibit F.
“Subservicing Agreement” is defined in Section 13(a)(ii).
“Subsidiary” means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock (or equivalent equity interest) entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Successor Servicer” is defined in Section 13(e).
“Takeout Agreement” means an agreement between an Approved Takeout Investor and Seller, pursuant to which such Approved Takeout Investor has committed to purchase from Seller certain of the Purchased Mortgage Loans or MBS, as such agreement may be supplemented, amended or restated from time to time, and which, if for a Jumbo Loan, is in form and substance acceptable to Administrative Agent.
“Takeout Commitment” means, with respect to each Approved Takeout Investor, the commitment to purchase a Purchased Mortgage Loan or MBS created from a Pool of Purchased Mortgage Loans pursuant to a Takeout Agreement, and that specifies (a) the type of Purchased Mortgage Loan or MBS to be purchased, (b) a purchase date or purchase deadline date and (c) a purchase price or the criteria by which the purchase price will be determined.
“Takeout Guidelines” means (i) the eligibility requirements established by the Approved Takeout Investor that must be satisfied by a Mortgage Loan originator to sell Mortgage Loans or MBS to, or securitize Mortgage Loans with, the Approved Takeout Investor and (ii) the specifications that a Mortgage Loan or MBS must meet, and the requirements that it must satisfy, to qualify for the Approved Takeout Investor’s program of Mortgage Loan purchases, or MBS purchases or securitizations, as such requirements and specifications may be revised, supplemented or replaced from time to time.

“Takeout Value” means, with respect to any MBS or to any Purchased Mortgage Loan that is specifically allocated to a Takeout Commitment, the price that an Approved Takeout Investor has agreed to pay Seller for such MBS or Purchased Mortgage Loan. For clarity, Takeout Value is not an applicable factor in determining the value for any purpose of an MBS or a Purchased Mortgage Loan that is not specifically allocated to a Takeout Commitment.
“Tax Dividend” means as to any taxable period of Seller for which Seller is a Qualified Subchapter S Subsidiary or other pass-through entity for tax purposes, an annual or quarterly distribution intended to enable each shareholder of Rock Holdings to pay federal and state income taxes attributable to such shareholder resulting solely from the allocated share of income of Rock Holdings for such period.
“Termination Date” means the earliest of:
(i)    the Business Day, if any, that Seller designates as the Termination Date by written notice given to Administrative Agent at least thirty (30) days before such date;
(ii)    the Business Day that Administrative Agent designates as the Termination Date by written notice given to Seller after the date (if any) of Dan Gilbert’s death or disability, which notice Administrative Agent shall have the right to give only if Administrative Agent has not sooner approved in writing the new voting control (if any) of Rock Holdings and Seller’s new senior management team, which voting control or executive management team (or both) shall have been established as a direct or indirect result or consequence of, or in response to, Dan Gilbert’s death or disability and which Termination Date must be at least one hundred eighty (180) days after the date of his death or disability and at least ten (10) Business Days after the date of such written notice by Administrative Agent;
(iii)    the date of declaration of the Termination Date pursuant to clause (vi) of Section 12(c); and
(iv)    August 1, 2026.
“Third Party Originator” means any Person, other than a permanent employee of Seller, who takes applications for or underwrites a Mortgage Loan.
“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule adopted by the CFPB, as amended.
“TPO Loan” means a Mortgage Loan that a Third Party Originator has underwritten or for which a Third Party Originator has taken the application.
“Transaction” is defined in Section 1.
“Transaction Documents” means this Agreement (including all exhibits and schedules attached hereto), each Confirmation, the Side Letter, the Custodial Agreement, each Bailee Letter, each Trust Release Letter, each Trust Receipt, each Asset Schedule and Exception Report, each Request for Documents Release, the Electronic Tracking Agreement, each Takeout

Agreement, each Takeout Commitment, each Closing Protection Letter or fidelity bond in respect of a Settlement Agent and each deposit account agreement, other agreement, document or instrument executed or delivered in connection therewith, in each case as supplemented, amended, restated or replaced from time to time.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transferable Record” has the meaning assigned to the term “transferable record” in §16 of UETA, §201 of ESIGN (codified at 15 U.S.C. § 7021), and other applicable eCommerce Laws.
“Trust Receipt” is defined in the Custodial Agreement.
“Trust Release Letter” means a Request for Documents Release that requests release of part or all of an Asset File to Seller or Interim Servicer for servicing or correction of deficiencies and errors pursuant to Section 5 (Release for Servicing or Correction) of the Custodial Agreement. For the avoidance of doubt, a Request for Documents Release that requests release of part or all of an Asset File pursuant to either (i) Section 6 (Release for Payment) of the Custodial Agreement (for a Purchased Mortgage Loan that has been paid in full, liquidated, repurchased or no longer subject to this Agreement for any reason) or (ii) Section 7 (Release of Purchased Mortgage Loans for Funding by Approved Takeout Investor) of the Custodial Agreement (for a Purchased Mortgage Loan to be shipped to an Approved Bailee for purchase by an Approved Takeout Investor under cover of a Bailee Letter), is not a Trust Release Letter.
“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.
“UETA” is defined in the definition of eCommerce Laws.
“VA” means the U.S. Department of Veterans Affairs or any successor department or agency.
“Wet Delivery Deadline” means, with respect to each Wet Loan that is a CEMA Loan, the thirteenth (13th) Business Day, and for any other Wet Loan, the sixth (6th) Business Day following the Purchase Date for such Wet Loan (counting the Purchase Date as the first Business Day), or such later Business Day as Administrative Agent, in its sole discretion, may specify from time to time.

“Wet Funding” means the purchase by Administrative Agent (as agent and representative of Buyers) of a Mortgage Loan that is Originated by Seller on or about the Purchase Date, pursuant to which Seller is permitted to use the Purchase Price proceeds to close the Mortgage Loan before Custodian’s receipt of the complete Asset File.
“Wet Loan” means a Purchased Mortgage Loan that is not an eMortgage Loan, for which the completed Asset File was not delivered to Custodian before funding of the related Purchase Price.
(b)    Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2(b) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. Any capitalized term used in the Side Letter and used, but not defined differently, in this Agreement has the same meaning here as there. A reference in this Agreement to a Section, Exhibit or Schedule is, unless otherwise specified, a reference to a Section, of, or an Exhibit or Schedule to, this Agreement. “Indorse” and correlative terms used in the Uniform Commercial Code may be spelled with an initial “e” instead of “i”. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as supplemented, amended, novated, restated or replaced, except to the extent prohibited by any Transaction Document. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any other means that permits the recipient to reproduce words in a tangible and visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. An Event of Default exists and shall be deemed to be “continuing” until it has been waived in writing by the appropriate Person or Persons or has been timely cured. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” and correlative terms are not limiting and mean “including without limitation”, whether or not that phrase is stated. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”. If a day for payment or performance specified by, or determined in accordance with, the provisions of this Agreement is not a Business Day, then the payment or performance will instead be due on the Business Day next following that day. Unless otherwise specifically provided, all determinations by Administrative Agent shall be in its reasonable, good faith discretion. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters; all such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if either Seller or Administrative Agent gives notice to the other of them that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the effective date of this Agreement in GAAP or in its application on the operation of such provision, whether any such notice is given before or after such change in GAAP or in its application, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise specifically provided, all accounting calculations shall be made on a consolidated basis. Except where otherwise provided in this Agreement, references herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Seller. Except where otherwise provided in this Agreement, any determination, statement or certificate by Administrative Agent or an authorized officer of Administrative Agent or any of its Affiliates provided for in this Agreement that is made reasonably and in good faith and in the manner provided for in this Agreement shall be conclusive and binding on the parties in the absence of manifest error. A reference to an agreement includes a security agreement, guarantee, agreement or legally enforceable arrangement, whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document executed in connection therewith. Where Seller is required by this Agreement to provide any document to Administrative Agent, it shall be provided in writing or printed form or in electronic form, unless otherwise provided in this Agreement. This Agreement and the other Transaction Documents are the result of negotiations between Buyers and Administrative Agent on the one hand and Seller (and Seller’s related parties) on the other, and are the product of all Parties. In the interpretation of this Agreement and the other Transaction Documents, no rule of construction shall apply to disadvantage one Party on the ground that such Party originated, proposed, drafted, presented or was involved in the preparation of any particular provision of this Agreement or of any other Transaction, or of this Agreement or such other Transaction Document itself. Seller and Buyers may be party to other mutual agreements and nothing in this Agreement shall be construed to restrict or limit any right or remedy under any such other agreement, and nothing in any such other agreement shall be construed to restrict or limit any right or remedy under this Agreement, except to the extent, if any, specifically provided herein or therein. Except where otherwise expressly stated, Administrative Agent may (i) give or withhold, or give conditionally, approvals and consents, (ii) be satisfied or unsatisfied and (iii) form opinions and make determinations, in each case in Administrative Agent’s reasonable, good faith discretion. A reference to “good faith” means good faith as defined in §1-201(19) of the UCC as in effect in the State of New York. Any requirement of good faith, reasonableness, discretion or judgment by Administrative Agent or any Buyer shall not be construed to require Administrative Agent or such Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller or any other Person or the Purchased Mortgage Loans themselves. Administrative Agent may waive, relax or strictly enforce any applicable deadline at any time and to such extent as Administrative Agent shall elect, and no waiver or relaxation of any deadline shall be applicable to any other instance or application of that deadline or any other deadline, and no such waiver or relaxation, no matter how often made or given, shall be evidence of or establish a custom or course of dealing different from the express provisions and requirements of this Agreement.
3.    Initiation; Confirmations; Termination
(a)    Uncommitted Facility; Initiation. The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement to the contrary, the facility provided under this Agreement is an uncommitted facility, and Buyers (and Administrative Agent) shall have no obligation to enter into any Transactions with respect thereto. Buyers may, in their sole discretion, from time to time as requested by Seller, enter into Transactions, so long as the Aggregate Purchase Price for all Purchased Mortgage Loans acquired by Buyers does not exceed the Facility Amount. Any agreement to enter into a Transaction shall be made in writing or electronically at the initiation of Seller through the MWF Web before the Termination Date. If Seller desires to enter into a Transaction, Seller shall deliver to Administrative Agent no earlier than three (3) Business Days before, and no later than 3:30 p.m., Houston, Texas time, on, the proposed Purchase Date, a request for Administrative Agent (as agent and representative of Buyers) to purchase an amount of Eligible Mortgage Loans on such Purchase Date. All such purchases shall be on a servicing released basis and shall include the Servicing Rights with respect to such Eligible Mortgage Loan. Such request shall state the Purchase Price and shall include the Confirmation related to the proposed Transaction. Each Confirmation shall include an Asset Schedule listing the Mortgage Loans that Seller proposes to sell to Administrative Agent (as agent and representative of Buyers), for Administrative Agent to confirm acceptance of the proposed Transaction.
(b)    Purchase. Subject to the terms of the Side Letter and satisfaction of the conditions precedent set forth in this Section 3 and in Section 7, on the requested Purchase Date for each Transaction (or, if requested by Seller, on the Business Day immediately before such requested Purchase Date), Administrative Agent may, in its sole discretion, transfer to Seller — for a newly Originated Eligible Mortgage Loan, by transferring funds to the designated Settlement Agent, and for other Eligible Mortgage Loans, by transferring funds to the prior lender or repurchase agreement counterparty, or to Seller, as applicable — an amount of Buyers’ funds equal to the Purchase Price for purchase of each Eligible Mortgage Loan that is the subject of such Transaction on that Purchase Date, less any amounts to be netted against such Purchase Price in accordance with the Transaction terms and this Agreement. Such transfer of funds to the Settlement Agent to be used to fund the Mortgage Loan, or to the prior lender or repurchase agreement counterparty, or to Seller, as applicable, and if applicable, such permitted netting of amounts for value, for any Transaction will constitute full payment by Buyers of the Purchase Price for such Mortgage Loan. Within five (5) Business Days (twelve (12) calendar days for Wet Funding CEMA Loans) following the Purchase Date, Seller shall (i) take such steps as are necessary and appropriate to effect the transfer to Administrative Agent on the MERS® System of the Purchased Mortgage Loans so purchased, and to cause Administrative Agent to be designated as “Interim Funder” on the MERS® System with respect to each such Purchased Mortgage Loan and (ii) in the case of a Wet Funding, deliver all remaining items of the related Asset File to Custodian. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Administrative Agent and Buyers shall have no obligation to enter into any Transaction on or after the Termination Date. Seller may (i) initially request less than one hundred percent (100%) of the Purchase Price for any one or more Purchased Mortgage Loans, (ii) repay part of the Purchase Price therefor to Administrative Agent (for Buyers’ account) or (iii) both, and may subsequently request (through Administrative Agent) that Buyers fund (or re-fund) the balance of the Purchase Price to Seller, and in either case so long as both (x) no Default or Event of Default has occurred and is continuing, and (y) Buyers would be committed to fund (or re-fund) such balance if it were a new Transaction, Buyers, acting through Administrative Agent, will fund (or re-fund) so much of such balance as Seller shall request.
(c)    Confirmations. The Confirmation for each Transaction shall (i) include the Asset Schedule with respect to the Mortgage Loans subject to such Transaction, (ii) identify Administrative Agent and Seller and (iii) set forth (A) the Purchase Date, (B) the Purchase Price, (C) the latest Repurchase Date applicable to such Mortgage Loans, (D) the Pricing Rates applicable to the Transaction and (E) any additional terms or conditions of the Transaction mutually agreeable to Administrative Agent and Seller. In the event of any conflict between the terms of a Confirmation that has been affirmatively accepted by Administrative Agent and this Agreement, such accepted Confirmation shall prevail.
(d)    Failed Fundings. Seller agrees to report to Administrative Agent by facsimile transmission or electronic mail by the earlier of (x) one (1) Business Day after the Cash Manager has actual knowledge of such failure and (y) three (3) Business Days after the related Purchase Date, any Mortgage Loans that failed to be funded to the related Mortgagor, otherwise failed to close for any reason or failed to be purchased hereunder. Seller further agrees to (i) return, or cause the Settlement Agent to return, to the Funding Account, for refunding to Administrative Agent for Buyers’ accounts, the portion of the Purchase Price allocable to such Mortgage Loans by the earlier of (x) one (1) Business Day after the Cash Manager has actual knowledge of such failure and (y) three (3) Business Days after the related Purchase Date, and (ii) indemnify Buyers and Administrative Agent for any loss, cost or expense incurred by them as a result of the failure of such Mortgage Loans to close or to be delivered to Administrative Agent.
(e)    Accrual and Payment of Price Differential. The Price Differential for each Transaction shall accrue during the period commencing on (and including) the day when the Purchase Price is transferred into the Funding Account (or otherwise paid to Seller) for such Transaction and ending on (but excluding) the day when the Repurchase Price is paid to Administrative Agent. Accrued Price Differential for each Purchased Mortgage Loan shall be due and payable (i) on each Remittance Date, (ii) when any Event of Default occurs and (iii) on each Business Day after any Event of Default occurs and so long as it is continuing, to and excluding the day that the Repurchase Price therefor shall be paid to Administrative Agent.
(f)    Repurchase Required. Seller shall repurchase from Administrative Agent Purchased Mortgage Loans conveyed to Administrative Agent and MBS issued in exchange for Pools of Purchased Mortgage Loans, on or before each related scheduled Repurchase Date and may electively sooner repurchase Purchased Mortgage Loans and MBS. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan. If such Repurchase Price is paid by Seller on or before termination of this Agreement, shipment of the related Purchased Mortgage Loans to an Approved Takeout Investor or an Agency Custodian pursuant to Section 17 or Administrative Agent’s liquidation of the Purchased Mortgage Loans pursuant to Section 12, Administrative Agent shall transfer such Purchased Mortgage Loans to Seller. Seller is obligated to obtain Purchased Mortgage Loans and MBS not shipped to an Approved Takeout Investor or an Agency Custodian from Administrative Agent or its designee on the related Repurchase Date.

(i)    Cash Repurchase. On the Repurchase Date of Purchased Mortgage Loans being repurchased for cash (including any Pool of Purchased Mortgage Loans that will be exchanged on an MBS Settlement Date in a “delivery versus cash” or “swap and sell” transaction), termination of the Transaction will be effected by resale to Seller or its designee by Administrative Agent (as agent and representative of Buyers) of the Purchased Mortgage Loans on a servicing released basis against (1) Seller’s submission to Administrative Agent of a Completed Repurchase Advice and (2) payment of the Repurchase Price by Seller’s wiring it or causing it to be wired to the Funding Account. After receipt of the payment (for Buyers’ accounts) of the Repurchase Price from Seller, Administrative Agent shall transfer such Purchased Mortgage Loans and the related Mortgage Loan Documents to Seller or its designee or release all of its interests in the related Pool and deliver, or cause to be delivered, to Seller, its designee or the Agency Custodian for such Pool, as applicable, all Mortgage Loan Documents previously delivered to Administrative Agent and take such steps as are necessary and appropriate to effect the transfer of the Purchased Mortgage Loan to Seller or its designee on the MERS® System, the MERS® eRegistry or both, as applicable. All such transfers from Administrative Agent to Seller or Seller’s designee, including any Transfer of Location or other transfer on the MERS® eRegistry, that result in the Transfer of Control of an eNote, are and shall be without recourse and without (i) any of the liabilities of an indorser under UCC §3-414, by analogy or otherwise, (ii) any of the transfer warranties of UCC §3-417, or (iii) any other warranty, express or implied.
(ii)    Pool Securitization and Repurchase of MBS Created from the Pool. On the Repurchase Date for a Pool of Purchased Mortgage Loans that is being securitized in a “delivery versus MBS” or “swap and hold” transaction, termination of the Transaction, and the simultaneous initiation of a new Transaction whose subject will be the MBS created from such Pool, will be effected by Administrative Agent’s delivery of such Pool to the relevant Agency Custodian against delivery to Buyer of the MBS created from such Pool. On the Repurchase Date for such MBS, termination of such new Transaction will be effected by Seller’s wiring the Repurchase Price for such MBS, or causing it to be wired, to the Funding Account and causing the other elements of a Completed Repurchase Advice (those being items (iii) and (iv) in the definition of that term in Section 2(a)) to be delivered to Administrative Agent, whereupon Administrative Agent will transfer the MBS to the relevant Approved Takeout Investor, Seller or its designee, as applicable.
(g)    No Obligation to Transfer Purchased Mortgage Loans or MBS After Termination. Notwithstanding the foregoing or any other provision to the contrary in this Agreement or any other Transaction Document, Administrative Agent shall not be obligated to transfer any Purchased Mortgage Loans or MBS to Seller or any Seller’s designee after the termination of this Agreement or liquidation by Administrative Agent (as agent and representative of Buyers) of the Purchased Mortgage Loans, in each case pursuant to Section 12, except to the extent that the net proceeds of such Purchased Mortgage Loan or MBS received by Administrative Agent (as agent and representative of Buyers) exceed Seller’s obligations, liabilities and indebtedness under each of the Transactions and the Transaction Documents, or to the extent required by Bankruptcy Code Section 559 if that is less.

(h)    Completed Repurchase Advice. If Administrative Agent receives the Completed Repurchase Advice with respect to a Purchased Mortgage Loan or MBS at or before 3:00 p.m. Houston, Texas time, on any Business Day, then the Repurchase Date for that Purchased Mortgage Loan or MBS will be that same day. If Administrative Agent receives the Completed Repurchase Advice with respect to any Purchased Mortgage Loan or MBS after 3:00 p.m. Houston, Texas time, on any Business Day, then the Repurchase Date for that Purchased Mortgage Loan or MBS will be the next Business Day. In connection with any repurchase pursuant to a Completed Repurchase Advice, Administrative Agent will debit the Funding Account and, if necessary, the Operating Account for the amount of the Repurchase Price (less any amount of Price Differential to be paid on the next Remittance Date). Without limiting Seller’s obligations hereunder, at any time after the occurrence and during the continuance of a Default or an Event of Default, except for repurchases of individual Mortgage Loans or Pools being sold to Approved Takeout Investors, Seller shall not be permitted to repurchase less than all of the Purchased Mortgage Loans without the prior written consent of Administrative Agent, which may be granted or withheld in Administrative Agent’s sole discretion.
(i)    Reliance. With respect to any Transaction, Administrative Agent may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Administrative Agent reasonably believes to have been given or made by a Person authorized to enter into a Transaction on Seller’s behalf.
(j)    Defective Mortgage Loans.
(i)    If, after Administrative Agent (as agent and representative of Buyers) purchases a Mortgage Loan, Administrative Agent determines or receives notice (whether from Seller or otherwise) that a Purchased Mortgage Loan is (or has become) a Defective Mortgage Loan, Administrative Agent shall promptly notify Seller, and Seller shall repurchase such Purchased Mortgage Loan at the Repurchase Price on the Early Repurchase Date (as such term is defined below).
(ii)    If Seller becomes obligated to repurchase a Mortgage Loan pursuant to Section 3(j)(i), Administrative Agent shall promptly give Seller notice of such repurchase obligation and a calculation of the Repurchase Price therefor. On the same day Seller receives such notice if given at or before 10:00 a.m., Houston, Texas time, or on the next Business Day if such notice is given after 10:00 a.m. (such day, the “Early Repurchase Date”), Seller shall repurchase the Defective Mortgage Loan by paying Administrative Agent (for Buyers’ accounts) the Repurchase Price therefor, and shall submit a Completed Repurchase Advice. Administrative Agent is authorized to charge any of Seller’s Accounts for such amount unless the Parties have agreed in writing to a different method of payment and Seller has paid such amount by such agreed method. If Seller’s Accounts do not contain sufficient funds to pay in full the amount due Buyers under this Section 3(j)(ii), or if the amount due is not paid by any applicable alternative method of payment previously agreed to by the Parties, Seller shall promptly deposit funds in the Operating Account sufficient to pay such amount due Buyers and notify Administrative Agent of such deposit. If such Repurchase Price is paid by Seller on or before termination of this Agreement, shipment of the related Purchased Mortgage Loans to an

Approved Takeout Investor or an Agency Custodian pursuant to Section 17 or Section 12, Administrative Agent shall transfer such Purchased Mortgage Loans to Seller and deliver, or cause to be delivered, to Seller all documents for the Mortgage Loan previously delivered to Administrative Agent or Custodian and take such steps as are necessary and appropriate to effect the transfer of the Purchased Mortgage Loan to Seller on the MERS® System and, in the case of an eMortgage Loan, on the MERS® eRegistry.
4.    Margin Maintenance
(a)    Margin Deficit. If at any time the aggregate Margin Amounts of all Purchased Mortgage Loans and MBS then subject to Transactions is less than the sum of their Repurchase Prices, a margin deficit (a “Margin Deficit”) will exist. If at any time the Margin Deficit is greater than the Cash Deposit balance by more than [***], Administrative Agent, by notice to Seller (a “Margin Call”), may require Seller to transfer to Administrative Agent (for Buyers’ accounts) (x) cash or (y) if Administrative Agent is willing to accept them in lieu of cash, MBS and/or additional Eligible Mortgage Loans reasonably acceptable to Administrative Agent (“Additional MBS/Purchased Mortgage Loans”) or (z) a combination, to the extent (if any) acceptable to Administrative Agent, of cash and Additional MBS/Purchased Mortgage Loans, so that immediately after such transfer(s), the sum of (i) the aggregate of the Margin Amounts of all Purchased Mortgage Loans and MBS for all Transactions outstanding at that time, including any such Additional MBS/Purchased Mortgage Loans, plus (ii) the then- balance of the Cash Deposit, plus (iii) such cash, if any, so transferred to Administrative Agent, will be at least equal to the aggregate Repurchase Price of all Purchased Mortgage Loans and MBS then subject to Transactions.
(b)    Margin Maintenance. If notice of a Margin Call is given at or before 10:00 a.m. Houston, Texas time on a Business Day, Seller shall transfer cash and/or, if acceptable to Administrative Agent, Additional MBS/Purchased Mortgage Loans, to Administrative Agent before 5:00 p.m. Houston, Texas time on the date of such notice, and if such notice is given after 10:00 a.m. Houston, Texas time on a Business Day, Seller shall transfer such cash and/or Additional MBS/Purchased Mortgage Loans before 9:30 a.m. Houston, Texas time on the Business Day following the date of such notice. All cash required to be delivered to Administrative Agent pursuant to this Section 4(b) (“Margin Cash”) shall be deposited by Seller into the Operating Account and, provided that no Event of Default has occurred and is continuing, shall be held by Administrative Agent (as agent and representative of Buyers) in the Operating Account as security for the Seller’s obligations hereunder or, at Administrative Agent’s option, applied by Buyers to reduce pro rata the Repurchase Prices of all Purchased Mortgage Loans that are then subject to outstanding Transactions. If Margin Cash delivered to Administrative Agent is so held in the Operating Account, Administrative Agent shall give Seller credit against Price Differential due from Seller for each month that such Margin Cash is so held in an amount equal to (x) a rate per annum equal to (i) the weighted average Pricing Rate applicable to the Purchased Mortgage Loans that are subject to outstanding Transactions during that month minus (ii) the per annum rate applied by Chase for that month to the reserve-adjusted balances of Seller’s deposit accounts with Chase to determine earnings credits applicable to treasury and other services provided by Chase to Seller in that month, times (y) the average balance of Margin Cash held in the Operating Account in that month. Following the occurrence and during the continuance of any Event of Default, any such cash, the Cash Deposit or both may be applied to reduce the Repurchase Price of such Purchased Mortgage Loans as Administrative Agent shall select, with the amount to be applied to the Repurchase Price of any particular Purchased Mortgage Loan to be determined by Administrative Agent, using such reasonable method of allocation as Administrative Agent shall elect in its sole discretion at the time. Administrative Agent’s election, in its sole and absolute discretion, not to make a Margin Call at any time when the Margin Deficit is greater than the Cash Deposit balance by more than [***], shall not in any way limit or impair its right to make a Margin Call at any other time that such a Margin Deficit exists (or still exists).
(c)    Margin Excess. If on any day after Seller has transferred cash or Additional MBS/Purchased Mortgage Loans to Administrative Agent pursuant to Section 4(b), the sum of (i) the cash paid to Administrative Agent, (ii) the balance of the Cash Deposit and (iii) the aggregate of the Margin Amounts of all Purchased Mortgage Loans and MBS for all Transactions outstanding at that time, including any such Additional MBS/Purchased Mortgage Loans, exceeds the sum of the Repurchase Prices of all Purchased Mortgage Loans and MBS then subject to Transactions by more than [***], then at the request of Seller, Buyers (acting through Administrative Agent) shall return a portion of the cash or Additional MBS/Purchased Mortgage Loans to Seller so that the remaining sum of (i), (ii) and (iii) does not exceed the Aggregate Purchase Price; provided that the sum of the cash plus the value of Additional MBS/Purchased Mortgage Loans returned shall be strictly limited to an amount, after the return of which, no Margin Deficit greater than an amount equal to the Cash Deposit will exist.
(d)    Market Value Determinations. Administrative Agent may determine the Market Values of any or all MBS and Purchased Mortgage Loans with such frequency as Administrative Agent may elect (which, for the avoidance of doubt, can be daily) as follows:
(i)    Administrative Agent’s determination of Market Value of Purchased Mortgage Loans and of MBS will be for the limited purposes specified in this Agreement;
(ii)    a Market Value of zero will be assigned to any Purchased Mortgage Loan that, at the time of determination, is not an Eligible Mortgage Loan;
(iii)    Administrative Agent’s determination of Market Value of Purchased Mortgage Loans will be made using CL’s or its successor in interest’s (or, if Administrative Agent shall have ceased using on a regular basis CL or CL’s successor in interest’s valuation services for any reason, an active secondary market participant’s (which may be a division or an Affiliate of Chase)) customary methods for determining the price of comparable mortgage loans under the market conditions and Seller’s status prevailing at the time of determination, and if (1) any Default or Event of Default has occurred and is continuing, (2) Administrative Agent reasonably and in good faith believes that a secondary market Mortgage Loan purchaser would materially discount the likelihood of realization on any of Seller’s Mortgage Loan transfer warranties or (3) the market for comparable Mortgage Loans is illiquid or otherwise disorderly at the time, such determination would not be equivalent to a determination of the fair market value of the Purchased Mortgage Loans made by obtaining competing bids under circumstances where the bidders have adequate opportunity to perform customary mortgage loan and servicing due diligence and, as applicable in the circumstances, (A) the originator/servicer is not in default, (B) the likelihood of realization on Seller’s transfer warranties is not materially discounted and/or (C) the market for comparable Mortgage Loans is not illiquid or otherwise disorderly; and
(iv)    Administrative Agent’s good faith determination of Market Value shall be conclusive on the Parties absent manifest error; provided however that if Seller disputes, in good faith, Administrative Agent’s determination of Market Value, Administrative Agent shall confer with Seller to provide information regarding Administrative Agent’s determination of Market Value; provided further that the forgoing shall not preclude Administrative Agent from issuing a Margin Call pursuant to the terms hereof.
5.    Accounts; Income Payments
(a)    Accounts. From and after the effective date of this Agreement, Seller agrees to continue to maintain each of the Accounts, which have heretofore been established at Financial Institution; provided that the Income Collection Account will be established if and when required by Administrative Agent for the purposes of Sections 12(b)(iii) and/or 12(b)(iv). Seller’s taxpayer identification number will be designated as the taxpayer identification number for each Account and Seller shall be responsible for reporting and paying taxes on any income earned with respect to the Accounts. Each Account shall be under the sole dominion and control of Administrative Agent, and Seller agrees that (i) Seller shall have no right or authority to withdraw or otherwise give any directions with respect to the Accounts or the disposition of any funds held in the Accounts; provided that Seller may cause amounts to be deposited into any Account at any time, and (ii) Financial Institution may comply with instructions originated by Administrative Agent directing disposition of the funds in the Accounts without further consent of Seller. Only employees of Administrative Agent shall be signers with respect to the Accounts. Pursuant to Section 6, Seller has pledged, assigned, transferred and granted a security interest to Administrative Agent (as agent and representative of Buyers) in all Accounts in which Seller has rights or power to transfer rights and all Accounts in which Seller later acquires ownership, other rights or the power to transfer rights. Seller and Administrative Agent hereby agree that Administrative Agent, as agent and representative of Buyers, has “control” of the Accounts within the meaning of Section 9-104 of the UCC and that the Accounts are subject to the provisions of Section 31.
(b)    Cash Deposit. From and after the effective date of this Agreement, Seller shall maintain on deposit in the Cash Deposit at all times an amount [***] (the “Required Amount”). If on any Remittance Date, the amount on deposit in the Cash Deposit is greater than the Required Amount, provided that no Default or Event of Default has occurred and is continuing, upon Seller’s request such excess will be disbursed to Seller on such Remittance Date after application of the Cash Deposit by Administrative Agent and Buyers to the payment of any amounts due and owing by Seller to Administrative Agent or Buyers on such date. At any time after the occurrence and during the continuance of an Event of Default, Administrative Agent, in its sole discretion, may apply the amounts on deposit in the Cash Deposit in accordance with the provisions of Section 5(e).

(c)    Funding Account. The Funding Account shall be used for fundings of the Purchase Price and the Repurchase Price with respect to each Purchased Mortgage Loan and MBS in accordance with Section 3. Seller shall cause all amounts to be paid in respect of the Takeout Commitments to be remitted by the Approved Takeout Investors directly to the Funding Account without any requirement for any consent of Seller. On each Repurchase Date that occurs pursuant to Section 3(f) with respect to any Purchased Mortgage Loan or MBS, Administrative Agent will apply the applicable amounts on deposit in the Funding Account to the unpaid Repurchase Price due to Buyers for such Purchased Mortgage Loan or MBS and, unless an Event of Default has occurred and is continuing, Administrative Agent will transfer the remaining balance, if any, in the Funding Account to the Operating Account. At any time after the occurrence and during the continuance of an Event of Default, Administrative Agent, in its sole discretion, may apply the amounts on deposit in the Funding Account in accordance with the provisions of Section 3(e).
(d)    Operating Account.
(i)    The Operating Account shall be used for the purposes of (1) Seller’s payment of Price Differential and any other amounts owing to Buyers under this Agreement, the Side Letter or any other Transaction Document, except for amounts required to be paid, and that can be paid, from or to other Accounts pursuant to the Transaction Documents, (2) Seller’s funding of any shortfall between (x) the proceeds of an Eligible Mortgage Loan being purchased by Administrative Agent (as agent and representative of Buyers) that are to be disbursed at its Origination and (y) the Purchase Price to be paid by Administrative Agent (as agent and representative of Buyers) for that Eligible Mortgage Loan, (3) Seller’s payment of any difference between the Repurchase Price and the amount received by Administrative Agent from the applicable Approved Takeout Investor in connection with the repurchase of a Purchased Mortgage Loan pursuant to Section 3(h), and (4) for any cash payments made by Seller to satisfy Margin Calls pursuant to Section 4(b).
(ii)    On or before the seventh (7th) Business Day before each Remittance Date, Administrative Agent will notify Seller in writing of the Price Differential and other amounts due Administrative Agent and Buyers on that Remittance Date. On or before each Remittance Date or, if later, seven (7) Business Days after Seller receives Administrative Agent’s notice provided for in the first sentence of this Section 5(d)(ii), Seller shall deposit into the Operating Account such cash, if any, as shall be required to make the balance in the Operating Account sufficient to pay all amounts due Administrative Agent and Buyers on that Remittance Date. On each Remittance Date, Administrative Agent shall withdraw funds from the Operating Account to effect such payment to the extent of funds then available in the Operating Account. If the funds on deposit in the Operating Account are insufficient to pay the amounts then due Administrative Agent and Buyers in full, Seller shall pay the deficiency amount on the date such payment is due by wire transfer of such amount to the Operating Account, and Administrative Agent shall withdraw the funds so deposited to pay such deficiency to the extent of the funds deposited.
(iii)    Funds deposited by Seller in the Operating Account to cover the shortfall, if any, referred to in clause (2) of Section 5(d)(i) will be disbursed by Administrative Agent to the Settlement Agent, prior lender or repurchase agreement counterparty or Seller, as applicable, along with the Purchase Price of the related Eligible Mortgage Loan being purchased by Administrative Agent (as agent and representative of Buyers) to fund the Origination, transfer or other purchase of such Mortgage Loan as provided in Section 3(b).
(iv)    At any time after a Margin Call, if Seller fails to satisfy such Margin Call in accordance with the provisions of Section 4, Administrative Agent may withdraw funds from the Operating Account to pay such Margin Call and shall apply the funds so withdrawn for that purpose to reduce the Repurchase Prices of Purchased Mortgage Loans then subject to outstanding Transactions as provided in Section 4(b). At any time after the occurrence and during the continuance of an Event of Default, Administrative Agent, in its sole discretion, may apply the amounts on deposit in the Operating Account in accordance with the provisions of Section 5(e).
(v)    Unless (1) a Default or an Event of Default has occurred and is continuing or (2) any amounts are then owing to Administrative Agent, Buyers or any Indemnified Party under this Agreement or another Transaction Document, on Seller’s request, Administrative Agent will transfer the Operating Account balance to an account designated by Seller.
(vi)    Income Collection Account. Pursuant to Section 6, Seller has pledged, assigned and transferred the Income Collection Account to Administrative Agent (as agent and representative of Buyers) and granted Administrative Agent (as agent and representative of Buyers) a security interest in the Income Collection Account. Income shall be deposited in the Income Collection Account if required by Administrative Agent after and during the continuance of any Event of Default pursuant to Sections 12(b)(iii) and/or 12(b)(iv). No funds other than Income shall be deposited in the Income Collection Account. Where a particular Transaction’s term extends over the date on which Income is paid by the Mortgagor on any Purchased Mortgage Loan subject to that Transaction, that Income will be the property of Buyers until Seller has paid the full Repurchase Price in respect of such Transaction to Administrative Agent (for Buyers’ accounts). Notwithstanding the foregoing, and provided no Default or Event of Default has occurred and is continuing and no Margin Deficit then exists, Buyers and Administrative Agent agree that Seller or its designee shall be entitled to receive and retain that Income to the full extent it would have been so entitled if the Purchased Mortgage Loans had not been sold to Buyers; provided that any Income received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Administrative Agent (as agent and representative of Buyers) pending the payment of the Repurchase Price in respect of such Transaction and the repurchase of the related Purchased Mortgage Loans. If a Default or an Event of Default has occurred and is continuing, or a Margin Deficit exists that Seller has not satisfied in accordance with the provisions of Section 4, as of the date Income is paid on a Purchased Mortgage Loan subject to a Transaction hereunder, Seller, if directed by Administrative Agent pursuant to Section 12(b)(iii) and/or Section 12(b)(iv), shall cause such Income to be deposited into the Income Collection Account or to such other account as Administrative Agent may direct.

(e)    Application of Funds. After the occurrence and during the continuance of an Event of Default, at such times as Administrative Agent may direct in its sole discretion, Administrative Agent shall apply all Income and other amounts on deposit in all or any of the Accounts, other than mortgagors’ actual escrow payments held in any account and required to be used for the payment of Property Charges in respect of any Purchased Mortgage Loan, in the same order and manner as is provided in Section 12(e) for proceeds of dispositions of Purchased Mortgage Loans not repurchased by Seller.
(f)    Seller’s Obligations. The provisions of this Section 5 shall not relieve Seller from its obligations to pay the Repurchase Price on the applicable Repurchase Date and to satisfy any other payment obligation of Seller hereunder or under any other Transaction Document.
6.    Security Interest; Assignment of Takeout Commitments
(a)    Security Interest. Although the Parties intend that all Transactions hereunder be absolute sales and purchases and not loans, to secure the payment and performance by Seller of its obligations, liabilities and indebtedness under each such Transaction and Seller’s obligations, liabilities and indebtedness under this Agreement and the other Transaction Documents, Seller hereby pledges, assigns, transfers and grants to Administrative Agent, as agent and representative of Buyers, a security interest in the Mortgage Assets in which Seller has rights or power to transfer rights and all of the Mortgage Assets in which Seller later acquires ownership, other rights or the power to transfer rights. “Mortgage Assets” means (i) the Purchased Mortgage Loans with respect to all Transactions outstanding from time to time hereunder (including, without limitation, all Servicing Rights with respect thereto), (ii) all Credit Files, Servicing Records, Loan Eligibility Files, Asset Files, Mortgage Loan Documents, including, without limitation, the Mortgage Note or eNote (as the case may be) and Mortgage, and all of Seller’s claims, liens, rights, title and interests in and to the Mortgaged Property in each case to the extent related to such Purchased Mortgage Loans, (iii) all Liens securing repayment of such Purchased Mortgage Loans, (iv) all Income with respect to such Purchased Mortgage Loans, (v) the Accounts, together with all interest on the Accounts, all modifications, extensions and increases of the Accounts and all sums now or at any time hereafter on deposit in the Accounts or represented by the Accounts, (vi) the Takeout Commitments and Takeout Agreements to the extent Seller’s rights thereunder specifically relate to such Purchased Mortgage Loans, (vii) all Hedging Arrangements to the extent specifically relating to such Purchased Mortgage Loans, (viii) the Income Collection Account, together with all interest on the Income Collection Account, all modifications, extensions and increases of the Income Collection Account and all sums now or at any time hereafter on deposit in the Income Collection Account or represented by the Income Collection Account and (ix) all proceeds of the foregoing including, without limitation, to the extent that they are proceeds of the foregoing, all MBS, and the right to have and receive such MBS when issued, that are, in whole or in part, based on, backed by or created from Purchased Mortgage Loans for which the full cash Repurchase Price has not been received by Administrative Agent, irrespective of whether such related Purchased Mortgage Loans have been released from this security interest. Seller hereby authorizes Administrative Agent to file such financing statements and amendments relating to the Mortgage Assets as Administrative Agent may deem appropriate. Seller shall pay all fees and expenses associated with perfecting such Liens including the cost of filing financing statements and amendments under the UCC, registering each Purchased Mortgage Loan with MERS and recording assignments of the Mortgages and registering each related eNote on the MERS® eRegistry and initiating transfers, loan data updates and other actions on the MERS® eRegistry, in each case as and when required by Administrative Agent in its good faith discretion. Notwithstanding anything herein to the contrary, unless an Event of Default shall have occurred and be continuing, upon Seller’s payment of the Repurchase Price to Administrative Agent (for Buyers’ accounts), any security interest of Buyers in the related Purchased Mortgage Loan and the related Mortgage Assets shall be released. Upon Seller’s request, Administrative Agent shall take such actions as shall be reasonably necessary to evidence such termination of a security interest in such Purchased Mortgage Loan and the related Mortgage Assets or such MBS.
(b)    Non-Exclusive License. Seller hereby grants to Administrative Agent, as agent and representative of Buyers, and Administrative Agent’s permittees throughout the term of this Agreement, an irrevocable, nonexclusive license and right to use and exercise Seller’s rights in or to (exercisable without payment of royalty or other compensation to Seller or any other Person) any and all computer software, systems and platforms, including eClosing Systems, Seller’s eVaults, and archived versions of the same, now or hereafter used to originate, manage and administer any of the Purchased Mortgage Loans and any related Credit Files and Servicing Records, wherever the same may be located, and including in such license Seller’s access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, whether exclusive or nonexclusive, and any computer programs that are owned by or licensed to Seller and that are necessary to efficiently access, organize, input, read, print or otherwise output, handle or use such systems, platforms, information and data; provided that the foregoing grant shall (i) be solely to the extent such access rights and/or licenses may be granted to Administrative Agent and its permittees pursuant to all applicable Requirements of Law and the contractual arrangements governing such rights and/or licenses, and subject to any limitations set forth therein, (ii) be strictly limited to access of information relating to the Purchased Mortgage Loans, (iii) not be exercisable unless and until an Event of Default has occurred and is continuing, and (iv) be subject to Seller’s unrestricted right to utilize the same with respect to assets other than Purchased Mortgage Loans and their related Mortgage Assets.
(c)    Assignment of Takeout Commitment. The sale of each Purchased Mortgage Loan to Buyers shall include Seller’s rights (but none of the obligations) under the applicable Takeout Commitment and Takeout Agreement, if any, to which such Purchased Mortgage Loan is specifically allocated, to deliver such Purchased Mortgage Loan or the related MBS, as applicable, to the Approved Takeout Investor and to receive the net sum therefor specified or provided for in the related Takeout Commitment from the Approved Takeout Investor.
7.    Conditions Precedent
(a)    Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent (any of which Administrative Agent may electively waive, in Administrative Agent’s sole discretion):
(i)    on or before the date hereof, Seller shall deliver or cause to be delivered each of the documents listed on EXHIBIT D that have not already been delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent and its counsel;
(ii)    as of the date hereof, there has been no Material Adverse Effect on the consolidated financial condition of Seller since the most recent financial statements of such Person delivered to Administrative Agent and Buyers that has not been disclosed to Administrative Agent;
(iii)    as of the date hereof, no material action, proceeding or investigation shall have been instituted or threatened, nor shall any material order, judgment or decree have been issued or proposed to be issued by any Governmental Authority with respect to Seller that has not been disclosed to Administrative Agent;
(iv)    Seller shall have delivered to Administrative Agent such other documents, opinions of counsel and certificates as Administrative Agent may reasonably request;
(v)    Seller shall have licenses, where necessary, to Originate Mortgage Loans in all states where it Originates them and that require Seller to be licensed to do so; and
(vi)    on or before the date hereof, Seller shall have paid to the extent due all fees and out-of-pocket costs and expenses reasonably incurred (including due diligence fees and expenses and reasonable legal fees and expenses) required to be paid under this Agreement or any other Transaction Document.
(b)    Conditions Precedent to Each Transaction. Buyers’ obligation to pay the Purchase Price for each Transaction shall be subject to the satisfaction of each of the following conditions precedent:
(i)    with respect to each Purchase Date, Seller shall have delivered to Administrative Agent a Confirmation and the Asset Schedule with respect to the Purchased Mortgage Loans subject to such Transaction;
(ii)    Custodian shall have received the Asset Schedule and the Assets Files for, and Administrative Agent shall have received the Custodian’s Trust Receipt listing, all Delivered Mortgage Loans (if any) subject to such Transaction;
(iii)    No Act of Insolvency with respect to Rock Holdings is pending;
(iv)    No Governmental Authority shall have taken any action to materially curtail the authority of Seller or any of its Material Subsidiaries in the conduct of its business, which action was not discontinued or stayed within thirty (30) days, and no other material action, proceeding or investigation shall have been instituted or, to Seller’s actual knowledge, threatened, nor shall any material order, judgment or decree have been issued or, to Seller’s actual knowledge, proposed to be issued by any Governmental Authority with respect to Seller, that has not been disclosed to Administrative Agent;
(v)    no Default or Event of Default shall have occurred and be continuing;
(vi)    no Margin Deficit in excess of an amount equal to the Cash Deposit balance [***] shall exist either before or after giving effect to such Transaction;
(vii)    this Agreement and each of the other Transaction Documents shall be in full force and effect, and the Termination Date shall not have occurred;
(viii)    each Mortgage Loan subject to such Transaction shall be an Eligible Mortgage Loan;
(ix)    Seller’s representations and warranties in this Agreement and each of the other Transaction Documents to which it is a party and in any Officer’s Certificate delivered to Administrative Agent in connection therewith shall be true and correct in all material respects on and as of the date hereof and such Purchase Date, with the same effect as though such representations and warranties had been made on and as of such date (except for those representations and warranties and Officer’s Certificates that are specifically made only as of a different date, which representations and warranties and Officer’s Certificates shall be correct on and as of the date made), and Seller shall have complied with all the agreements and satisfied all the conditions under this Agreement, each of the other Transaction Documents and the Mortgage Loan Documents to which it is a party on its part to be performed or satisfied at or before the related Purchase Date;
(x)    no Requirement of Law shall prohibit the consummation of any transaction contemplated hereby, or shall impose limits on the amounts that Buyers or Administrative Agent may legally receive or shall impose a material tax or levy on such Transaction or the Purchase Price, Repurchase Price or any payments received in respect thereof;
(xi)    no action, proceeding or investigation shall have been instituted, nor shall any order, judgment or decree have been issued by any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of any Transaction contemplated hereby or seeking material damages against Buyers or Administrative Agent in connection with the transactions contemplated by the Transaction Documents;
(xii)    Administrative Agent shall have determined that the amounts on deposit in the Operating Account are sufficient to fund any shortfall between (x) the amount Seller is to fund to Originate or otherwise acquire each Mortgage Loan to be purchased by Buyers in such Transaction and (y) the Purchase Price to be paid by Buyers therefor, after taking into account all other obligations of Seller that are to be satisfied with the amounts on deposit in the Operating Account on such Transaction’s Purchase Date;

(xiii)    after giving effect to such Transaction, the aggregate Purchase Price for all outstanding Transactions will not exceed the Facility Amount;
(xiv)    Administrative Agent shall have received such other documents, information, reports and certificates as it shall have reasonably requested; and
(xv)    Seller shall have paid to the extent due all fees and out-of-pocket costs and expenses reasonably incurred (including due diligence fees and expenses and reasonable legal fees and expenses) required to be paid under the Prior MRA, this Agreement or any other Transaction Document.
8.    Change in Requirement of Law
(a)    If any Change in Requirement of Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Buyer; or
(ii)    impose on any Buyer or Administrative Agent any other condition affecting this Agreement or Transactions entered into by Buyers or Administrative Agent (for Buyers’ accounts);
and the result of any of the foregoing shall be to increase the cost to Buyers or Administrative Agent of making or maintaining any purchase hereunder (or of maintaining its obligation to enter into any Transaction) or to increase the cost or to reduce the amount of any sum received or receivable by Buyers or Administrative Agent (whether of Repurchase Price, Price Differential or otherwise), then Seller will pay to Administrative Agent (for Buyers’ and its own accounts) such additional amount or amounts as will compensate Buyers and Administrative Agent for such additional costs incurred or reduction suffered.
(b)    If any Buyer or Administrative Agent reasonably determines that any Change in Requirement of Law regarding capital requirements has or would have the effect of reducing the rate of return on such Buyer’s capital or on the capital of such Buyer’s holding company as a consequence of this Agreement or the purchases made by such Buyer to a level below that which such Buyer or such Buyer’s holding company could have achieved but for such Change in Requirement of Law (taking into consideration such Buyer’s policies with respect to capital adequacy) by an amount deemed by such Buyer in good faith to be material, then from time to time Seller will pay to Administrative Agent for the account of each such Buyer such additional amount or amounts as will compensate such Buyer or such Buyer’s holding company for any such reduction suffered.
(c)    A certificate of such Buyer setting forth the amount or amounts necessary to compensate such Buyer or its holding company, as the case may be, as specified in Section 8(a) or 8(b) shall be delivered to Administrative Agent and Seller and shall be conclusive absent manifest error. Seller shall pay Administrative Agent, for the account of each such Buyer, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Buyer to demand compensation pursuant to this Section 8 shall not constitute a waiver of such Buyer’s right to demand such compensation; provided that Seller shall not be required to compensate any Buyer pursuant to this Section 8 for any increased costs or reductions incurred more than two hundred seventy (270) days before the date that such Buyer notifies Seller of the Change in Requirement of Law giving rise to such increased costs or reductions and of such Buyer’s intention to claim compensation therefor; provided further that, if the Change in Requirement of Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Increased eRisk. If at any time Administrative Agent determines (an “eRisk Determination”) that any Change in Requirement of Law or in the MERS® eRegistry, or other event or circumstance, imposes or increases Administrative Agent’s or Buyers’ risk of making or maintaining purchases of eMortgage Loans, or of maintaining their obligations with respect to any eMortgage Loans Transactions, then Administrative Agent shall give notice thereof to Seller, and (i) Administrative Agent and Seller shall endeavor in good faith to establish alternative terms and conditions to apply to eMortgage Loan Transactions to eliminate or satisfactorily reduce such risk, in a manner reasonably satisfactory to both Administrative Agent and Seller, and to amend this Agreement and the other Transaction Documents to implement such changes. If Administrative Agent and Seller fail for any reason to execute such amendments on or before forty-five (45) days after Administrative Agent’s said notice to Seller, Administrative Agent may elect to give notice to Seller that, on or after forty-five (45) days thereafter, new eMortgage Loans will not be Eligible Mortgage Loans.
9.    Documents and Records Relating to Purchased Mortgage Loans
(a)    Segregation of Documents; Administrative Agent May Engage in Other Transactions. All documents in the possession of Seller relating to Purchased Mortgage Loans shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Mortgage Loans (including the Servicing Rights) shall pass to Administrative Agent (as agent and representative of Buyers) on the Purchase Date and nothing in this Agreement shall preclude Administrative Agent from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise selling, transferring, pledging or hypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Administrative Agent of its obligations to transfer the Purchased Mortgage Loans to Seller if and as required by Section 1, Section 3(f), Section 3(j)(ii), Section 4(c), or Section 22(c) or to credit, pay over or apply Income to the obligations of Seller pursuant to this Agreement.
(b)    eClosing Transaction Records and Post-Purchase Support.

(i)    The eClosing Transaction Record of each Purchased Mortgage Loan that is an eMortgage Loan shall be stored and maintained by Seller or its Subservicer in a manner that preserves the integrity and reliability of the eClosing Transaction Record for the life of such eMortgage Loan plus a period consistent with applicable Agency Guidelines requirements.
(ii)    Seller shall cooperate with Administrative Agent in all activities necessary to enforce eMortgage Loans that are Purchased Mortgage Loans and related eNotes. Seller shall provide upon reasonable request by Administrative Agent, such affidavits, certifications, records and information regarding the creation and maintenance of the eNote and other Electronic Records in connection with any eMortgage Loan that Administrative Agent deems necessary or advisable to ensure admissibility of such eNote and other Electronic Records in a legal proceeding and may include, among other things, (a) a description of how the executed eNote and other Electronic Records have been stored to prevent against unauthorized access and unauthorized alteration and a description of how Seller’s eClosing System and Seller’s eVault can detect such unauthorized access or alteration, (b) a description of Seller’s eClosing System and Seller’s eVault controls in place to ensure compliance with applicable eCommerce Laws, including § 201 of ESIGN and § 16 of UETA, (c) a description of the steps followed by a Mortgagor to execute the eNote or other Electronic Record using Seller’s eClosing System, (d) a copy of each screen, as it would have appeared to the Mortgagor, of the eNote or other Electronic Record that Administrative Agent is seeking to enforce or defend, when Mortgagor signed the eNote or other Electronic Record, (e) a description of Seller’s eClosing System and Seller’s eVault controls in place at the time of signing to ensure the integrity of the data, and (f) testimony by an authorized officer or employee of Seller to support admission of the eNote and other Electronic Records into any legal proceeding to enforce or defend the eMortgage Loan.
(iii)    Seller shall archive all versions of any eClosing System used to create eNotes and originate eMortgage Loans, and retain such versions including screenshots of each stage or version of the eClosing System process.
(iv)    Seller shall retain the eClosing Transaction Record of each Purchased Mortgage Loan that is an eMortgage Loan in a manner that will provide Administrative Agent or its designees with ready access to such documents and records promptly following any request by Administrative Agent. With respect to each Purchased Mortgage Loan that is an eMortgage Loan, Seller must be able to provide to Administrative Agent, at any time upon Administrative Agent’s reasonable request, the eNote, any portions of the related Credit File or Servicing Record, and the eClosing Transaction Record, each in a format that is reasonably compatible with Administrative Agent’s systems then in use.
(c)    Access to eClosing Systems, eVaults, and Expertise. Promptly following any reasonable request by Administrative Agent (and subject to the limitations applicable to onsite visits to Seller’s offices specified in Section 11(d)), Seller will, and will cause each Subservicer (if any) of eMortgage Loans and each eVault Provider (if any), to give Administrative Agent access to (i) each eVault storing the Authoritative Copy of any eNote evidencing a Purchased Mortgage Loan, (ii) all software and systems used for the origination, management or administration of any Purchased Mortgage Loan or any related eClosing Transaction Record,

Credit File or Servicing Record, and access to all media in which any part of such eClosing Transaction Record, Credit File or Servicing Record may be recorded or stored; (iii) Seller’s, or such Subservicer’s or eVault Provider’s, as applicable, know-how, expertise, and relevant data (such as customer lists) regarding any Purchased Mortgage Loan, or the policies, procedures and processes of such Person in originating, maintaining, servicing and otherwise managing eMortgage Loans and eNotes, and (iv) the personnel responsible for such matters.
10.    Representations and Warranties.
(a)    To induce Buyers and Administrative Agent to enter into this Agreement and the Transactions hereunder, Seller represents and warrants as of the date of this Agreement and as of each Purchase Date that each of the following statements is and shall remain true and correct throughout the term of this Agreement and until all obligations, liabilities and indebtedness of Seller under this Agreement and the other Transaction Documents are paid in full.
(i)    Representations and Warranties Concerning Purchased Mortgage Loans. By each delivery of a Confirmation, Seller shall be deemed, as of the Purchase Date of the described sale of each Purchased Mortgage Loan (or, if another date is expressly provided in such representation or warranty, as of such other date), and as of each date thereafter that such Purchased Mortgage Loan remains subject to this Agreement, to represent and warrant that each Purchased Mortgage Loan sold to Administrative Agent (as agent and representative of Buyers) is an Eligible Mortgage Loan.
(ii)    Organization and Good Standing; Subsidiaries. Each of Seller and its Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full corporate or other organizational power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign corporation or entity to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of Seller and its consolidated Subsidiaries taken as a whole. For the purposes hereof, good standing shall include qualification for any and all required governmental licenses and payment of any and all taxes required, due and payable in the jurisdiction of its organization and in each jurisdiction in which Seller or a Subsidiary transacts business. Seller has no Subsidiaries except those identified by Seller to Administrative Agent in Exhibit E. With respect to Seller and each such Subsidiary, Exhibit E correctly states its name as it appears in its articles of incorporation or formation filed in the jurisdiction of its organization, address, place of organization, each state in which it is qualified as a foreign corporation or entity, and in the case of the Subsidiaries, the percentage ownership (direct or indirect) of Seller in such Subsidiary.
(iii)    Authority and Capacity. Seller has all requisite corporate power, authority and capacity to enter into this Agreement and each other Transaction Document and to perform the obligations required of it hereunder and thereunder. This Agreement constitutes a valid and legally binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law before the execution, delivery and performance of or compliance by Seller with this Agreement or any other Transaction Document or the consummation by Seller of any transaction contemplated thereby, except for those that have already been obtained by Seller, and the filings and recordings in respect of the Liens created pursuant to this Agreement and the other Transaction Documents. If Seller is a depository institution, this Agreement is a part of, and will be maintained in, Seller’s official records.
(iv)    No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created pursuant to this Agreement and the other Transaction Documents) of any nature upon the properties or assets of Seller under, any of the terms, conditions or provisions of Seller’s organizational documents, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Seller is now a party or by which it is bound (other than this Agreement).
(v)    Performance. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform, and Seller intends to perform, each and every covenant that it is required to perform under this Agreement and the other Transaction Documents.
(vi)    Ordinary Course Transaction. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and neither the sale, transfer, assignment and conveyance of Mortgage Loans to Administrative Agent (as agent and representative of Buyers) nor the pledge, assignment, transfer and granting of a security interest to Administrative Agent (as agent and representative of Buyers) in the Mortgage Assets, by Seller pursuant to this Agreement is subject to the bulk transfer or any similar Requirement of Law in effect in any applicable jurisdiction.
(vii)    Litigation; Compliance with Laws. Except as set forth in Schedule IV (which shall be deemed automatically updated by the most recently delivered replacement schedule of litigation, if any, provided to Administrative Agent by Seller pursuant to Section XII of the Compliance Certificate or with a notice to Administrative Agent given pursuant to Section 11(f)(vi)), there is no Litigation pending or, to the actual knowledge of any Notice Officer, threatened, that will cause, or would be reasonably likely to result in a decrease to Seller’s Adjusted Tangible Net Worth in an amount equal to or greater than the JPM Threshold. Seller has not violated any Requirement of Law applicable to Seller that, if violated, would be reasonably likely to result in a decrease to Seller’s Adjusted Tangible Net Worth in an amount equal to or greater than the JPM Threshold.
(viii)    Statements Made. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyers or Administrative Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyers or Administrative Agent in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact actually known by a Notice Officer that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyers or Administrative Agent for use in connection with the transactions contemplated hereby or thereby.
(ix)    Approved Company. Seller currently holds all approvals, authorizations and other licenses from the Agencies required under the Agency Guidelines to Originate, purchase, hold, service and sell Mortgage Loans of the types currently offered for sale by Seller to Buyers hereunder.
(x)    Fidelity Bonds. Seller has purchased fidelity bonds, all of which are in full force and effect, insuring Seller, Administrative Agent (as agent and representative of Buyers) and their successors and assigns in the amount required by the applicable Agency Guidelines, against loss or damage from any breach of fidelity by Seller or any officer, director, employee or agent of Seller, and against any loss or damage from loss or destruction of documents, fraud, theft or misappropriation, or errors or omissions.
(xi)    Solvency. Both as of the date hereof and immediately after giving effect to each Transaction hereunder, the fair value of the assets of Seller is greater than the fair value of the liabilities (including contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller, and Seller is solvent, is able to pay and intends to pay its debts as they mature and does not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not transferring any Loans with any intent to hinder, delay or defraud any Person.
(xii)    Reporting. In its financial statements, Seller intends to report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP. Seller has been advised by or confirmed with its independent public accountants that such sales can be so reported under GAAP on its financial statements.
(xiii)    Financial Condition. The balance sheet of Seller and its consolidated Subsidiaries and the balance sheets of each of its Material Subsidiaries (if any) provided to Buyers and Administrative Agent pursuant to Section 11(i) as of the dates of such balance sheets, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the periods ended on the dates of such balance sheets heretofore furnished to Buyers and Administrative Agent, fairly present in all material respects the consolidated financial condition of Seller and its consolidated Subsidiaries and the financial condition of each such Material Subsidiary, respectively, as of such dates and the results of their operations for the periods ended on such dates, subject, in the case of interim statements, to year-end adjustments and a lack of footnotes. On the dates of such annual, fiscal year end, audited balance sheets, Seller had no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments that are required by GAAP to be disclosed in such balance sheets and related statements as of the dates that they were originally issued and that are not disclosed by, or reserved against on, said balance sheets and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyers and Administrative Agent in writing. Said financial statements were prepared in accordance with GAAP, except for interim statements, which are subject to year-end adjustments and a lack of footnotes. Since the date of the balance sheet most recently provided, there has been no Material Adverse Effect, nor does a Notice Officer have actual knowledge of any state of facts particular to Seller that (with or without notice or lapse of time or both) would reasonably be expected to result in any such Material Adverse Effect.
(xiv)    Regulation U. Seller has not used, and does not use, the proceeds of any sales made hereunder to purchase or carry any margin stock.
(xv)    Investment Company Act. Neither Seller nor any of its Subsidiaries is required to register as an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(xvi)    [Reserved].
(xvii)    Title to Properties. Seller has good title to the Purchased Mortgage Loans free and clear of all Liens except for the Lien created by this Agreement in favor of Administrative Agent (as agent and representative of Buyers) and sales of the Purchased Mortgage Loans to Administrative Agent (as agent and representative of Buyers) pursuant to this Agreement and Seller’s right to repurchase such Purchased Mortgage Loans before termination of this Agreement, their shipment to an Approved Takeout Investor or an Agency Custodian pursuant to Section 17 or Administrative Agent’s liquidation of the Purchased Mortgage Loans pursuant to Section 12.
(xviii)    ERISA. All employee pension benefit plans (“Plans”), if any, of a type described in Section 3(2) of ERISA that are subject to Title IV of ERISA, other than a Multiemployer Plan, in respect of which Seller or any Material Subsidiary is an “employer,” as defined in Section 3(5) of ERISA, are in compliance with ERISA in all material respects, and none of such Plans failed to meet the minimum funding standard under Section 412 of the IRC or has a waived funding deficiency within the meaning of Section 412 of the IRC, and neither Seller nor any Material Subsidiary has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA. No proceedings have been instituted to terminate any such Plan, and no condition exists that presents a material risk to Seller or a Material Subsidiary of incurring a material liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. Neither Seller nor any Material Subsidiary participates in, contributes to, has an obligation to contribute to or otherwise has any liability or contingent liability to any Multiemployer Plan.
(xix)    [Reserved].
(xx)    No Undisclosed Liabilities. Other than as disclosed in the annual, fiscal year end, audited financial statements delivered pursuant to Section 11(i), Seller does not have any material liabilities or Debt, direct or contingent, that are required by GAAP to be disclosed in such financial statements at the time that they were originally issued and that are not disclosed by and, to the extent required by GAAP, reserved against on, such financial statements.
(xxi)    Tax Returns and Payments. All federal, state and local income tax returns, and all material excise, property and other tax returns, required to be filed with respect to Seller’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions) and to each Notice Officer’s actual knowledge, all such returns are true and correct in all material respects; all taxes, assessments, fees and other governmental charges upon Seller, and Seller’s Subsidiaries and upon their respective properties, income or franchises, that are, or should be shown on such tax returns to be, due and payable have been paid, including all Federal Insurance Contributions Act (FICA) payments and withholding taxes, if appropriate, other than those that are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller has established adequate reserves determined in accordance with GAAP. For purposes of this representation, a tax return shall be considered to have been timely filed if its late filing did not have a Material Adverse Effect. The amounts reserved, as a liability for income and other taxes payable in the consolidated financial statements described in Section 11(i), are in accordance with GAAP.
(xxii)    Credit Information. Seller is not precluded by any contract to which Seller is a party or by which Seller is bound from furnishing to Administrative Agent the applicable consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) and all other credit information relating to each Purchased Mortgage Loan sold hereunder.
(xxiii)    No Discrimination. Seller has complied in all material respects with all Requirements of Law (x) with respect to making credit accessible to all qualified applicants, (y) that proscribe discriminating against credit applicants on the basis of any prohibited characteristic, including race, color, religion, national origin, sex, marital or familial status, age (provided that the applicant has the ability to enter into a binding contract), handicap, sexual orientation or because all or part of the applicant’s income is derived from a public assistance program or because of the applicant’s good faith exercise of rights under the Federal Consumer Protection Act and (z) that proscribe discouraging the completion of any credit application based on any of the foregoing prohibited bases. In addition, Seller has complied in all material respects with all anti-redlining provisions and equal credit opportunity laws applicable under all Requirements of Law.
(xxiv)    Home Ownership and Equity Protection Act. Except as set forth on Schedule IV (which shall be deemed automatically updated by the most recently delivered replacement schedule of litigation, if any, provided to Administrative Agent by Seller pursuant to Section VII of the Compliance Certificate or with a notice to Administrative Agent given pursuant to Section 11(f)(vi)) there is no proceeding existing or pending or, to a Notice Officer’s actual knowledge, threatened, and there is no order, injunction or decree outstanding against Seller relating to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law, that has, or would reasonably be expected to have, a material adverse impact on Seller’s operations.
(xxv)    Place of Business and Formation. As of the date hereof, the principal place of business of Seller is located at the address set forth for Seller in Section 15. As of the date hereof, and during the four (4) months immediately preceding that date, the chief executive office of Seller is and has been located at the address set forth for Seller in Section 15. As of the date hereof, Seller’s jurisdiction of organization is the state specified in Section 15.
(xxvi)    No Adverse Selection. Seller used no selection procedures that identified the Purchased Mortgage Loans offered to Administrative Agent (as agent and representative of Buyers) for purchase hereunder as being less desirable or valuable than other comparable Mortgage Loans owned by Seller.
(xxvii)    MERS. Seller is a member of MERS in good standing, and Seller, each of Seller’s eVault Providers and each Subservicer (if any) of eMortgage Loans is a member of the MERS® eRegistry in good standing, and such Person’s operations are integrated with MERS® eRegistry and MERS® eDelivery in compliance with the MERS® eRegistry Procedure Manual, Agency Guidelines and applicable Takeout Guidelines.
(xxviii)    Seller is Principal. Seller is engaging in the Transactions as a principal.
(xxix)    No Default. No Default or Event of Default has occurred.
(xxx)    Compliance with Applicable Laws. Seller and its Material Subsidiaries have not violated any Requirement of Law respectively applicable to them, including (1) Agency Guidelines, (2) all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller or such Material Subsidiaries, including the USA Patriot Act of 2001, the Bank Secrecy Act and the OFAC Regulations and applicable Executive Orders (collectively, the “Anti-Money Laundering Laws”), (3) Anti-Corruption Laws, (4) applicable Privacy Requirements, including the GLB Act and the Safeguards Rules promulgated thereunder, (5) all consumer protection laws and regulations, (6) all licensing and approval requirements applicable to Seller’s Origination of Mortgage Loans, (7) the CARES Act, and (8) all other laws and regulations referenced in clause (hh) of Exhibit B, in each case a breach of which would, or would reasonably be expected to, result in a Material Adverse Effect.
(xxxi)    All audits and reviews of Seller’s eClosing System and any Subservicer’s or eVault Provider’s eVault and related policies and procedures requested or required by any Agency in connection with Seller’s or such Subservicer’s or eVault Provider’s application for such Agency’s approval to sell, service or maintain eNotes and eMortgage Loans, have been completed, Seller has reviewed reports of findings and remedial actions have been taken to address the material adverse findings, if any, discovered in the audits and reviews, and such Agency has approved such Person to sell, service or maintain (as applicable) eNotes and eMortgage Loans and its related policies and procedures.
(b)    Representations as to Additional Mortgage Loans. Subject to the proviso stated in Section 12(a)(iii), on and as of the date of transfer of each Mortgage Loan transferred from Seller to Administrative Agent (as agent and representative of Buyers) as an Additional MBS/Purchased Mortgage Loan and on each day thereafter before it is repurchased by Seller, Seller shall be deemed to represent to Buyers and Administrative Agent that each Additional MBS/Purchased Mortgage Loan is an Eligible Mortgage Loan.
(c)    Survival of Representations. All the representations and warranties made by Seller to Buyers and Administrative Agent in this Agreement are binding on Seller regardless of whether the subject matter thereof was under the control of Seller or a third party. Seller acknowledges that Buyers and Administrative Agent will rely upon all such representations and warranties with respect to each Purchased Mortgage Loan purchased by Administrative Agent (as agent and representative of Buyers) hereunder, and Seller makes such representations and warranties in order to induce Buyers (acting through Administrative Agent) to purchase the Mortgage Loans. The representations and warranties by Seller in this Agreement with respect to a Purchased Mortgage Loan shall be unaffected by, and shall supersede and control over, any provision in any existing or future endorsement of any Purchased Mortgage Loan or in any assignment with respect to such Purchased Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty. All Seller representations and warranties shall survive delivery of the Loan Eligibility Files and the Confirmations, purchase by Administrative Agent (as agent and representative of Buyers) of Purchased Mortgage Loans, transfer of the servicing for the Purchased Mortgage Loans to a successor servicer, delivery of Purchased Mortgage Loans to an Approved Takeout Investor, repurchases of the Purchased Mortgage Loans by Seller and termination of this Agreement. The representations and warranties of Seller in this Agreement shall inure to the benefit of Buyers, Administrative Agent and their successors and assigns, notwithstanding any examination by Administrative Agent or any Buyer of any Mortgage Loan Documents, related files or other documents delivered to Administrative Agent.
(d)    Available Warehouse Facilities. Seller represents and warrants that as of the end of each calendar quarter Seller has, and will list on Seller’s Compliance Certificate for such quarter, Available Warehouse Facilities from buyers and lenders other than Administrative Agent such that the Available Warehouse Facility under this Agreement constitutes no more than [***] of Seller’s aggregate Available Warehouse Facilities.
11.    Seller’s Covenants.
Seller shall perform the following duties at all times during the term of this Agreement:
(a)    Maintenance of Existence; Conduct of Business. Seller and each of its Material Subsidiaries shall preserve and maintain its existence in good standing, except that the foregoing shall not prohibit (and shall permit) any transaction that does not result in a Change in Control, and all of its rights, privileges, licenses and franchises materially necessary to the normal conduct of its business, including Seller’s eligibility as lender, seller/servicer and issuer described under Section 10(a)(ix); and Seller shall keep adequate books and records of its business activities to the extent necessary to produce the financial statements required by Section 11(i), and make no material change in the nature of its business. Seller will not make any material change in its accounting treatment and reporting practices except as permitted by GAAP or approved by Administrative Agent in writing.
(b)    MERS Membership.
(i)    Seller will remain a member in good standing of the MERS® System and the MERS® eRegistry.
(ii)    If for any reason Seller ceases to be a member of MERS, Seller will deliver to Administrative Agent or its designee an assignment executed in blank for each Purchased Mortgage Loan then subject to Transactions within five (5) Business Days following such termination of Seller’s MERS membership.
(c)    Compliance with Applicable Laws. Seller and its Material Subsidiaries shall each comply with all Requirements of Law applicable to it and the Purchased Mortgage Loans, a breach of which would, or would reasonably be expected to, result in a Material Adverse Effect except where contested in good faith and by appropriate proceedings and with adequate book reserves determined in accordance with GAAP established therefor, including (1) Agency Guidelines, (2) the Anti-Money Laundering Laws, (3) Anti-Corruption Laws, (4) all Privacy Requirements, including the GLB Act and Safeguards Rule promulgated thereunder, (5) all consumer protection laws and regulations, (6) all licensing and approval requirements applicable to Seller’s and its Subsidiaries’ Origination of Mortgage Loans and (7) all other laws and regulations referenced in clause (hh) of Exhibit B. Seller and each of its Subsidiaries shall maintain in effect and enforce policies and procedures reasonably determined by Seller to be designed to ensure compliance by Seller, its Subsidiaries and their respective directors, members, managers, partners, officers, employees and agents with Anti-Corruption Laws and applicable sanctions.
(d)    Inspection of Properties and Books. Seller shall permit authorized representatives of Buyers and Administrative Agent to (i) discuss the business, operations (including Seller’s eClosing System and Seller’s eVault), assets and financial condition of Seller and Seller’s Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, (ii) inspect all of Seller’s property and all related information and reports, and (iii) audit Seller’s operations (including a technical, security and legal review of Seller’s eClosing System and Seller’s eVault as applicable, and related policies and procedures by Administrative Agent or by third parties reasonably selected by Administrative Agent, including, (a) a certified third party security assessment report, (b) results of systems testing and verification of integration with MERS® eRegistry and MERS® eDelivery, and (c) a legal analysis of Seller’s eClosing System and Seller’s eVault, and such systems’ policies, procedures and processes), in each case only to the extent reasonably necessary to ensure compliance with the terms of the Transaction Documents, and the related applicable provisions of the GLB Act, applicable eCommerce Laws, privacy laws and regulations, and Agency Guidelines and Takeout Guidelines, all at Seller’s expense (subject to the limitations in Section 16(a)) and at such reasonable times during normal business hours as Administrative Agent may request upon reasonable (but no less than three (3) Business Days) advance notice to Seller and without unreasonable disruption to Seller’s business; provided that no advance notice shall be required if an Event of Default has occurred and is continuing.
(e)    Review Seller’s Anti-fraud Processes and Procedures. Administrative Agent shall have the right, at its own expense, to review Seller’s anti-fraud processes and procedures upon reasonable advance notice to Seller, during normal business hours and without disrupting Seller’s operations.
(f)    Notices. Seller will notify Administrative Agent promptly after a Notice Officer has actual knowledge of the occurrence of any of the following (which notice may be included in a Compliance Certificate delivered promptly thereafter), and Seller shall provide such additional documentation and cooperation as Administrative Agent may reasonably request with respect to any of the following:
(i)    any change in the business address and/or telephone number of Seller;
(ii)    any material merger, consolidation or reorganization of Seller, or any change in the ownership of Seller by direct or indirect means that results in a Change in Control. “Indirect” means any change in ownership of a controlling interest of the relevant Person’s direct or indirect parent;
(iii)    any change of the name or jurisdiction of organization of Seller;
(iv)    any material adverse change in the consolidated financial condition of Seller;
(v)    entry of any court judgment or regulatory order requiring Seller to pay a claim or claims in excess of the JPM Threshold that is not covered by insurance;
(vi)    the filing of any petition, claim or lawsuit against Seller, in which the amount involved is in excess of the JPM Threshold that is not covered by insurance (any such notice shall be accompanied by an updating Schedule IV including a description of such petition, claim or lawsuit);
(vii)    Seller or any of its Subsidiaries admits to committing, or is found to have committed, a violation of any Requirement of Law relating to its business operations, including its loan generation, sale or servicing operations, and such violation has, or would reasonably be expected to have, a Material Adverse Effect;
(viii)    except for regular or routine audits, inspections, investigations, examinations or reviews by the regulators of Seller, the initiation of any audits, inspections, investigations, examinations or reviews of Seller by any Agency or Governmental Authority relating to the Origination, sale or servicing of Mortgage Loans by Seller or the business operations of Seller;
(ix)    any termination or suspension of any approval described in Section 10(a)(ix) of Seller to sell Mortgage Loans to an Agency;
(x)    the occurrence of any “event of default” or “termination event” under any Hedging Arrangement (as those terms are defined or, if not defined, used in such Hedging Arrangement) in which Seller has aggregate principal exposure of more than [***] or the giving of written notice to Seller by a party to any Hedging Arrangement that an event of default or termination event has occurred;
(xi)    the filing, recording or assessment against Seller or any of Seller’s assets of any federal, state or local tax Lien in excess of the JPM Threshold;
(xii)    the occurrence of any Default hereunder;
(xiii)    the occurrence of any Event of Default hereunder;
(xiv)    any other action, event or condition of any nature that has, or would reasonably be expected to have, a Material Adverse Effect;
(xv)    any other action, event or condition of any nature that, with or without notice or lapse of time or both, will constitute a default under or in respect of any Material Indebtedness and that, if not timely cured by Seller or waived by its holder or holders, would cause, or would permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Material Indebtedness to become or be declared due before its stated maturity, or its prepayment, redemption or defeasance (including repurchase of assets subject to any repurchase agreement, securities contract or similar agreement) to be required, before its stated maturity or termination date;
(xvi)    Seller shall have made a determination that Administrative Agent or any Buyer is in breach of a material provision of this Agreement or any of the other Transaction Documents and a Notice Officer has formed the intention to pursue that claim either immediately or in the future;
(xvii)    any proposed changes, at least ten (10) Business Days prior to the proposed effective date of such changes, to Seller’s eClosing System and/or eVault or related policies, procedures and/or processes that may adversely affect the performance of such eClosing System or eVault or that may adversely affect the enforceability of eMortgage Loans and eNotes or compliance with applicable Agency Guidelines and eCommerce Laws in any material respect; or
(xviii)    any occurrence of a data security incident, in any event no later than five (5) Business Days following such incident, regarding Seller’s eClosing System or Seller’s eVault that results in the unauthorized access to or acquisition of eNote and any other records, including details of such data security incident (if applicable), a summary of any external third party forensic examinations of it, and planned remediation steps to correct it and prevent similar incidents in the future.
(g)    Payment of Taxes.
(i)    Seller shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon Seller, its Subsidiaries, or on their respective income, receipts or properties, before penalties are incurred, that if unpaid will, or would reasonably be expected to, have a Material Adverse Effect; provided that Seller and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies for which Seller or its Subsidiaries shall have obtained an adequate bond or adequate insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued, if adequate book reserves determined in accordance with GAAP are established therefor.
(ii)    (A) All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, other than any deduction or withholding required by any Requirement of Law, and excluding taxes imposed on (or measured by) its net income (however denominated) or capital, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which any Buyer is organized or of its applicable lending office, or any political subdivision thereof, excluding taxes imposed as a result of its failure to comply with the requirements of Sections 1471 through 1474 of the IRC and any treasury regulations promulgated thereunder (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If Seller is required by any Requirement of Law to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date due, (c) deliver to Administrative Agent, promptly, original tax receipts and other evidence satisfactory to Administrative Agent of the payment when due of the full amount of such Taxes and (d) pay to Administrative Agent (for the account of such Buyer) such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.
(B)    In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with all applicable Requirements of Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(C)    Seller agrees to indemnify Buyers and Administrative Agent for the full amount of Taxes and Other Taxes (including additional amounts with respect thereto), and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 11(g), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Administrative Agent or the relevant Buyer(s) shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be. Buyers shall promptly repay to Seller any refund of any amounts received by Buyers that are attributable to the amounts paid by Seller under this Section 11(g).
(D)    Any assignee of a Buyer that is not incorporated or otherwise created under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide Seller with properly completed IRS Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or before the date upon which each such Foreign Buyer becomes a purchaser of Mortgage Loans hereunder. Each Foreign Buyer will resubmit the appropriate form on the earliest of (x) the third anniversary of the prior submission or (y) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide Seller with the appropriate form or other relevant document pursuant to this Section 11(g)(ii) (unless such failure is due to a change in any Requirement of Law occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under this Section 11(g)(ii) with respect to Taxes imposed by the United States; provided that should a Foreign Buyer, that is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.
(E)    Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 11(g)(ii) shall survive the termination of this Agreement. Nothing contained in this Section 11(g)(ii) shall require any Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
(F)    Each Party acknowledges that it is its intent, for purposes of U.S. federal, state and local income and franchise taxes only, to treat each purchase transaction hereunder as indebtedness of Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Seller in the absence of an Event of Default by Seller. All Parties agree to such treatment and agree to take no action inconsistent with this treatment unless required by law.
(h)    Insurance. Seller shall maintain, at no cost to Buyers or Administrative Agent, (a) blanket fidelity bond coverage, with such companies and in such amounts as to satisfy the requirements of applicable Agency Guidelines, and shall cause Seller’s policy to be endorsed with the Blanket Bond Required Endorsement, (b) liability insurance and fire and other hazard insurance on its properties, and (c) network security and cyber liability insurance that includes coverage for any and all costs and expenses associated with a data security incident, with responsible insurance companies reasonably acceptable to Administrative Agent, in such amounts and against such risks as is customarily carried by similar businesses. Photocopies of such policies shall be furnished to Administrative Agent at no cost to Buyers or Administrative Agent upon Seller’s obtaining such coverage or any renewal of or modification to such coverage.
(i)    Financial Statements and Other Reports. Seller shall deliver or cause to be delivered to Administrative Agent:
(i)    Within forty-five (45) days after the end of each calendar month, (1) consolidated statements of income and changes in shareholders’ equity and cash flows for such month of Seller and Seller’s consolidated Subsidiaries and (2) statements of income and changes in shareholders’ equity and cash flows for such month of each of Seller’s Material Subsidiaries (excluding any Material Subsidiary that is only a holding company), and for each of Seller and such Material Subsidiaries, the related balance sheet as at the end of such month, all in reasonable detail, prepared in accordance with GAAP, subject to year-end adjustments and a lack of footnotes;
(ii)    Within ninety (90) days after (1) Seller’s fiscal year end, consolidated statements of income, changes in shareholders’ equity and cash flows of Seller and Seller’s consolidated Subsidiaries for such fiscal year, and (2) the fiscal year end of each Material Subsidiary of Seller, statements of income, changes in shareholders’ equity and cash flows of such Material Subsidiary (excluding any Material Subsidiary that is only a holding company), and for each of Seller and such Material Subsidiaries, the related balance sheet as at the end of such fiscal year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and an opinion prepared by an accounting firm reasonably satisfactory to Administrative Agent, or other independent certified public accountants of recognized standing selected by Seller, as to Seller’s and Seller’s consolidated Subsidiaries financial statements and, only if Seller elects to have them audited, as to such Material Subsidiaries’ financial statements;
(iii)    Together with each delivery of financial statements required in Sections 11(i)(i) and 11(i)(ii), a Compliance Certificate executed by the chief financial officer, chief executive officer or president of Seller, on behalf of Seller;
(iv)    Photocopies or electronic copies of all regular or periodic financial and other reports, if any, that Seller shall file with the SEC, not later than thirty (30) days after filing;
(v)    Photocopies or electronic copies of the relevant portions of any final written audits completed by any Agency of Seller, or of Seller’s eClosing System and Seller’s eVault that provide for material corrective action, material sanctions or classifications of the quality of Seller’s operations, not later than five (5) Business Days after receiving such audit, provided that Seller is not prohibited by the applicable Agency from providing such copies;

(vi)    Weekly (and more frequently if reasonably requested by Administrative Agent), a hedging report in substantially the form of Schedule HR;
(vii)    On each Business Day, an Asset Schedule listing the Purchased Mortgage Loans then subject to Transactions; and
(viii)    From time to time, with reasonable promptness, such further information regarding the Mortgage Assets, or the business, operations, properties or financial condition of Seller as Administrative Agent may reasonably request.
(j)    Limits on Distributions.
(i)    If any Default or Event of Default described in [***], shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Administrative Agent, which Administrative Agent may grant or withhold in its sole discretion.
(ii)    If any Default or Event of Default other than those specifically referred to in [***] shall have occurred and be continuing, Seller shall not declare, make or pay, or incur any liability to declare, make or pay, any dividend (excluding stock dividends) or other distribution other than Tax Dividends on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself, whether now or hereafter outstanding, without the prior written consent of Administrative Agent, which Administrative Agent may grant or withhold in its sole discretion; provided, however that, notwithstanding anything in the foregoing, Seller shall be able to make a Tax Dividend to its shareholders required for purpose of meeting such shareholder’s tax liability related to its, his or her ownership of Seller.
(k)    Use of Chase’s Name. Except as otherwise agreed, consented to or approved as set forth in other agreements between the parties hereto or as otherwise required by law, Seller shall, and shall cause its Subsidiaries to, confine its use of Chase’s logo and the “JPMorgan” and “Chase” names to those uses specifically authorized by Chase in writing; provided that the use of such names in reference to the Transaction Documents and the parties thereto is authorized; provided, further that Seller may disclose to third parties that Administrative Agent is a party to the Transaction Documents.
(l)    Reporting. In its consolidated financial statements, Seller will report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP.

(m)    Transactions with Affiliates. Except as contemplated by the Transaction Documents, Seller will not and will not permit any of its Material Subsidiaries to (i) enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise expressly permitted under this Agreement, (b) in the ordinary course of Seller’s or such Material Subsidiary’s business (including, without limitation, any ordinary course financing transaction otherwise permitted to be entered into directly by Seller but has been structured such that a special purpose entity 100% owned, directly or indirectly, by Seller is the obligor thereunder), or (c) [***] or (ii) make a payment that is not otherwise permitted by this Section 11(m) to any Affiliate; provided that the foregoing shall not apply to the extent that any such transaction is entered into or such payment is made pursuant to a lending arrangement with such Affiliate where the total amount of such transactions or payments are, when made, less than the amount that Seller could otherwise have distributed as discretionary dividends to its shareholders without such distribution (after giving effect thereto and to all prior and still outstanding transactions or payment to Affiliates as if they were discretionary dividends paid to Seller’s shareholders) resulting in an Event of Default.
(n)    Defense of Title; Preservation of Mortgage Assets. Seller warrants and will defend the right, title and interest of Buyers and of their agent and representative, Administrative Agent, in and to all Mortgage Assets against all adverse claims and demands of all Persons whomsoever (other than any claim or demand related to any act or omission of any Buyer, which claim or demand does not arise out of or relate to any breach or potential breach of a representation or warranty by Seller under this Agreement). Seller shall do all things necessary to preserve the Mortgage Assets so that such Mortgage Assets remain subject to a first priority perfected Lien hereunder, excluding Hedging Arrangements that cover both Purchased Mortgage Loans and Mortgage Loans that are subject to another Available Warehouse Facility, as to which Seller will do all things necessary to keep Administrative Agent’s Lien pari passu with the Lien of the counterparty to such other Available Warehouse Facility. Without limiting the foregoing, Seller will comply in all material respects with all Requirements of Law applicable to Seller or relating to the Mortgage Assets and cause the Mortgage Assets to comply in all material respects with all applicable Requirements of Law. Seller will not allow any default to occur for which Seller is responsible under any Mortgage Assets or any Transaction Documents and Seller shall fully perform or cause to be performed when due all of its material obligations under any Mortgage Assets and the Transaction Documents.
(o)    Limitation on Sale of Assets. Except for sales and other dispositions, including securitizations, in the ordinary course of Seller’s or its Material Subsidiaries’ business or as otherwise authorized by this Agreement, Seller shall not, and shall not permit any of its Material Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets (including receivables and leasehold interests) whether now owned or hereafter acquired.
(p)    No Amendment or Compromise. Except as otherwise provided in clause (g) of Exhibit B, or as required by applicable Requirements of Law, without Administrative Agent’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans or any related rights.
(q)    Loan Determined to be Defaulted or Defective. Unless the subject Purchased Mortgage Loan has already been repurchased by Seller, upon the Cash Manager’s obtaining actual knowledge that any Purchased Mortgage Loan is a Defaulted Loan or a Defective Mortgage Loan, Seller shall promptly give notice of such discovery to Administrative Agent.
(r)    Further Assurances. Seller agrees to do such further acts and things and to execute and deliver to Administrative Agent such additional assignments, acknowledgments, agreements and instruments as are reasonably required by Administrative Agent to carry into effect the intent and purposes of this Agreement and the other Transaction Documents or to perfect the interests of Administrative Agent (as agent and representative of Buyers) in the Mortgage Assets.
(s)    Hedging Arrangements. Seller shall hedge its interest rate risk with respect to Purchased Mortgage Loans in accordance with its hedging policies. Seller shall review its hedging policies periodically to confirm that they are adequate to meet Seller’s business objectives and that such hedging policies are being complied with in all material respects. Upon Administrative Agent’s reasonable request made from time to time, Seller will provide a current copy of Seller’s hedging policies.
(t)    [Reserved].
(u)    [Reserved].
(v)    Underwriting Guidelines. Seller will underwrite Eligible Mortgage Loans other than Jumbo Loans in compliance with Agency Guidelines. Seller will underwrite Jumbo Loans in compliance with its Non-Agency Jumbo Guidelines. If Seller changes its Non-Agency Jumbo Guidelines from time to time to increase the maximum LTV/CLTV, increase the maximum debt-to-income ratio or reduce the minimum FICO Score for Jumbo Loans of a particular Loan Purpose and Product or Property type, to be greater than the maximum LTV/CLTV factor, greater than the maximum debt-to-income ratio factor or less than the minimum FICO Score factor that are specified in Schedule III, Seller will notify Administrative Agent of such change and provide a copy of its revised Non-Agency Jumbo Guidelines, and Administrative Agent will review such change and notify Seller on or before ten (10) Business Days after receipt whether Administrative Agent approves or disapproves such change. If Administrative Agent approves such change, the parties agree to amend this Agreement to adjust Schedule III to match such changed factor in the revised Non-Agency Jumbo Guidelines (and to substitute such revised Non-Agency Jumbo Guidelines for Schedule III). If Administrative Agent does not approve such change, Schedule III attached hereto (or to the most recent previous substitution therefor, if any) shall remain and continue in effect for purposes of this Agreement.
(w)    UCC. Seller will not change its name, identity, corporate structure or location (within the meaning of Section 9-307 of the UCC) unless it shall have (i) given Administrative Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to

Administrative Agent all financing statements, amendments, instruments and other documents reasonably requested by Administrative Agent in connection with such change. Seller will keep its principal place of business and chief executive office at the location specified in Section 15 as the address specified in Section 15 may be updated from time to time to another United States address.
(x)    Takeout Commitments. Except to the extent superseded by this Agreement, Seller covenants that it shall continue to perform in all material respects all of its duties and obligations to the Approved Takeout Investor under any applicable Takeout Commitment and Takeout Agreement and otherwise with respect to which a Jumbo Loan or MBS is specifically allocated as if such Jumbo Loan were still owned, or such MBS were owned, by Seller (instead of by Administrative Agent, as agent and representative of Buyers) and to be sold directly by Seller to the Approved Takeout Investor pursuant to such Takeout Commitment on the date provided therein without the intervening ownership of Administrative Agent (as agent and representative of Buyers) pursuant to this Agreement. Without limiting the generality of the foregoing, Seller shall timely assemble all records and documents concerning each such Jumbo Loan that (i) are in its possession or control, (ii) have not been delivered to Administrative Agent or Custodian and (iii) are required under any applicable Takeout Commitment (except that photocopies instead of originals shall be used for those documents of which originals were provided to Custodian in the Asset File or to Administrative Agent in the Loan Eligibility File) and all other documents and information in its possession or control that have not been delivered to Administrative Agent or Custodian and that may have been required or requested by the Approved Takeout Investor, and Seller shall make all representations and warranties required to be made to the Approved Takeout Investor under the applicable Takeout Commitment and Takeout Agreement.
(y)    Financial Covenants.
(i)    Leverage Ratio. Seller shall not permit the Leverage Ratio of Seller and its Subsidiaries on a consolidated basis to exceed [***] computed as of the end of each calendar month.
(ii)    Minimum Adjusted Tangible Net Worth. Seller shall not permit the Adjusted Tangible Net Worth of Seller and its Subsidiaries on a consolidated basis, computed as of the end of each calendar month, to be less than [***].
(iii)    Maintenance of Liquidity. Seller shall have unencumbered Liquidity on the last day of each month in an amount that equals or exceeds [***].
(iv)    Net Income or (Loss). If as of the last day of any calendar month in a fiscal quarter of Seller, either (x) the Adjusted Tangible Net Worth of Seller and its Subsidiaries, on a consolidated basis, is less than [***] or (y) the Liquidity of Seller and its Subsidiaries, on a consolidated basis, is less than [***], then and in either such case, the net income before taxes of Seller and its consolidated Subsidiaries for such quarter shall equal or exceed [***].

(z)    Government Regulation. Seller shall not (1) be or become subject at any time to any Requirement of Law (including the U.S. Office of Foreign Asset Control list) that prohibits or limits Buyers or Administrative Agent from making any advance or extension of credit to Seller or from otherwise conducting business with Seller, or (2) fail to provide documentary and other evidence of Seller’s identity as may be requested by Administrative Agent at any time to enable Administrative Agent to verify Seller’s identity or to comply with any applicable Requirement of Law, including Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
(aa)    Business Continuity and Disaster Recovery. Seller agrees to maintain, to cause each Subservicer (if any) of its eMortgage Loans and Seller’s eVault Provider, to maintain, at all times (i) a disaster recovery program, (ii) a business continuity plan, and (iii) an incident response plan (collectively, the “Continuity, Recovery and Incident Response Programs”), each in scope and substance reasonably acceptable to Administrative Agent. Seller, at its sole cost, shall test the Continuity, Recovery and Incident Response Programs on an annual basis. If the results of any such testing identify any material compliance or other issues with respect to any of Seller’s, a Subservicer’s or an eVault Provider’s Continuity, Recovery and Incident Response Programs, Seller shall notify Administrative Agent and promptly correct any such issue to Administrative Agent’s reasonable satisfaction.
12.    Events of Default; Remedies.
(a)    Each of the following events shall, upon its occurrence and during its continuance, be an “Event of Default”:
(i)    Payment of Repurchase Price, Price Differential or Margin Call. Seller fails to (1) remit any payment of (x) Repurchase Price other than for a Defective Mortgage Loan, or (y) Price Differential when due pursuant to the terms of this Agreement or any other Transaction Document, or (2) satisfy any Margin Call in the manner provided and within the time specified in Section 4 (Margin Maintenance); provided that in the event of an administrative error with respect to such payment on any Business Day (which administrative error is promptly documented to the satisfaction of Administrative Agent), Seller shall have until the close of business on the next Business Day to complete such payment, so long as Seller is solvent.
(ii)    Other Payments. Seller fails to remit any payment due to Buyers or Administrative Agent pursuant to, and in breach of, the terms hereof other than those described in Section 12(a)(i) (Payment of Repurchase Price, Price Differential or Margin Call) or Section 12(a)(xv) (Defective Mortgage Loans), on or before the [***] after a Notice Officer’s receipt of notice or knowledge thereof.
(iii)    Representation or Warranty. (A) Any representation or warranty made by Seller in this Agreement or any other Transaction Document (x) is untrue, inaccurate or incomplete in any material respect (each such representation or warranty, a “Materially False Representation”) on or as of the date made and, (y) only as to Materially False Representations not made with intent to mislead or deceive Administrative Agent or Buyers, such Materially

False Representation is not cured by correcting its untruth, inaccuracy or incompleteness within [***] after a Notice Officer has actual knowledge that such Materially False Representation was untrue, inaccurate or incomplete in any material respect on or as of the date made; provided that any representation or warranty in Section 10(a)(i) (Representations and Warranties Concerning Purchased Mortgage Loans) or Section 10(b) (Representations as to Additional Mortgage Loans) or on Exhibit B (each, a “Loan Level Representation”) shall be considered solely for the purpose of determining (i) whether a Mortgage Loan is an Eligible Mortgage Loan or a Defective Mortgage Loan and (ii) the Market Value of such Mortgage Loan, including for purposes of Seller’s repurchase obligations and Margin Calls, and regardless of whether the Loan Level Representation was when made, or has become, a Materially False Representation, it will not constitute a Default or an Event of Default — although such Materially False Representation may cause each affected Purchased Mortgage Loan to cease to be an Eligible Mortgage Loan or to have a lower Market Value, and Administrative Agent may require that Seller repurchase it from Administrative Agent (as agent and representative of Buyers) or that Seller satisfy a Margin Call as provided in this Agreement — unless both (1) such Loan Level Representation shall be determined by Administrative Agent in its good faith discretion to have been materially false or misleading on a regular basis and (2) when such Loan Level Representation was made, a Notice Officer had actual knowledge that it was being made and that it was untrue, inaccurate or incomplete in any material respect, in which event such Materially False Representation will constitute an Event of Default; or
(B)    any fraudulent information contained in any written statement, report, financial statement or certificate made or delivered by Seller (either before or after the date hereof) to any Buyer or Administrative Agent pursuant to the terms of this Agreement or any other Transaction Document if (i) it was untrue, inaccurate or incomplete in any material respect on or as of the date made and (ii) a Notice Officer knew it to be fraudulent as of the date when made or deemed made.
(iv)    Act of Insolvency. Any Act of Insolvency occurs with respect to Seller or any Material Subsidiary.
(v)    MAE. There is a Material Adverse Effect.
(vi)    Authority to Originate, Purchase, Sell or Service. Any Agency or federal Governmental Authority revokes the authority of Seller to Originate, sell or service Mortgage Loans, or Seller shall fail to meet all requisite servicer eligibility qualifications promulgated by any Agency resulting in revocation of Seller’s status as an approved servicer with respect to such Agency.
(vii)    Subservicer’s Authority or Eligibility. Any Agency or federal Governmental Authority revokes the authority of any Subservicer to service Mortgage Loans, unless within [***] after any such revocation or loss of such status, all of the affected subservicing shall have been transferred to another Agency-approved Subservicer approved by Administrative Agent.

(viii)    Investment Company. Seller shall become subject to registration as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(ix)    Disavowal or Contest of Obligations. Seller shall claim in writing that any Transaction Document is not in full force and effect or is unenforceable, or seek to terminate or disaffirm any of Seller’s material obligations under it, at any time following its execution; provided that a claim or assertion by Seller that Administrative Agent or any Buyer has failed to comply with, or is in breach of, this Agreement or any other Transaction Document shall not, in and of itself, be an Event of Default.
(x)    Change in Control. Any Change in Control of Seller shall have occurred without Administrative Agent’s prior written consent and Seller shall fail to repurchase all Purchased Mortgage Loans and MBS then subject to outstanding Transactions on or before [***] after such Change in Control.
(xi)    Accounting and Reporting. Seller shall make any material change in its accounting treatment and reporting practices in material violation of Section 11(a) (Maintenance of Existence; Conduct of Business) and shall fail to reverse such change within [***] after a Notice Officer has actual knowledge that such change violates Section 11(a).
(xii)    Provide Notice. Seller shall fail to provide any notice required by (i) Section 11(f)(xiii) within [***] after a Notice Officer has actual knowledge of the occurrence of an event described in that Section, or (ii) any other provision of Section 11(f) (Notices) within [***] after a Notice Officer has actual knowledge of the occurrence of an event described in such Section.
(xiii)    Pay Taxes. Seller shall fail to pay (i) any taxes, assessments, governmental charges or levies, the nonpayment of which has, or would reasonably be expected to have, a Material Adverse Effect, as and when required by Section 11(g)(i), or (ii) any Taxes or Other Taxes, the nonpayment of which has, or would reasonably be expected to have, a Material Adverse Effect, as and when required by Section 11(g)(ii), and in either case such breach continues for [***] after a Notice Officer has actual knowledge that such nonpayment violates Section 11(g)(i) or Section 11(g)(ii), as applicable.
(xiv)    Maintain Insurance. Seller shall fail to pay before delinquency the premium for, or otherwise permit to lapse or be cancelled, any material insurance required by Section 11(h) (Insurance) and such breach continues for [***] after a Notice Officer has actual knowledge that nonpayment of the premium for or lapsing or cancelation of such insurance violates Section 11(h).
(xv)    Defective Mortgage Loans. Seller shall fail to repurchase any Purchased Mortgage Loan pursuant to Section 3(j) (Defective Mortgage Loans) on or before its Early Repurchase Date.

(xvi)    Maintain Hedging Arrangements. Seller shall fail to maintain Hedging Arrangements as required by Section 11(s) (Hedging Arrangements) and such failure has, or would reasonably be expected to have, a Material Adverse Effect and such breach continues unremedied for a period of [***] after a Notice Officer has actual knowledge of such failure.
(xvii)    ATNW, Liquidity and Net Income Maintenance. Seller shall fail to comply with the requirements of Sections 11(y)(ii) (Minimum Adjusted Tangible Net Worth), 11(y)(iii) (Maintenance of Liquidity) or 11(y)(iv) (Net Income or (Loss)).
(xviii)    Leverage Ratio Maintenance. Seller shall fail to comply with the requirements of Section 11(y)(i) (Leverage Ratio).
(xix)    Government Regulations Compliance. Seller shall fail to comply in any material respect with the requirements of Section 11(z) (Government Regulation) and such breach continues unremedied for a period of [***] after a Notice Officer has actual knowledge of such failure.
(xx)    Judgments. One or more final judgments for the payment of money in excess of the JPM Threshold, and such final judgment is rendered by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be paid (including by insurance), satisfied, vacated, discharged (or provision made for such discharge sufficient to prevent execution of any such judgment), or stayed, within [***] after their entry, and Seller shall not, within such [***] period, or such longer or shorter period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(xxi)    Other Debt to Chase or Certain Subsidiaries of JPMorgan Chase & Co. There is a default beyond the expiration of any applicable grace or cure period under any agreement for Debt other than a Transaction Document that relates to a facility the size of which is in excess of the JPM Threshold that Seller has entered into with Chase or any of the Subsidiaries of JPMorgan Chase & Co. listed in Exhibit 21 of its Form 10-K most recently filed with the SEC and, if such default is neither a payment default, an Act of Insolvency nor another default for which such other agreement does not provide or expressly allow for a cure (a “No-cure Default”), it has not been cured by such defaulting party or waived by such counterparty and [***] have elapsed since its occurrence (no cure or waiver period shall be applicable in respect of any such payment default, Act of Insolvency or No-cure Default). For clarity, an “agreement for Debt” under this Section 12(a)(xxi) shall not include any agreement with Chase or any of its Affiliates or Subsidiaries that relates to treasury management, brokerage or trading- related services.
(xxii)    [Reserved].
(xxiii)    Material Indebtedness Cross Default. Any “event of default” or any other default beyond the expiration of any applicable period of grace or opportunity to cure provided for in the written agreement with the holder of such Material Indebtedness which has resulted in or allows for the acceleration of such Material Indebtedness.

(xxiv)    Governmental Seizure or Appropriation. Any Governmental Authority or any Person acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the assets of Seller, or all or substantially all of the assets of any of Seller’s Material Subsidiaries, or shall have taken any action to displace the management of Seller or any of its Material Subsidiaries, and in either case such action shall not have been discontinued or stayed within [***].
(xxv)    Provisions Not Listed.
(A)    Seller shall materially breach any covenant in Section 11 other than a covenant that is specifically referred to in one of the provisions of this Section 12(a) preceding this Section 12(a)(xxv), for the breach of which covenant no grace, notice or opportunity to cure period is expressly provided elsewhere in this Agreement, and such breach continues unremedied for a period of [***] after a Notice Officer has actual knowledge of such breach.
(B)    Seller shall fail to observe, keep or perform any duty, responsibility or obligation imposed or required by any provision of this Agreement or any other Transaction Document, other than a duty, responsibility or obligation that is specifically referred to in one of the provisions of this Section 12(a) preceding this Section 12(a)(xxv) or in Section 12(a)(xxv)(A), that has, or would reasonably be expected to have, a material adverse impact on Seller, Administrative Agent or any Buyer and for the breach of which duty, responsibility or obligation no grace, notice or opportunity to cure period is expressly provided elsewhere in this Agreement, and such breach continues unremedied for a period of [***] after a Notice Officer has actual knowledge of such breach.
(C)    Without Administrative Agent’s prior written consent, any material change to Seller’s eClosing System or Seller’s eVault or its related policies, procedures or processes shall have been implemented and neither reversed, nor Administrative Agent’s written consent thereto obtained, for a period of [***] after a Notice Officer has actual knowledge of such material change. As used in this Section 12(a)(xxv)(C), the term “material change” means any change that is inconsistent with applicable Agency Guidelines or applicable Takeout Guidelines, or that would reasonably be expected to materially adversely affect either (i) the enforceability of any eNote or eMortgage Loan, or (ii) compliance with eCommerce Laws.
(b)    If an Event of Default occurs, Administrative Agent, at its option, may at any time or times thereafter while such Event of Default is continuing, elect by written notice to Seller to do any or all of the following:
(i)    accelerate the Repurchase Date of each outstanding Transaction whose Repurchase Date has not already occurred and cancel the Purchase Date for any Transaction whose Purchase Date has not yet occurred;
(ii)    terminate and replace Seller as interim servicer with respect to any Mortgage Assets at the cost and expense of Seller;

(iii)    direct Seller to cause Income collected by it or any Subservicer to be transferred into the Income Collection Account (or such other account, if any, as Administrative Agent shall specify) within [***] after its receipt by Seller or any Subservicer;
(iv)    direct or cause Seller to direct, all Mortgagors to remit all Income directly to the Income Collection Account (or such other account, if any, as Administrative Agent shall specify); and
(v)    terminate any commitment of Buyers and Administrative Agent to purchase Mortgage Loans under this Agreement or otherwise.
(c)    If Administrative Agent has exercised its option under Section 12(b)(i), then (i) Seller’s obligations hereunder to repurchase all Purchased Mortgage Loans and MBS then subject to outstanding Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of (i) the Pricing Rate for such Transaction and (ii) the Pricing Rate plus [***] to (y) the Repurchase Price for such Transaction as of the accelerated Repurchase Date as determined pursuant to Section 12(b) (decreased as of any day by (A) any amounts retained by Administrative Agent with respect to such Repurchase Price pursuant to Sections 12(b)(iii) and 12(b)(iv) and (B) any proceeds from the sale of Purchased Mortgage Loans pursuant to Section 12(d)), on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be payable to and retained by Buyers and shall be applied to the aggregate unpaid Repurchase Prices and all other amounts owed by Seller to Buyers, Administrative Agent or any other Indemnified Party under the Transaction Documents, (iv) in accordance with Sections 4 and 5, all amounts on deposit in the Accounts, shall be applied by Administrative Agent and Buyers to the aggregate unpaid Repurchase Prices and all other amounts owed by Seller to Buyers, Administrative Agent or any other Indemnified Party under the Transaction Documents, (v) Seller shall, if directed by Administrative Agent in writing, immediately deliver to Administrative Agent copies of any documents then in Seller’s possession or control relating to any Purchased Mortgage Loans subject to such Transactions and (vi) Administrative Agent may, by notice to Seller, declare the Termination Date to have occurred.
(d)    Upon the exercise by Administrative Agent of its option under Section 12(b)(i), without prior notice to Seller, Administrative Agent may (A) immediately sell, on a servicing released or servicing retained basis as Administrative Agent deems desirable, in a recognized market at such price or prices as Administrative Agent may in its sole discretion deem satisfactory, any or all Purchased Mortgage Loans and MBS subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller to Buyers, Administrative Agent or any other Indemnified Party under the Transaction Documents or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans and MBS, to give Seller credit for such Purchased Mortgage Loans and MBS in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller to Buyers, Administrative Agent or any other Indemnified Party under the Transaction Documents.
(e)    The proceeds of any disposition or the amount of any credit described above shall be applied first, to the costs and expenses incurred by Buyers and Administrative Agent in connection with or as a result of an Event of Default (including legal fees, consulting fees, accounting fees, file transfer and inventory fees, costs and expenses incurred in respect of a transfer of the servicing of the Purchased Mortgage Loans and costs and expenses incurred in connection with a disposition of the Purchased Mortgage Loans); second, to costs of cover and/or related hedging transactions; third, to the aggregate and accrued Price Differential owed hereunder, fourth, to the remaining aggregate Repurchase Prices owed hereunder; fifth, to any other accrued and unpaid obligations of Seller hereunder and under the other Transaction Documents and sixth, any remaining proceeds shall be paid to Seller or other Person legally entitled thereto.
(f)    The Parties acknowledge and agree that:
(i)    Buyers and Administrative Agent have no desire or intention to hold any of the Purchased Mortgage Loans or MBS for investment under any circumstances, and if (x) Seller fails to repurchase any Purchased Mortgage Loan or MBS when required to do so by this Agreement, whether before or after its termination, or (y) any Event of Default has occurred and is continuing, and (z) Buyers and Administrative Agent have not made an affirmative election under the circumstances then prevailing to retain such Purchased Mortgage Loan or MBS pursuant to clause (B) of Section 12(d), Administrative Agent will sell it (i) if practicable and if the sale can be made without Administrative Agent’s having to undertake representation, warranty or other obligations that Administrative Agent, acting in its sole discretion, considers unacceptable, to the relevant Approved Takeout Investor (if any), or (ii) by private sale to another Person in the secondary mortgage or MBS market, as applicable, undertaking only such representation, warranty and other obligations, if any, to such Person as Administrative Agent, acting in its sole discretion, considers acceptable, at the earliest reasonable opportunity and for such price as Administrative Agent, acting in its sole discretion, determines to be the optimal price available at the time of such sale; provided that if at any time Administrative Agent determines that the secondary market for residential mortgage loans or the market for MBS, as applicable, is illiquid, disrupted or dysfunctional, Administrative Agent may elect to postpone sales of Purchased Mortgage Loans or MBS for so long as Administrative Agent determines that any such market conditions persist, and no such delay shall be construed to constitute or require a change in the classification of the Purchased Mortgage Loans or MBS in Administrative Agent’s or Buyers’ hands from “held for sale” to “held for investment”, and in all cases, to the maximum extent not prohibited by applicable law, their Market Value shall be the only “reasonable determinant of value” of Purchased Mortgage Loans or MBS for purposes of Section 562 of the Bankruptcy Code;
(ii)    in the absence (whether because of market disruptions or for any other reason whatsoever) of a generally recognized source for secondary mortgage or MBS market prices of, or for bid or offer quotations for, any one or more Purchased Mortgage Loans or MBS at any time, whether before or after any termination of this Agreement, Administrative Agent may determine the Market Values of such Purchased Mortgage Loans or MBS using such means, methods, averaging, weighting, calculations and assumptions as it shall determine in its sole discretion to be appropriate and consistent with CL’s or its successor in interest’s (or, if Administrative Agent shall have ceased using on a regular basis CL or CL’s successor in interest’s valuation services for any reason, an active secondary market participant’s (which may be a division or an Affiliate of Chase)) valuation methods, and Administrative Agent’s determination shall be conclusive and binding, absent manifest error, for all purposes, it being the Parties’ specific intention to include therein the purposes of Sections 559 and 562 of the Bankruptcy Code;
(iii)    except to the extent, if any, contrary to market practice, in determining values of Purchased Mortgage Loans, Administrative Agent shall include all related accrued Income available either to be transferred to a secondary market purchaser or to be retained by Buyers to reduce their Repurchase Prices; and
(iv)    in determining the Market Value of any Purchased Mortgage Loans, it is reasonable for Administrative Agent to use and rely on the information provided by Seller on the daily data tape pursuant to Section 11(i)(vii) without being required to check or verify the accuracy or completeness of such information.
(g)    The Parties further recognize that if, under the circumstances described in clause (x) or clause (y) of Section 12(f)(i), Administrative Agent has elected to sell Purchased Mortgage Loans or MBS, the market for Mortgage Loans or MBS may then be insufficiently liquid or dysfunctional in other respects, they agree that Administrative Agent may elect the time and manner of liquidating any Purchased Mortgage Loan or MBS, and nothing contained herein shall obligate Administrative Agent (i) to liquidate any Purchased Mortgage Loan or MBS immediately after Seller’s failure to repurchase it when required by this Agreement, the occurrence of an Event of Default or any termination of this Agreement, or (ii) to liquidate all Purchased Mortgage Loans or MBS in the same manner or on the same day, and no exercise by Administrative Agent of any right or remedy shall constitute a waiver of any other right or remedy. Seller shall be liable to Administrative Agent and Buyers for (i) the amount of all reasonable legal or other expenses incurred by Administrative Agent and Buyers in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions reasonably incurred) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default.
(h)    To the extent permitted by applicable law, Seller shall be liable to Buyers and Administrative Agent for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by or on behalf of Seller or (ii) satisfied in full by the exercise of Buyer’s and Administrative Agent’s rights hereunder. Interest on any sum payable by Seller to Buyers or Administrative Agent under this Section 12(h) shall be at a rate equal to the greater of (x) the Pricing Rate for the relevant Transaction and (y) the Pricing Rate plus [***].
(i)    If an Event of Default occurs and is continuing, Buyers and Administrative Agent shall have, in addition to their rights hereunder, any rights otherwise available to them under any other agreement entered into in connection with the Transactions contemplated by this Agreement, under applicable law or in equity.
(j)    Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller.
13.    Servicing Rights Are Owned by Buyers; Interim Servicing of the Purchased Mortgage Loans
(a)    As a condition of purchasing an Eligible Mortgage Loan, Administrative Agent hereby engages Seller to interim service such Purchased Mortgage Loan as agent for Administrative Agent and Buyers for a term of thirty (30) days during the Post-Origination Period (the “Interim Servicing Term”), that is renewable as provided in Section 13(a)(vi), on the following terms and conditions:
(i)    Seller shall interim service and temporarily administer the Purchased Mortgage Loan on behalf of Administrative Agent and Buyers in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with all applicable requirements of the Agencies, Requirements of Law, the provisions of any applicable servicing agreement, and the requirements of any applicable Takeout Agreement and the Approved Takeout Investor, so that the eligibility of the Purchased Mortgage Loan for purchase under such Takeout Agreement is not voided or reduced by such interim servicing and temporary administration.
(ii)    If any Eligible Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller or any of its Affiliates (a “Subservicer”), or if the interim servicing of any Purchased Mortgage Loan is to be transferred to a Subservicer, Seller shall provide a copy of the related subservicing agreement and a Subservicer Instruction Letter executed by such Subservicer (collectively, the “Subservicing Agreement”) to Administrative Agent before such Purchase Date or interim servicing transfer date, as applicable. Each such Subservicing Agreement shall be in form and substance acceptable to Administrative Agent. In addition, Seller shall have obtained the prior written consent of Administrative Agent for such Subservicer to subservice the Purchased Mortgage Loans, which consent shall not unreasonably be withheld or delayed. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were interim servicing such Purchased Mortgage Loans directly. Any termination of Seller as interim servicer shall automatically terminate each Subservicer. If any Agency revokes any Subservicer’s authority to service Mortgage Loans, Administrative Agent may direct Seller to terminate such Subservicer as a subservicer of any or all of the Purchased Mortgage Loans and Seller shall cause the termination of such Subservicer within ten (10) Business Days of receipt of such direction from Administrative Agent.

(iii)    Seller acknowledges that it has no right, title or interest in the Servicing Rights for any Purchased Mortgage Loan, and agrees that Seller may not transfer or assign any rights to master service, service, interim service, subservice or administer any Purchased Mortgage Loan before Seller’s repurchase thereof from Buyers (by payment to Administrative Agent of the Repurchase Price on the applicable Repurchase Date) other than an interim servicing transfer to a Subservicer approved by Administrative Agent pursuant to a Subservicing Agreement approved by Administrative Agent as described above in this Section 13.
(iv)    Seller shall immediately advise Administrative Agent of the then-current physical location of, and shall yield possession of and deliver to Administrative Agent or such other Person, if any, as Administrative Agent shall designate in a written notice to Seller, all physical and contractual servicing materials, files and records for the servicing of each Purchased Mortgage Loan, including any original Mortgage Notes, that are in its possession or control, together with all of the related Servicing Records that are in its possession or control and are not already in Administrative Agent’s possession, upon the earliest of (w) the occurrence of a Default or Event of Default hereunder unless Administrative Agent gives written notice to Seller that the Interim Servicing Term is renewed and specifying the renewal term, (x) the termination of Seller as interim servicer by Administrative Agent pursuant to Section 13(a)(v), (y) the expiration (and non-renewal) of the Interim Servicing Term, or (z) the transfer of servicing to any entity approved by Administrative Agent and the assumption thereof by such entity. Seller’s transfer of the Servicing Records and the physical and such contractual servicing materials, files and records under this Section 13(a)(iv) shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
(v)    Administrative Agent shall have the right to terminate Seller as interim servicer of any of the Purchased Mortgage Loans, which right shall be exercisable at any time in Administrative Agent’s sole discretion, upon written notice.
(vi)    The Interim Servicing Term will be deemed renewed on each Remittance Date succeeding the related Purchase Date unless (i) Seller has sooner been terminated as interim servicer of all of the Purchased Mortgage Loans or (ii) an Event of Default has occurred on or before such Remittance Date, in which latter event the Interim Servicing Term will expire on such Remittance Date unless Administrative Agent gives written notice to Seller that the Interim Servicing Term is renewed and specifying the renewal term.
(vii)    The Interim Servicing Term will automatically terminate and Seller shall have no further obligation to interim service such Purchased Mortgage Loan as agent for Administrative Agent and Buyers or to make the delivery of documents required under this Section 13, upon receipt by Administrative Agent of the Repurchase Price therefor.
(viii)    Administrative Agent and Buyers have no obligation to pay Seller a fee for the interim servicing obligations Seller agrees to assume hereunder, no fee or other compensation will ever accrue or be or become owing, due or payable for or on account of such interim servicing and such interim servicing rights have no monetary value.

(b)    During the period Seller is interim servicing the Purchased Mortgage Loans as agent for Administrative Agent and Buyers, Seller agrees that Buyers are the owners of the related Servicing Rights, Credit Files and Servicing Records and Seller, acting as interim servicer, shall at all times maintain and safeguard, and cause any Subservicer to maintain and safeguard, the servicing records included in the Credit File for the Purchased Mortgage Loan (including photocopies or images of the documents delivered to Administrative Agent) to the extent in its possession or control, and accurate and complete records of its interim servicing of the Purchased Mortgage Loan, Seller’s possession of servicing records included in the Credit Files and Servicing Records being for the sole purpose of interim servicing such Purchased Mortgage Loans and such retention and possession by Seller being in a temporary custodial capacity only.
(c)    Seller further covenants as follows:
(i)    Administrative Agent may, at any time during Seller’s business hours on reasonable notice (provided that after the occurrence and during the continuance of a Default or an Event of Default, no notice shall be required), examine and make copies of all such documents and records relating to interim servicing and administration of the Purchased Mortgage Loans.
(ii)    At Administrative Agent’s request, Seller shall promptly deliver to Administrative Agent reports regarding the status of any Purchased Mortgage Loan being interim serviced by Seller, which reports shall include a description of any default thereunder for more than thirty (30) days or any other circumstances that could cause a material adverse effect on such Purchased Mortgage Loan, Administrative Agent’s title (as agent and representative of Buyers) to such Purchased Mortgage Loan or the collateral securing such Purchased Mortgage Loan; Seller may be required to deliver such reports until the repurchase of the Purchased Mortgage Loan by Seller.
(iii)    Seller shall immediately notify Administrative Agent if the Cash Manager has actual knowledge of any default under any Subservicing Agreement that would materially and adversely affect any Purchased Mortgage Loan subject thereto.
(iv)    If, during the Post-Origination Period, any Mortgagor contacts Seller requesting a payoff quote on the related Purchased Mortgage Loan, Seller shall ensure that any payoff funds received from such Mortgagor are transferred promptly to the Funding Account.
(d)    Seller shall release its custody of the contents of the servicing records included in any Credit File or any Asset File relating to a Purchased Mortgage Loan only (i) pursuant to the provisions of this Agreement and the Custodial Agreement, (ii) in accordance with the written instructions of Administrative Agent, (iii) upon the consent of Administrative Agent when such release is required as incidental to Seller’s servicing of the Purchased Mortgage Loan, or is required to complete the Takeout Funding or comply with the Takeout Guidelines, or (iv) as required by any Requirements of Law.

(e)    Administrative Agent reserves the right to appoint a successor interim servicer, or a regular servicer, at any time to service any Purchased Mortgage Loan (each a “Successor Servicer”) in its sole discretion. If Administrative Agent elects to make such an appointment after the occurrence of a Default or an Event of Default, Seller shall be assessed all costs and expenses incurred by Administrative Agent and Buyers associated with transferring the physical and contractual servicing materials, files and records for the servicing of each Purchased Mortgage Loan, together with all related Servicing Records, to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the servicing records included in the Credit File and related Servicing Records held by Seller, together with any and all mortgagors’ escrow payments held in any account and all other receipts relating to such Purchased Mortgage Loan, are promptly delivered to the Successor Servicer, and shall otherwise fully cooperate with Administrative Agent in effectuating such transfer. Seller shall have no claim for lost interim servicing income, any termination fee, lost profits or other damages if Administrative Agent appoints a Successor Servicer hereunder. Administrative Agent may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, sell any or all of the Purchased Mortgage Loans on a servicing released basis, at the sole cost and expense of Seller.
(f)    In the event Seller is terminated as interim servicer of any Purchased Mortgage Loan, whether by expiry of the Interim Servicing Term or by any other means, Seller shall cooperate with Administrative Agent in effecting such termination and transferring all authority to interim service such Purchased Mortgage Loan to the Successor Servicer. Without limiting the generality of the foregoing, Seller shall, in the manner and at such times as the Successor Servicer or Administrative Agent shall reasonably request (i) promptly transfer all data in its possession relating to the applicable Purchased Mortgage Loans and other Mortgage Assets to the Successor Servicer in such electronic format as the Successor Servicer may reasonably request, (ii) promptly transfer to the Successor Servicer, Administrative Agent or Administrative Agent’s designee all other files, records, correspondence and documents relating to the servicing of the applicable Purchased Mortgage Loans and other Mortgage Assets then in its possession or control and (iii) fully cooperate and coordinate with the Successor Servicer and/or Administrative Agent to comply with any applicable so-called “goodbye” letter requirements, notices or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable Requirements of Law applicable to the transfer of the servicing of the applicable Purchased Mortgage Loans. Seller agrees that if Seller fails to cooperate with Administrative Agent or any Successor Servicer in effecting the termination of Seller as servicer of any Purchased Mortgage Loan or the transfer of all authority to service such Purchased Mortgage Loan to such Successor Servicer in accordance with the terms hereof, Buyers and Administrative Agents will be irreparably harmed and entitled to injunctive relief and shall not be required to post bond.
(g)    Notwithstanding anything to the contrary in any Transaction Document, Seller, Buyers and Administrative Agent agree that all Servicing Rights with respect to the Purchased Mortgage Loans are being transferred hereunder to Administrative Agent (as agent and representative of Buyers) on the applicable Purchase Date, the Purchase Price for the Purchased Mortgage Loans includes full and fair consideration for such Servicing Rights and such

Servicing Rights will be conclusively deemed to be transferred by Administrative Agent (as agent and representative of Buyers) to Seller upon Seller’s payment of the Repurchase Price for such Purchased Mortgage Loans.
14.    Single Agreement
(a)    Seller, Buyers and Administrative Agent acknowledge that, and have entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder, together with the provisions of the Side Letter, constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller, Administrative Agent and each Buyer agrees (i) to perform all of its obligations in respect of each Transaction hereunder and its obligations under the Side Letter, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that, subject to Section 31, each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder or any obligations under the Side Letter, (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction or any agreement under the Side Letter shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder or any agreement under the Side Letter, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such setoff or application.
15.    Notices and Other Communications
Except as otherwise expressly provided herein, all such notices, statements, demands or other communications shall be in writing (including by electronic transmission) and shall be deemed to have been duly given and received (i) if sent by facsimile, upon the sender’s receipt of confirmation of transmission of such facsimile from the sending facsimile machine, (ii) if emailed, when transmitted electronically to the address provided in this Section 15, (iii) if hand delivered, when delivery to the address below is made, as evidenced by a confirmation from the applicable courier service of delivery to such address, but without any need of evidence of receipt by the named individual required and (iv) if mailed by Express Mail or sent by overnight courier, on the following Business Day, in each case addressed as follows:
If to Seller:
Rocket Mortgage, LLC
[***]
with copies to:
Rocket Mortgage, LLC
[***]

Rocket Mortgage, LLC

[***]
If to Administrative Agent:
JPMorgan Chase Bank, N.A.
[***]

with copies to:
JPMorgan Chase Bank, N.A.
[***]

Chase Mortgage Warehouse Finance
[***]
If to the other Buyers, at their addresses set forth on their signature pages to this Agreement (or, for Buyers who join after the effective date of this Agreement by joinder agreement, in their joinder agreements).
Any Party may revise any information relating to it by notice in writing to the other Parties given in accordance with the provisions of this Section 15.
16.    Fees and Expenses; Indemnity
(a)    Seller will pay its own legal and accounting fees and other costs incurred in respect of this Agreement, the other Transaction Documents and this facility. Seller will promptly pay all out-of-pocket costs and expenses reasonably incurred by Administrative Agent, including reasonable attorneys’ fees, in connection with (i) preparation, negotiation, and documentation of this Agreement and the other Transaction Documents, (ii) administration of this Agreement and the other Transaction Documents and any amendment or waiver thereto and purchase and resale of Mortgage Loans by Administrative Agent and/or Buyers hereunder, (iii) protection of the Purchased Mortgage Loans (including all costs of filing or recording any assignments, financing statements, amendments and other documents) and (iv) up to Fifteen Thousand Dollars ($15,000) per year of Administrative Agent’s expenses for performance of due diligence and audits in respect of Mortgage Loans purchased or proposed for purchase hereunder and Seller’s business and finances, by Administrative Agent or any agent of Administrative Agent, conducted after the date hereof. Seller will promptly pay all out-of-pocket costs and expenses reasonably incurred by Administrative Agent and Buyers, including reasonable attorneys’ fees, in connection with enforcement of Administrative Agent’s and Buyer’s rights hereunder and under any other Transaction Document (including costs and expenses suffered or incurred by Buyer in connection with any Act of Insolvency related to Seller, appeals and any anticipated post-judgment collection services).
(b)    In addition to its other rights hereunder, Seller shall indemnify Buyers, Administrative Agent, their Affiliates and Subsidiaries and their respective directors, officers,

attorneys, agents, advisors and employees (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against, and hold each of them harmless from, any losses, third-party liabilities, damages, claims and actual and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any Indemnified Party (“Losses”) relating to or arising out of this Agreement, any other Transaction Document or any other related document, or any transaction contemplated hereby or thereby, any use or proposed use of proceeds thereof, any amendment or waiver thereof or any breach of any covenant, representation or warranty contained in any of such documents, or arising out of, resulting from, or in any manner connected with, the purchase by Buyers and Administrative Agent of any Mortgage Loan or the servicing of any Purchased Mortgage Loans by Seller or any Subservicer; provided that Seller shall not be required to indemnify any Indemnified Party to the extent such Losses result from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this Section 16 shall survive the termination of this Agreement.
17.    Shipment to Approved Takeout Investor
(a)    Shipping Instructions for Purchased Mortgage Loans. If Seller desires that Custodian send an Asset File or Administrative Agent send a Loan Eligibility File to an Approved Takeout Investor or another warehousing or other mortgage financing institution, rather than to Seller directly, in connection with Seller’s repurchase of the related Purchased Mortgage Loan, or in a Pool to an Agency Custodian for the Agency that will issue or guaranty and MBS based on and backed by such Pool upon the Agency Custodian’s certification of such Pool, then Seller shall prepare and send to Custodian and Administrative Agent written shipping instructions pursuant to Section 10 (Shipment of Documents) of the Custodial Agreement instructing Custodian and Administrative Agent when and how to send such Asset File or Loan Eligibility File, as applicable, to such Approved Takeout Investor or its designee. Administrative Agent shall use commercially reasonable efforts to send the Loan Eligibility File on or before the date specified for shipment in such shipping instructions in accordance with the cutoff times specified in the “Chase Mortgage Warehouse Finance Customer Reference Guide” provided by Administrative Agent to Seller, or otherwise specified by Administrative Agent to Seller in writing from time to time. If Seller instructs Custodian to send an Asset File before the Repurchase Date, Custodian will send the Mortgage Note and related Mortgage under a Bailee Letter as provided in the Custodial Agreement. If Seller does not provide Custodian with shipping instructions with respect to a Mortgage Loan before its Repurchase Price is paid to Administrative Agent, Custodian shall send the Asset File to Seller or its designee after Administrative Agent receives the Repurchase Price therefor.
(b)    Delivery Versus Payment or Delivery Versus MBS. Upon Administrative Agent’s receipt of the Repurchase Price for a Pool of Purchased Mortgage Loans from an Approved Takeout Investor to whom Custodian has shipped the related Asset File or Administrative Agent has shipped the related Loan Eligibility File in a delivery versus payment or “swap for payment” transaction, all of Administrative Agent’s interests in the Purchased Mortgage Loans that are part of such Pool (but no others) shall automatically be released and Seller’s repurchase thereof shall be completed. Upon delivery into the Joint Securities Account of an MBS in exchange for a Pool that includes Purchased Mortgage Loans shipped to an

Agency Custodian in a delivery versus MBS or “swap for MBS” transaction, all of Administrative Agent’s interests in the Purchased Mortgage Loans included in such Pool (but no others) shall automatically be released and a securities entitlement in the Joint Securities Account and such MBS held therein proportionate to the aggregate value of the Purchased Mortgage Loans contained in the Pool from which such MBS was created shall be conclusively deemed to be a Mortgage Asset subject to a new Transaction effective as of the date of delivery of such MBS into the Joint Securities Account and accepted by Administrative Agent as a Mortgage Asset in substitution for the Purchased Mortgage Loans included in the Pool from which such MBS was created, with each such securities entitlement having a Repurchase Price equal to (x) the sum of the Purchase Prices of the Purchased Mortgage Loans included in such Pool plus (y) accrued and unpaid Price Differential on such Purchased Mortgage Loans, calculated as if they were still subject to Transactions, such Price Differential to be calculated at the Pricing Rate for Pooled Loans from their Pooling Date, until Administrative Agent’s receipt of Administrative Agent’s share of the cash Repurchase Price for such MBS (determined in accordance with the provisions of the Joint Securities Account Control Agreement) either from sale of the MBS to an Approved Takeout Investor or by direct payment by Seller. Seller may cause such securities entitlement in such MBS to be delivered to an Approved Takeout Investor pursuant to any related Takeout Commitment against payment of a cash amount at least equal to the Repurchase Price therefor. If Administrative Agent’s release of any Purchased Mortgage Loans shipped for securitization shall become effective and the MBS to be based on and backed by them (or any of them) shall not be delivered into the Joint Securities Account within two (2) Business Days after the Settlement Date of such MBS, Seller shall pay Administrative Agent the Repurchase Price therefor upon written demand made by Administrative Agent then or at any time thereafter before Administrative Agent has received the Repurchase Price from the securities intermediary under and pursuant to the Joint Securities Account Control Agreement. On the same Business Day that Seller receives any such written demand if given at or before 10:00 a.m., Houston, Texas time, or on the next Business Day if such notice is given after 10:00 a.m., Seller shall pay such Repurchase Price to Administrative Agent (for Buyers’ accounts) and shall submit a Completed Repurchase Advice. If such MBS is delivered into the Joint Securities Account after Seller has so repurchased it, upon Seller’s request, Administrative Agent will confirm to the securities intermediary that the related securities entitlement has been repurchased by Seller.
18.    Further Assurances.
Seller shall (i) promptly provide such further assurances or agreements as Administrative Agent may reasonably request in good faith in order to effect the purposes of this Agreement and (ii) mark its systems and/or other data processing records evidencing the Purchased Mortgage Loans with a legend or other identifier evidencing that Administrative Agent has acquired an interest therein as provided in this Agreement.
19.    Administrative Agent as Attorney-in-Fact
Administrative Agent is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Administrative Agent may, in good faith, deem necessary or advisable to accomplish the purposes hereof, including receiving, endorsing and collecting all checks made payable to the order of Seller representing any Income on any of the Purchased Mortgage Loans and giving full discharge for the same and perfect and continue the Lien granted hereby and protect, preserve and realize on the Mortgage Assets, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Administrative Agent agrees to not exercise the power granted by this Section 19 unless an Event of Default has occurred and is continuing; provided that Administrative Agent may (i) add and amend endorsements in Seller’s name of Mortgage Notes relating to Purchased Mortgage Loans either in blank or to any Approved Takeout Investor or its designee, cancel endorsements and re-endorse Mortgage Notes in Seller’s name and (ii) take such actions as it deems in good faith to be necessary or appropriate to accomplish the purposes hereof, to perfect and continue the Lien granted hereby and to protect and preserve the Mortgage Assets, at any time before or after any Event of Default has occurred.
20.    Wire Instructions
(a)    Unless otherwise specified in this Agreement, any amounts to be transferred by Administrative Agent to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller at:
Bank:    [***]
ABA No.:    [***]
Account Name:    [***]
Acct. No.:    [***]
Attn:    [***]
(b)    Any amounts to be transferred by Seller to Administrative Agent hereunder shall be sent by wire transfer in immediately available funds to the account of Administrative Agent at:
Bank:    [***]
ABA No.:    [***]
Account Name:    [***]
Acct. No.:    [***]
Attn:    [***]
(c)    Amounts received after 2:00 p.m., Houston, Texas time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.
21.    Entire Agreement; Severability
This Agreement, as supplemented by the Side Letter, supersedes any existing agreements between the Parties containing terms and conditions for Mortgage Loan repurchase transactions. Each provision and agreement of this Agreement and the other Transaction Documents shall be treated as separate and independent from any other provision or agreement of this Agreement and the other Transaction Documents and shall be enforceable notwithstanding the unenforceability of any of such other provisions or agreements. Without limiting the generality of the foregoing, if any phrase or clause of any Transaction Document would render any provision or agreement of that (or any other) Transaction Document unenforceable, such phrase or clause shall be disregarded and deemed deleted, and such provision or agreement shall be enforced as fully as if the offending phrase or clause had never appeared.
22.    Assignment and Participation; Pledges to a Federal Reserve Bank or Federal Home Loan Bank
(a)    The rights and obligations of Seller under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Administrative Agent and any such assignment without the prior written consent of Administrative Agent shall be null and void.
(b)    Any Buyer may assign all or any portion of its rights, obligations and interest under this Agreement and in the Mortgage Assets at any time without the consent of any Person, provided that any such assignment, other than an assignment to an Affiliate of such Buyer, is subject to the prior written consent of Seller so long as an Event of Default or Default has not occurred and is not continuing; for the avoidance of doubt, Seller’s consent shall not be required if an Event of Default or Default has occurred and is continuing. Any such assignment shall be in a minimum amount of at least Five Million Dollars ($5,000,000) unless otherwise consented to by Seller (provided that Seller’s consent shall not be required if an Event of Default or Default has occurred and is continuing) and, unless an Event of Default has occurred and is continuing, no such assignment shall result in Chase having a Commitment of less than Fifty Million Dollars ($50,000,000).
(c)    Resales of Purchased Mortgage Loans by Administrative Agent (subject to Seller’s right to repurchase the Purchased Mortgage Loans before termination of this Agreement, their shipment to an Approved Takeout Investor or an Agency Custodian pursuant to Section 17 or Administrative Agent’s liquidation of the Purchased Mortgage Loans pursuant to Section 12 and Administrative Agent’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to this Agreement) in accordance with applicable law, shall be permitted without restriction. In addition to, and notwithstanding any provision to the contrary in, the foregoing, any Buyer may assign its rights to enforce this Agreement as to any Purchased Mortgage Loan to any Person that subsequently purchases such Purchased Mortgage Loan from such Buyer or provides financing to such Buyer with respect to such Purchased Mortgage Loan.
(d)    Any Buyer may sell participation interests in all or any portion of its rights, obligations and interest under this Agreement and in the Mortgage Assets to any Person at any time without the consent of any other Person.
(e)    Each Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee (including potential Buyers) or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to such Buyer or Administrative Agent by or on behalf of Seller or any of its Subsidiaries, provided that (i) such proposed assignee (including any potential Buyer) or participant first executes with Administrative Agent a nondisclosure agreement substantially in the form of Exhibit K prior to such proposed assignee or participant first receiving any such information from such Buyer or Administrative Agent, and (ii) Administrative Agent shall deliver to Seller a fully executed copy of (1) each nondisclosure agreement executed by any assignee or participant or proposed assignee (including any potential Buyer) or participant, as the case may be, promptly after any such nondisclosure agreement is executed and (2) each participation agreement promptly after it is executed.
(f)    In addition to the foregoing, any Buyer may, at any time in its sole discretion, pledge or grant a Lien in all or any portion of its rights under this Agreement (including any rights to Mortgage Assets and any rights to payment of the Repurchase Price) to secure obligations to a Federal Reserve Bank or Federal Home Loan Bank, without notice to or consent of Seller; provided that no such pledge or grant of a security interest would release any Buyer from any of its obligations under this Agreement, including any obligations to deliver the same Purchased Mortgage Loans back to Seller upon receipt of payment of the Repurchase Price therefor, or substitute any such pledgee or grantee for such Buyer as a party to this Agreement.
(g)    Notwithstanding any of the foregoing provisions of this Section 22, Buyer shall not be precluded from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Section 12.
23.    Binding Effect; Automatic Termination.
(a)    Subject to the restrictions on assignments in Section 22, this Agreement and any Transactions shall bind and benefit the Parties and their respective successors, participants and assigns.
(b)    This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring on or after the Termination Date on which all Repurchase Prices and all other obligations of Seller under the Transaction Documents have been paid in full.
24.    Counterparts.
This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
25.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)    SELLER, ADMINISTRATIVE AGENT AND BUYERS EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SELLER, ADMINISTRATIVE AGENT AND BUYERS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 25 SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST SELLER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES HEREUNDER SPECIFIED IN SECTION 15.
(c)    EACH OF SELLER, BUYER AND ADMINISTRATIVE AGENT (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN SELLER AND ADMINISTRATIVE AGENT OR ANY BUYER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BUYERS AND ADMINISTRATIVE AGENT TO PROVIDE THE FACILITY EVIDENCED BY THIS AGREEMENT.
26.    No Waivers, Etc.
No express or implied waiver of any Event of Default by Administrative Agent or any Buyer shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by Administrative Agent or any Buyer shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any Party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the Parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 4(a) will not constitute a waiver of any right to do so at a later date.
27.    Use of Employee Plan Assets
(a)    If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by Seller in a Transaction, Seller shall so notify Administrative Agent before the Transaction. Seller shall represent in writing to Administrative Agent that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and Administrative Agent may proceed in reliance thereon but shall not be required so to proceed.
(b)    Subject to the last sentence of Section 27(a), any such Transaction shall proceed only if Seller furnishes or has furnished to Buyers and Administrative Agent its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
(c)    By entering into a Transaction pursuant to this Section 27, Seller shall be deemed (i) to represent to Buyers and Administrative Agent that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition that Seller has not disclosed to Administrative Agent, and (ii) to agree to provide Buyers and Administrative Agent with future audited and unaudited statements of its financial condition as they are issued, so long as any such Transaction is outstanding.
28.    Intent
(a)    The Parties intend and acknowledge that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Mortgage Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller, Administrative Agent and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a). Seller hereby agrees that it shall not challenge the characterization of this Agreement as a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, as a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code or as a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, in any dispute or proceeding.
(b)    It is understood that the right of Buyers and Administrative Agent (as agent and representative of Buyers) to accelerate or terminate this Agreement or to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder, or to exercise any other remedies pursuant to Section 12, is a contractual right to accelerate, terminate or liquidate this Agreement or such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
(c)    The Parties agree and acknowledge that if a Party hereto is an “insured depository institution,” as such term is defined in the FDIA, each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the FDICIA and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as any of the Parties is not a “financial institution” as that term is defined in FDICIA).
(e)    This Agreement is intended to be a “repurchase agreement” and a “securities contract”, within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.
29.    Disclosure Relating to Certain Federal Protections
The Parties acknowledge that they have been advised that:
(a)    in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other Party with respect to any Transaction hereunder;
(b)    in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other Party with respect to any Transaction hereunder; and
(c)    in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder other than funds on deposit in an Account are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
30.    Confidentiality
(a)    Confidential Terms. To effectuate this Agreement, Administrative Agent and Seller may disclose to each other certain confidential or proprietary information relating to the parties’ operations, computer systems, technical data, financial data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively, the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, each of the parties hereby agrees, except as otherwise expressly permitted in this Agreement:
(i)    not to use the Confidential Information except in furtherance of this Agreement;
(ii)    to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature;
(iii)    not to disclose Confidential Information to anyone other than its Affiliates and its and their employees, officers, directors, legal counsel, accountants and auditors (each, a “Representative”) with a need to have access to the Confidential Information and who are informed by the disclosing party of the confidential or proprietary nature of the Confidential Information and who are directed by such party to treat the Confidential Information in a manner consistent with the terms of this Section 30 except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party (and such is not otherwise subject to a duty of confidentiality); (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party; and
(iv)    to advise its Representatives (and if applicable, Buyer Third-Party Recipients) who are informed of the matters that are the subject of this Agreement, that the United States securities laws prohibit any individual who has received from an issuer of securities material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other individual under circumstances in which it is reasonably foreseeable that such other individual is likely to purchase or sell such securities in reliance upon such information.
(b)    Notwithstanding anything contained herein to the contrary, Administrative Agent may share any Confidential Information of Seller with (i) a Representative of Administrative Agent who Administrative Agent determines should be made aware of the Confidential Information in connection with Administrative Agent’s engagement by Seller; provided that, any such sharing of Confidential Information with a Representative of Administrative Agent conforms to the requirements herein; (ii) any prospective or actual assignee, participant or repledgee to assist such Person in determining whether to enter into an assignment, participation or repurchase transactions in connection with the Transaction Documents; (iii) any hedge counterparty to the extent necessary to obtain any hedging in connection with the Transactions under the Transaction Documents; and (iv) any Person that provides or intends to provide liquidity to Administrative Agent to further the Transactions set forth in the Transaction Documents (the Persons identified in clauses (ii)-(iv) of this subsection (b), the “Buyer Third-Party Recipients”); provided that, in the case of clauses (ii) through (iv) of this subsection (b), (A) such Person agrees to be bound by this covenant of confidentiality, or is otherwise subject to confidentiality restrictions no less strict than those set forth in this Section 30 and (B) other than during the occurrence and continuation of an Event of Default, with respect to Confidential Information consisting of (x) non-public financial information of Seller, including, without limitation, the contents of the financial reporting exhibits and schedules attached to this Agreement containing an MNPI legend affixed by Seller (as may be modified from time to time by Seller), (y) non-public personal information (as defined in the GLB Act) of an obligor with respect to a Purchased Mortgage Loan and (z) non-public, non-financial information pertaining to Seller that either (1) relates to developments or strategic initiatives, including but not limited to potential or actual acquisitions, divestitures and other strategic transactions, partnerships or initiatives; material or new product developments; material changes in management or organizational structure, material investigations or non-routine examinations from regulators and any other developments which materially affect Seller’s financial condition or prospects, or (2) is designated in writing by Seller as constituting material non-public information, in each case, such Confidential Information in clauses (x)-(z) (“Special Confidential Information”) shall not be shared with a Buyer Third-Party Recipient without the advance written consent of Seller (which may be provided by e-mail), which consent is not to be unreasonably withheld and shall, once given, extend to all such Special Confidential Information in relation to the applicable Buyer Third-Party Recipient to the extent that such additional material is provided solely for the purposes specified in clauses (ii) – (iv) above. Notwithstanding anything to the contrary set forth herein, Seller’ limited consent to share Special Confidential Information with a Buyer Third-Party Recipient shall terminate immediately and be of no further force or effect upon the earlier of: (i) the date that Administrative Agent abandons all further initiatives to consummate a transaction contemplated in clauses (ii) – (iv) above with such Buyer Third-Party Recipient, but in any event no later than one year after the date such limited consent was granted by Seller, (ii) the termination of any transaction or series of transactions that, pursuant to their terms, require Administrative Agent to forward such Special Confidential Information to such Buyer Third-Party Recipient or (iii) the termination of the Transaction Documents (each of the events described in clauses (i) - (iii), a “Consent Termination Event”). Upon the occurrence of a Consent Termination Event, Administrative Agent shall (i) subject to applicable law, rule and regulation and Administrative Agent’s document retention policies and procedures, promptly return to Seller or destroy all copies of the Special Confidential Information in its possession, and (ii) instruct recipients of such Special Confidential Information that their confidentiality obligations with respect to such Special Confidential Information survive the Consent Termination Event.
(c)    In addition, the Transaction Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Administrative Agent and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Administrative Agent except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Administrative Agent, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Administrative Agent, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures or filing required under the 1934 Act or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of clauses (ii), (iii) and (iv) of this subsection (c), Seller shall take reasonable actions to provide Administrative Agent with prior written notice; provided further that in the case of clause (iv) of this subsection (c), Seller shall not file any of the Transaction Documents other than this Agreement with the SEC or state securities office unless Seller have (x) provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Administrative Agent, and (y) redacted all pricing information and other commercial terms.
(d)    If any party or any of its Representatives breaches its respective duty of confidentiality under this Agreement, the non-breaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief. For the avoidance of doubt, each of Administrative Agent and Seller shall be solely responsible for any breaches of confidentiality by any of its respective Representatives and in the case of Administrative Agent, Administrative Agent shall also be solely responsible for any breaches of confidentiality by Buyer Third-Party Recipients.
31.    Setoff
(a)    Seller Waives Setoff Rights. Except to the extent specifically permitted herein, Seller hereby irrevocably and unconditionally waives all right to setoff for or on account of any obligation or liability of Administrative Agent, any Buyer, any Buyer’s participant or any of their Affiliates under this Agreement or any other Transaction Document, whether pursuant to contract or applicable law, in equity or otherwise, with respect to any funds or monies of Administrative Agent, any Buyer, any Buyer’s participant or any of their Affiliates at any time held by or in the possession of Seller.
(b)    Buyers and Administrative Agent Waive Certain Setoff Rights. Except to the extent specifically permitted herein, Administrative Agent, each Buyer, each Buyer’s participants and each of their Affiliates under this Agreement or any other Transaction Document hereby irrevocably and unconditionally waives all right to setoff for or on account of any obligation or liability of Seller under this Agreement or any other Transaction Document, whether pursuant to contract or applicable law, in equity or otherwise, with respect to any funds or monies of Seller or its Affiliates held by Administrative Agent, each Buyer, each Buyer’s participants and each of their Affiliates, including any bank accounts of Seller or any of its Affiliates with any of them or any deposits in such accounts or any amounts due or owing under any Master Securities Forward Transaction Agreement among any of them, or any of Buyers’, Administrative Agent’s or their Affiliates’ assets, rights or obligations under any other arrangement or agreement with Seller or any of its Affiliates; provided that if any Event of Default has occurred and is continuing,

Administrative Agent shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller under this Agreement or any other Transaction Document (whether at the stated maturity, by termination, acceleration or otherwise) to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final) in any of the Accounts, the Income Collection Account or any other funding, operating or other deposit account related to the facility provided for in this Agreement, for the ratable benefit of all Buyers in the proportion that each Buyer’s pro rata share of the Aggregate Purchase Price bears to the Aggregate Purchase Price outstanding at the time of the setoff, appropriation or application; provided further that Administrative Agent may set off funds or monies of Seller on deposit in any of the Accounts, the Income Collection Account or any other funding, operating or other deposit account related to the facility provided for in this Agreement, only against amounts Seller owes to Buyers, Administrative Agent or any other Indemnified Party pursuant to the terms of this Agreement or another Transaction Document; and provided further that the foregoing right of setoff shall not apply to any deposit of escrow monies being held on behalf of the mortgagors under Purchased Mortgage Loans. Administrative Agent agrees to promptly notify Seller after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
32.    WAIVER OF SPECIAL DAMAGES.
SELLER, ADMINISTRATIVE AGENT AND EACH BUYER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SELLER, ADMINISTRATIVE AGENT OR ANY BUYER MAY HAVE TO CLAIM OR RECOVER FROM SELLER, BUYERS OR ADMINISTRATIVE AGENT IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES EXCEPT CONSEQUENTIAL DAMAGES ARISING UNDER OR OUT OF SELLER’S, ADMINISTRATIVE AGENT’S OR ANY BUYER’S EXPRESS INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
33.    No Fiduciary Duty, etc.
Seller acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that neither Buyers nor Administrative Agent will have any obligations except those obligations expressly set forth in this Agreement and the other Transaction Documents, and Buyers and Administrative Agent are each acting solely in the capacity of an arm’s-length contractual counterparty to Seller with respect to the Transaction Documents and the Transactions and not as a financial advisor or a fiduciary to, or an agent of, Seller or any other Person. Seller agrees that it will not assert any claim against Buyers or Administrative Agent based on an alleged breach of fiduciary duty by such Person in connection with this Agreement and the Transactions. Additionally, Seller acknowledges and agrees that neither Buyers nor Administrative Agent is advising Seller as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Seller will consult with its own advisors concerning this Agreement and the Transactions and shall be responsible for making its own independent investigation and appraisal of the Transactions, and neither Buyers nor Administrative Agent shall have any responsibility or liability to Seller with respect thereto.
34.    USA PATRIOT ACT NOTIFICATION.
The following notification is provided to Seller pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Seller: When Seller opens an account, if Seller is an individual, Administrative Agent will ask for Seller’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Administrative Agent to identify Seller, and if Seller is not an individual, Administrative Agent will ask for Seller’s name, taxpayer identification number, business address, and other information that will allow Administrative Agent to identify Seller. Administrative Agent may also ask, if Seller is an individual, to see Seller’s driver’s license or other identifying documents, and if Seller is not an individual to see Seller’s legal organizational documents or other identifying documents.
35.    Amendment and Restatement of Prior MRA.
(a)    This Agreement amends and restates in its entirety the Prior MRA effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 7(a), and shall have the effect of a substitution of terms of the Prior MRA, but this Agreement will not have the effect of causing a novation or repayment of the obligations under the Prior MRA or a termination or extinguishment of the Liens granted under the Prior MRA, but instead such obligations shall remain outstanding and repayable pursuant to the terms of this Agreement and such Liens shall remain attached, enforceable and perfected securing such obligations and all additional payment and performance obligations of Seller arising under this Agreement and the other Transaction Documents.
(b)    Seller authorizes Administrative Agent to amend and continue the UCC financing statements filed in connection with the Prior MRA from time to time in any manner deemed desirable or reasonably necessary by Buyer, in its sole discretion, to maintain the perfection and priority of such Liens granted under the Prior MRA.
(The remainder of this page is intentionally blank; counterpart signature pages follow.)

EXECUTED effective as of the date first above written.
JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Buyer
By: /s/ Lindsay Schelstrate
Lindsay Schelstrate
Authorized Officer

Counterpart signature page to Master Repurchase Agreement among Rocket Mortgage, LLC, as Seller, JPMorgan
Chase Bank, N.A., as a Buyer and as Administrative Agent for the Buyers, and the other Buyers party thereto

ROCKET MORTGAGE, LLC
(Seller)
By:     /s/ Brian Brown
Brian Brown
Treasurer
Counterpart signature page to Master Repurchase Agreement among Rocket Mortgage, LLC, as Seller, JPMorgan
Chase Bank, N.A., as a Buyer and as Administrative Agent for the Buyers, and the other Buyers party thereto

Exhibit A

FORM OF CONFIRMATION

TO:	Rocket Mortgage, LLC
FROM:	JPMorgan Chase Bank, N.A.
RE:	Confirmation under First Amended and Restated Master Repurchase Agreement, dated as of August 11, 2022 (the “Agreement”) among Rocket Mortgage, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent for the Buyers and the Buyers party thereto

JPMorgan Chase Bank, N.A. (“Administrative Agent”) is pleased to confirm your sale and its purchase of the Mortgage Loans described below and listed on the attached Asset Schedule pursuant to the Agreement under the following terms and conditions:

ORIGINAL PRINCIPAL AMOUNTS OF MORTGAGE LOANS:	As set forth on the attached Asset Schedule
CURRENT PRINCIPAL AMOUNTS OF MORTGAGE LOANS:	As set forth on the attached Asset Schedule
PURCHASE DATE:	The date specified as the Purchase Date in the Transaction request related to this Confirmation
LATEST REPURCHASE DATE:	45 days after the Purchase Date or such other number of days after the Purchase Date as is specified in the Agreement for the applicable Mortgage Loan type
PURCHASE PRICE:	The applicable Purchase Price as is specified in the Side Letter for the applicable Mortgage Loan type
Exhibit A, Page 1

PRICING RATE:	The applicable per annum percentage rate set forth in the Side Letter for the applicable Mortgage Loan type
PRICE DIFFERENTIAL (TO BE PAID ON EACH APPLICABLE REMITTANCE DATE):
For each or partial calendar month during which the Transaction is outstanding, the sum of the following amount for each day during that whole or partial month: the weighted average of the applicable Pricing Rates for such day multiplied by the Aggregate Purchase Price outstanding on that day divided by 360. The Price Differential for the Transaction shall accrue during the period commencing on (and including) the day when the Purchase Price is transferred into the Funding Account (or otherwise paid to or for the account of Seller) for the Transaction and ending on (but excluding) the day the Repurchase Price is paid.

The Agreement is incorporated by reference into this Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms defined in the Agreement and not defined differently in this Confirmation have the same meanings here as there.
Exhibit A, Page 2

Exhibit B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
With respect to each Purchased Mortgage Loan, (i) as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Administrative Agent (as agent and representative of Buyers) from Seller and as of the date of this Agreement and any Transaction hereunder, and (ii) at all times while the Transaction Documents or any Transaction hereunder is in force and effect, Seller represents and warrants to Buyers and Administrative Agent that each of the statements set forth in the lettered clauses of this Exhibit B is true and correct in all material respects. For purposes of this Exhibit B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to those representations and warranties that are made to the best of Seller’s knowledge, if it is discovered by Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty (if Administrative Agent shall determine that a Purchased Mortgage Loan is not an Eligible Mortgage Loan because of the inaccuracy of such a representation or warranty, Administrative Agent will give Seller written notice specifying the affected Purchased Mortgage Loan or Loans).
(a)    Mortgage Loans as Described. The information set forth in the related Asset Schedule is complete, true and correct in all material respects as of the related Purchase Date.
(b)    Valid First Lien. The Mortgage is properly recorded (or, as to newly-Originated Mortgage Loans, is in the process of being recorded) and is a valid, existing and enforceable first Lien with respect to each Mortgage Loan including all improvements thereon, free and clear of all adverse claims, and Liens having priority over the Lien of the Mortgage, subject in all cases to the exceptions of title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy that was delivered to the Seller, the exceptions set forth below and such other exceptions to which similar properties are commonly subject and that do not, individually or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. In addition to the foregoing, such Lien may be subject to (i) the lien of current real property taxes and assessments not yet delinquent; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording that are acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy that was delivered to the Seller and that do not adversely affect the purchase by, or the purchase price to be paid by, the Approved Takeout Investor; and (iii) other matters to which like properties are commonly subject that do not individually or in the aggregate materially and adversely affect the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or
Exhibit B, Page 1

equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest securing the related Mortgage Loan on the property described therein and Seller has full right to sell and assign the related Mortgage Assets to Administrative Agent.
(c)    Validity of Mortgage Documents. With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files except for those Servicing Files (including for each eMortgage Loan, the eClosing Transaction Record) that Seller has disclosed to Administrative Agent are outstanding. The Mortgage Note and the related Mortgage are original and genuine, or in the case of an eNote, the copy of the eNote transmitted to Administrative Agent’s eVault is the Authoritative Copy and the tamper-seal on the eNote matches the tamper- seal stored on the MERS® eRegistry, and each is the legal, valid and binding obligation of the Mortgagor thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and Seller has taken all action required by this Agreement or requested by Administrative Agent to transfer such rights of enforceability to Buyers. Neither the operation of any of the terms of any Mortgage or Mortgage Note, nor the proper exercise by any holder of any right thereunder, will render the Mortgage or Mortgage Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. All items required to be delivered to Administrative Agent pursuant to this Agreement shall be delivered to Administrative Agent, within the time frames set forth in this Agreement, and if a document is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied. There is only one original executed Mortgage Note (or, in the case of an eNote, only one Authoritative Copy of the eNote, and each other copy of such Authoritative Copy is readily identifiable as a copy that is not the Authoritative Copy of the eNote) with respect to such Mortgage Loan, and, if an eMortgage Loan, the Mortgagor only signed the eNote at origination and did not also execute an original paper version.
(d)    Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. There is no homestead or other exemption or right available to the Mortgagor that would interfere with the right to sell the
Exhibit B, Page 2

Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. The Mortgage Note and Mortgage are on forms that conform to the Agency Guidelines.
(e)    Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination, except only if the Mortgage Loan is not an eMortgage Loan, by written instruments that (i) do not affect the amount or timing of any payment of principal or interest payable with respect to such Purchased Mortgage Loan, (ii) have been recorded in the applicable public recording office if required by law or if necessary to protect the interests of Administrative Agent, (iii) have been delivered to Administrative Agent or the Custodian as required by this Agreement and the Custodial Agreement, and (iv) if such instrument modifies an eNote, such modification (x) does not affect the amount or timing of any payment of principal or interest payable with respect to such Purchased Mortgage Loan and (y) is reflected on the MERS® eRegistry, and the eNote and related Mortgage Loan Documents remain valid, effective and enforceable and in compliance with all applicable eCommerce Laws and Agency Guidelines; the substance of any such waiver, alteration or modification has been approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, if any, to the extent required by the related policy provided by Seller, and with respect to RHS Loans, has been approved by RHS to the extent required by the Rural Housing Guaranty, and such modification is reflected appropriately on any and all documentation or data and is true and accurate in all material respects. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the policy, and with respect to RHS Loans, has been approved by RHS to the extent required by the Rural Housing Guaranty, and which assumption agreement is a part of the Asset File, the Loan Eligibility File and/or the Servicing File, as applicable. As of the Purchase Date, the full original principal amount of each Mortgage Loan has been fully disbursed as provided for in the Mortgage Loan Documents, and there is no requirement for any future advances. For the avoidance of doubt, (i) any amendment, modification, waiver, settlement or compromise with respect to a Mortgage Loan that grants or agrees to forbearance as described in Section 4022 of the CARES Act (whether or not required thereby or granted pursuant thereto), of any payment of principal or interest for any period of time, (ii) any request by an obligor for forbearance of any payment of principal or interest for any period of time under its Mortgage Loan pursuant to the CARES Act, and (iii) any failure to grant forbearance for a Mortgage Loan when requested by an obligor thereof entitled thereto as provided for in the CARES Act, shall in each case automatically cause such Mortgage Loan to immediately fail or cease to be, as applicable, an Eligible Mortgage Loan.
(f)    No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, including the defense of
Exhibit B, Page 3

usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not, as of the Origination Date, subject to an Act of Insolvency.
(g)    No Outstanding Charges. There are no defaults by Seller or any Subservicer in complying with the terms of the Mortgage, and (1) all taxes, special assessments, governmental assessments, insurance premiums and municipal charges that previously became due and owing have been paid or are not delinquent, or escrow funds have been established in an amount sufficient to pay for every such escrowed item that remains unpaid and that has been assessed but is not yet delinquent before any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s funds) and (2) all flood and hazard insurance premiums and private mortgage insurance premiums that are due, have been paid without loss or penalty to the Mortgagor. As of the Purchase Date, other than payments due but not yet thirty (30) days or more delinquent, no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including, as of the Origination Date, a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. Seller has received no notice of, and has no actual knowledge of, any event, including the bankruptcy filing or death of a Mortgagor, that has resulted in a Mortgagor default under the Mortgage Note or Mortgage. None of Seller or any Subservicer has advanced funds, or induced, solicited or knowingly received any advance from any Person other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan, unless otherwise permitted in the Agency Guidelines.
(h)    No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising Mortgaged Property or a release of a blanket Mortgage which release will not cause the Mortgage Loan to fail to satisfy the applicable Agency Guidelines. Neither Seller nor any Subservicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither Seller nor any Subservicer has waived any default resulting from any action or inaction by the Mortgagor.
(i)    No Default. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither Seller nor any Subservicer has waived any default, breach, violation or event permitting acceleration resulting from any action or inaction by the Mortgagor. With respect to each Mortgage Loan (i) the first Lien securing the Mortgage Loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such
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first-lien Mortgage or the related Mortgage Note, and (iii) no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder.
(j)    Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees, and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage with exception to escrow holdbacks.
(k)    No Mechanics’ Liens. There are no mechanics’ or similar Liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such a Lien) affecting the related Mortgaged Property that are or may be Liens prior to, or equal or coordinate with, the Lien of the related Mortgage.
(l)    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the Lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage.
(m)    Origination; Payment Terms. The Mortgage Loan was Originated by Seller, which is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution that is supervised and examined by a federal or state authority or duly licensed by state licensing authority, if applicable. Seller and all other parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and either (1) organized under the laws of such state, (2) qualified to do business in such state, (3) federal savings and loan associations, savings banks or national banks having principal offices in such state, (4) not doing business in such state or (5) not required by any Requirement of Law to be qualified to do business in such state. Principal payments on the Mortgage Loan commenced or will commence no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan requires interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment that is sufficient (i) during the period before the first adjustment to the Mortgage interest rate, to amortize the original principal balance fully over the original term thereof (unless otherwise provided in the Agency Guidelines) and to pay interest at the related Mortgage interest rate, and (ii) during the period following each interest rate adjustment date in the case of each adjustable rate Mortgage Loan, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage interest rate. The Mortgage
Exhibit B, Page 5

Note does not permit negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360 day year consisting of twelve 30-day months. The Mortgage Loan is not a simple interest Mortgage Loan (meaning a Mortgage Loan on which interest is calculated on a daily basis). The Mortgage Loan does not require a balloon payment upon the maturity thereof. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(n)    Ownership. At the time of Administrative Agent’s payment of the Purchase Price, Seller was the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately before the Purchase Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, is not assigned or pledged by Seller (although it may be, or have been, subject to a Takeout Commitment) and Seller has good and marketable title thereto, full right to transfer and sell the Mortgage Loan to Buyers free and clear of any Lien, participation interest, equity, pledge or claim and full right and authority subject to no interest or participation in, or agreement with, any other Person to sell or otherwise transfer the Mortgage Loan, subject to any applicable Takeout Commitment. Following the sale of the Mortgage Loan, Buyers will own such Mortgage Loan and the other Mortgage Assets free and clear of any Lien except for the Lien created pursuant to this Agreement and subject to Seller’s repurchase rights and applicable Takeout Commitments and Buyers have a valid and perfected first priority security interest in all of Seller’s right, title and interest in and to such Mortgage Loan and the other Mortgage Assets then existing and thereafter arising in each case free and clear of any Lien, subject to Seller’s repurchase rights and applicable Takeout Commitments. After the related Purchase Date, Seller will not have any right to modify or alter the terms of the sale of the Mortgage Loan to Buyers and Seller will not have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by Seller and Buyers. Seller has full right to sell, assign and transfer the Mortgage Loan without the consent of the related Mortgagor or any other Person.
(o)    Transfer of Mortgage Loan. The Mortgage Loan is a MERS Designated Mortgage Loan. The original Mortgage was recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the Lien thereof as against creditors of the Mortgagor, or is in the process of being recorded. Seller has registered the Mortgage Loan on the MERS® System or will do so within five (5) Business Days after the Purchase Date. No Person (other than Administrative Agent, which may, at its election, list itself as interim funder) is listed as interim funder on the MERS® System with respect to such Mortgage Loan.
(p)    Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency Guidelines or FHA, VA, RHS or HUD guidelines, as well as all additional requirements set forth in the Agency Guidelines. If required by the Flood Disaster Protection Act of 1973, as amended, the related Mortgaged Property is covered by a flood insurance policy meeting the applicable requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the applicable Agency Guidelines, or FHA, VA, RHS or HUD guidelines. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all
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premiums due and owing thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, to Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller, in any case.
(q)    Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans or reverse mortgage loans, as applicable, in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy, wrapper or insurance acceptable to the applicable Agency, FHA, VA, RHS or HUD and each such title insurance policy is issued by a title insurer acceptable to the applicable Agency, FHA, VA, RHS or HUD and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of paragraph (b) of this Exhibit B, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage interest rate and monthly payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any
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attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(r)    Closing Protection Letter. For each Wet Loan for which the related Settlement Agent involved in the Wet Funding (x) is Title Source, Inc., there is either (1) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans (which shall not be required to be included in each Loan Eligibility File), or (2) a fidelity bond covering Title Source, Inc., naming Administrative Agent as loss payee, as its interest may appear, and providing Administrative Agent with a right to directly provide written notice of a claim if Seller fails to give written notice of such loss; provided that Seller shall have forty-five (45) days following the date of this Agreement to put in place the right for Administrative Agent to directly provide such written notice, or (y) is not Title Source, Inc., (1) a fully executed Closing Protection Letter, or (2) a blanket Closing Protection Letter covering settlements of multiple Mortgage Loans (which shall not be required to be included in each Loan Eligibility File); provided that up to [***] of the Wet Loans Originated by Seller in any calendar month may be settled by Settlement Agents (other than Title Source, Inc.) for which no Closing Protection Letter is applicable.
(s)    Private Mortgage Insurance Policy. In the event that a private mortgage insurance policy is required by the applicable Agency, the Mortgage Loan has a valid and transferable private mortgage insurance policy. Unless the private mortgage insurance policy for a Mortgage Loan was cancelled at the request of the Mortgagor or automatically terminated, in either case in accordance with applicable law, all premiums have been paid and all provisions of such private mortgage insurance policy have been and are being complied with. Any Mortgage Loan subject to a primary mortgage insurance policy obligates the Mortgagor thereunder to pay the private mortgage insurance policy premium, if any, with respect to such Mortgage Loan. The Mortgage interest rate for the Mortgage Loan set forth in the related Asset Schedule is net of any such insurance premium.
(t)    Optional Insurance. No single payment credit life insurance or other optional insurance product that has been considered “predatory” by Fannie Mae or Freddie Mac has been obtained with the proceeds of such Mortgage Loan in connection with the Origination of such Mortgage Loan at the Origination Date.
(u)    Insurance. All policies of insurance, of whatever type, required either by the applicable Agency in connection with the closing of the Mortgage Loan or by this Agreement, remain in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagors having engaged in, any act or omission that would impair the coverage, validity or binding effect of any such policies or that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no unlawful commission, unlawful fee, or other unlawful compensation has been or will be received by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(v)    Mortgaged Property Undamaged; No Condemnation Proceedings. As of the related Purchase Date, there are no material uninsured casualty losses or material casualty losses
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where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, materially greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier. No casualty insurance proceeds have been used by Seller to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents. All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds. There is no material damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, to Seller’s actual knowledge, hazardous or toxic substances or other casualty that would materially adversely affect the value of the Mortgaged Property as security for the Mortgage Loan. There is no proceeding pending or, to the Seller’s actual knowledge, threatened in writing for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan.
(w)    Location of Improvements; No Encroachments. All improvements subject to the Mortgage that were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property, all except those that are insured against by the title insurance policy referred to in clause (q) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.
(x)    Appraisal. Unless the applicable Agency or HUD requires otherwise, the Asset File, the Loan Eligibility File and/or the Servicing File, as applicable, contains an appraisal or an underwriting property valuation using an automated valuation model of the related Mortgaged Property, or an Appraised Value Alternative, in each case, in a form acceptable to the applicable Agency, and in the case of an appraisal, made and signed, before the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of the applicable Agency. Each appraisal of the Mortgage Loan was made in accordance with the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the Origination Date of the Mortgage Loan.
(y)    Occupancy of the Mortgaged Property. The occupancy status of the Mortgaged Property is in accordance with the Agency Guidelines. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.
(z)    Type of Mortgaged Property. The Mortgaged Property is located in the United States and consists of a single parcel or multiple contiguous parcels of real property with a
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detached single family residence erected thereon, a townhouse or a two to four family dwelling, or an individual condominium unit, or an individual unit in a planned unit development or a de minimis planned unit development, or a Co-op Unit in a Co-op Project; provided that any condominium project or planned unit development generally conforms to the applicable Agency Guidelines regarding such dwellings. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided that Mortgaged Properties that contain a home office shall not be considered as being used for commercial purposes as long as the entire Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. The Mortgaged Property is not a mobile home or a Manufactured Home unless it secures a Manufactured Home Loan.
(aa)    Environmental Matters. To Seller’s knowledge, (i) there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue, and (ii) there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgaged Property.
(bb)    Unacceptable Investment. Seller has no actual knowledge of any specific circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that cause, or would reasonably be expected to cause, private institutional investors that invest in loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment or materially adversely affect the value or the marketability of the Mortgage Loan in comparison to similar loans.
(cc)    Servicemembers Civil Relief Act. The Mortgagor has not notified Seller or any Subservicer, and Seller has no actual knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003, as amended, or other similar state or federal law.
(dd)    No Fraud. No fraud, material omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of Seller, any Subservicer or any other Person involved in taking applications for, offering, arranging, assisting a consumer in obtaining, making, underwriting or closing of the Mortgage Loan, including the Mortgagor, any builder or developer or any appraiser. To Seller’s actual knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Seller has reviewed all of the documents constituting the related Asset File and Loan Eligibility File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.
(ee)    Delinquency. The Mortgage Loan has not been dishonored or declared to be in default and no payment required under the Mortgage Loan is more than thirty (30) days past due.
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(ff)    Compliance with Applicable Laws. Any and all requirements of any applicable federal (including, but not limited to, the CARES Act), state or local law or regulation including usury, truth in lending, ability to repay, real estate settlement procedures, consumer credit protection, consumer privacy, fair credit billing, fair credit reporting, fair debt collection practices, predatory and abusive lending laws, equal credit opportunity, fair housing and home mortgage disclosure laws or unfair, deceptive and abusive practices laws applicable to the origination and servicing of the Mortgage Loan including any provisions relating to prepayment penalties, have been complied with in all material respects and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Seller maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for Administrative Agent’s inspection at Seller’s office during normal business hours upon reasonable advance notice. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including all applicable predatory and abusive lending laws.
(gg)    Disclosure and Rescission Materials. The Mortgagor has received all disclosure materials to the extent required by applicable law (including eCommerce Laws) with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law and has acknowledged receipt of such materials to the extent required by applicable law and such acknowledgment will remain in the Asset File, the Loan Eligibility File and/or the Servicing File, as applicable.
(hh)    Texas Refinance Loans. Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance, in all material respects, with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a cash out refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a prepayment penalty. Seller does not collect any such prepayment penalties in connection with any such Texas Refinance Loan.
(ii)    Anti-Money Laundering Laws. Seller has at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller, including to the extent applicable, the USA PATRIOT Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti-Money Laundering Laws”), in respect of the Origination and servicing of each Mortgage Loan; Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the Origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation, in any
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material respect, of the Executive Order or the OFAC Regulations, and, to Seller’s actual knowledge, no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.
(jj)    Predatory Lending Regulations. The Mortgage Loan is not classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law. The Mortgage Loan does not have an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations for “high cost” loans, including 12 C.F.R. § 226.32(a)(1)(i). No term or condition of, and no practice used in connection with the origination of, such Mortgage Loan has been expressly categorized as an “unfair” or “deceptive” term, condition or practice under any applicable federal, state or local law (or regulation promulgated thereunder).
(kk)    State Laws. No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9); no Mortgage Loan that was originated on or after October 1, 2002 and on or before March 7, 2003 is secured by property located in the State of Georgia; no Mortgage Loan that was originated after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, as amended; no Mortgage Loan is a “high cost home loan,” as defined in Section 6 L of the New York State Banking Law; and no Mortgage Loan is a “covered loan” as contemplated in the California Predatory Lending Act set forth in California Finance Code Sections 4970 to 4979.8.
(ll)    Arbitration. No Mortgage Loan is subject to mandatory arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.
(mm)    Higher Cost Products. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator that is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor qualified for a lower-cost credit product then
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offered by the Mortgage Loan’s originator, the Mortgage Loan’s originator offered such lower-cost credit product to the Mortgagor.
(nn)    Underwriting Methodology. With respect to delegated underwritten loans, the methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets, liabilities and the proposed mortgage payment in accordance with Agency Guidelines.
(oo)    Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) One Thousand Dollars ($1,000), or (ii) five percent (5%) of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Agency Guidelines and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed one- fourth percent (0.25%) of the principal amount of such Mortgage Loan. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance, in all material respects, with applicable state and federal law and regulation.
(pp)    Prepayment Penalties. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment before maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the prepayment penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state or federal law to the contrary, neither Seller nor any Subservicer shall impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments.
(qq)    Single Premium Credit Insurance Policies. No proceeds from any Mortgage Loan were paid on the Origination Date to purchase a single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement through Seller in connection with the Origination of the Mortgage Loan
Exhibit B, Page 13

as a condition to the extension of credit. No proceeds from any Mortgage Loan were paid on the Origination Date to purchase single premium credit insurance policies or debt cancellation agreements as part of the Origination of, or as a condition to closing, such Mortgage Loan.
(rr)    Origination Practices; Servicing. The origination practices used by Seller and the collection and servicing practices used by Seller and any Subservicer with respect to each Mortgage Loan have been in all material respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by Seller and any Subservicer have been consistent with customary servicing procedures. The Mortgage Loan was underwritten in accordance with all applicable Agency Guidelines. Seller has serviced the Mortgage Loan at all times since its origination.
(ss)    Escrow Payments. With respect to escrow deposits and payments that Seller is entitled to collect, all such payments are in the possession of, or under the control of, Seller, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.
(tt)    Interest on Escrows. As of the related Purchase Date, Seller has credited to the account of the related Mortgagor under the Mortgage Loan all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to Administrative Agent upon request.
(uu)    Escrow Analysis. Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law, to the extent required by applicable law. All books and records with respect to each Mortgage Loan comply in all material respects with applicable law and regulations, and have been adjusted to reflect the results of any required escrow analyses. Except as allowed by applicable law, no inflation factor was used in the escrow analysis. Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses.
(vv)    Escrow Holdbacks. The Mortgage Loan is not subject to outstanding escrow holdbacks except those specifically identified by Seller or permitted in the Agency Guidelines.
(ww)    Credit Reporting. To the extent, if any, that Seller is required to do so by the Fair Credit Reporting Act and its implementing regulations, Seller has caused to be fully furnished, in accordance in all material respects with such Act and regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor loan files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. Seller has promptly corrected any discrepancies regarding consumer addresses of which Seller has received notice.
Exhibit B, Page 14

(xx)    Interest Rate Adjustments. If applicable, with respect to each adjustable rate Mortgage Loan, all interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. At the time the Mortgage Loan was Originated, the Mortgagor executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.
(yy)    Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Agency Guidelines for such trusts. The Mortgagor is not a government or a governmental subdivision or agency. The Mortgagor is not an entity (for the avoidance of doubt, meaning a corporation, limited liability company, trust, unincorporated association or other entity that is not a natural person) that is an Affiliate of Seller. The Mortgagor is not an employee of Seller, or a relative of an employee of Seller, unless (i) the Mortgage Loan was made in compliance with generally applied standards and requirements of Seller’s “employee” or “friends and family” mortgage loan programs under which loans are available to all of Seller’s eligible employees and such Mortgage Loan is otherwise an Eligible Mortgage Loan. Except for Investor Loans, the Mortgagor occupies the Mortgaged Property.
(zz)    Fannie Mae Announcement 95-19. As applicable, Seller will transmit full file credit reporting data for each Mortgage Loan to the extent required pursuant to Fannie Mae Announcement 95-19 and, to the extent required by that announcement, Seller will report one of the following statuses each month as follows: new origination, current, delinquent (30 or more days), foreclosed, or charged-off.
(aaa)    Tax Identification/Back Up Withholding. All tax identifications for individual Mortgagors, have been certified to the extent required by law. Seller has complied in all material respects with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers of Mortgagors and the taxpayer identification numbers provided to Administrative Agent as reflected in the related Asset Schedules are the respective numbers obtained from the Mortgagors. To the extent a Mortgage Loan is subject to back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.
(bbb)    IRS Forms. All IRS forms, including Forms 1099, 1098, 1041 and K-1, as appropriate, that are required to be filed with respect to Mortgage Loan activity occurring in or before the year in which the Purchase Date occurs have been filed or will be filed in accordance, in all material respects, with applicable law.
(ccc)    Electronic Drafting of Payments. If Seller or a Subservicer drafts monthly payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance, in all material respects, with applicable federal, state and local laws and regulations, and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be fully assigned to Administrative Agent pursuant to the
Exhibit B, Page 15

assignment provisions contained therein, and will be fully assigned to Administrative Agent pursuant to this Agreement.
(ddd)    Third Party Originators and TPO Loans. The Mortgage Loan is not a TPO Loan, nor was it originated by a Third Party Originator.
(eee)    U.S. Loan; Mortgagor. The Mortgage Loan is denominated and payable only in United States dollars within the United States and the related Mortgagor is a United States citizen or resident alien or, only if the Mortgagor is a trustee as described in clause (yy) in this Exhibit B that is not a natural person, Mortgagor is a corporation or other legal entity organized under the laws of the United States or any state thereof or the District of Columbia.
(fff)    Jumbo Loans Subject to Takeout Commitment. Each Jumbo Loan is subject to a legally valid and binding Takeout Commitment and satisfies all of the requirements related to such Takeout Commitment.
(ggg)    Agency Guidelines. The Mortgage Loan satisfies, and has been Originated in all material respects in accordance with, all applicable requirements of the applicable Agency Guidelines in effect at the time of its Origination.
(hhh)    Whole Loan. The Mortgage Loan is a whole loan and not a participation interest.
(iii)    Ineligible Loan Types. The Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, (iv) a reverse mortgage, (v) a subprime Mortgage Loan or alt-A Mortgage Loan, meaning a Mortgage Loan that is not a Conventional Conforming Loan, a Government Loan or a Jumbo Loan, or (vi) a Fannie Mae “Expanded Approval” loan unless specifically eligible under this Agreement (for clarity, Expanded Criteria Loans are specifically eligible under this Agreement).
(jjj)    Qualified Mortgage; Ability to Repay Rule. Notwithstanding anything to the contrary set forth in this Agreement, (i) except as otherwise approved in writing by Administrative Agent in its sole discretion, each Mortgage Loan is supported by documentation that evidences compliance with the QM Rule or the Ability to Repay Rule, and (ii) each Mortgage Loan is a Qualified Mortgage Loan.
(kkk)    TRID Compliance. The Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.
(lll)    Equity Participation. No document relating to the Mortgage Loan provides for a sharing in the appreciation of the value of the Mortgaged Property, all except to the extent provided in the Mortgage or by applicable law after a default by the Mortgagor. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property, except to the extent provided in the Mortgage or by applicable law after a default by the Mortgagor, and Seller does not own, directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
Exhibit B, Page 16

(mmm)    Condominiums/ Planned Unit Developments. If the Mortgage Loan is a condominium loan and the related Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the eligibility requirements of the applicable Agency or is located in a condominium or planned unit development project that has received project approval from the applicable Agency and the representations and warranties required by the applicable Agency with respect to such condominium or planned unit development remain true and correct in all material respects.
(nnn)    Down Payment. The source of the down payment with respect to such Mortgage Loan has been fully verified by Seller to the extent required by Agency Guidelines.
(ooo)    Due on Sale. The related Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(ppp)    Flood Certification Contract. Seller has obtained a life of loan, transferable flood certification contract for such Mortgage Loan and such contract is assignable without penalty, premium or cost to Administrative Agent or Buyers.
(qqq)    No Construction Loans. The Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.
(rrr)    Designated Jumbo Loans. If the Mortgage Loan is a Designated Jumbo Loan, it is to be included in a Pool dedicated to be the base and backing for MBS to be issued in a securitization transaction for which J.P. Morgan Securities LLC is lead underwriter.
(sss)    ERC Mortgage Loans. If the Mortgage Loan is an ERC Mortgage Loan, it was underwritten in accordance with Seller’s underwriting standards for such TPO Loans and the same underwriting standards as are specified for Mortgage Loans originated by Seller in Section 11(v), as well as all applicable Agency Guidelines.
(ttt)    Freddie Mac New Condo Loans. If the Mortgage Loan is a Freddie Mac New Condo Loan, is a “New Condominium Project” as defined in the Glossary, and in Section 5701.1, of the Freddie Mac Guide and complies with Freddie Mac’s project review and eligibility requirements in Section 5701.2 of the Freddie Mac Guide subject to such variances, if any, therefrom that have either been agreed to in writing between Seller and Freddie Mac or specified in a written Freddie Mac waiver.
(uuu)    Homestyle® Renovation Loans. If the Mortgage Loan is a Homestyle® Renovation Loan, it was underwritten in accordance with Fannie Mae’s financing limits and other standards and requirements for Homestyle® Renovation Loans, including those set forth in Section B5-3.2 of the Fannie Mae Guide, and eligible for purchase by Fannie Mae, and none of its proceeds for allowed repair and renovation costs have been disbursed.
Exhibit B, Page 17

(vvv)    eMortgage Loans. If the Mortgage Loan is an eMortgage Loan (i) the Mortgage Loan is evidenced by an eNote that is a valid and enforceable Transferable Record pursuant to all applicable eCommerce Laws, and there is no defect with respect to the eNote that would confer upon Administrative Agent, any Buyer or a subsequent transferor, less than the full rights, benefits and defenses of “control” (as defined by UETA and ESIGN) of the Transferable Record, (ii) prior to transfer to Administrative Agent, the Seller is an entity entitled to enforce the Mortgage Loan, (iii) all electronic signatures associated with the Mortgage Loan are authenticated and authorized and the type of electronic signature used by the mortgagor to sign the related eNote and any other electronic record associated therewith (A) is legal and enforceable under applicable law, and (B) was not effected by means of audio or video recording, (iv) Seller has established procedures and controls limiting access to MERS® eDelivery and the MERS® eRegistry to duly authorized individuals, and Administrative Agent is entitled to rely on any transmission, transfer or other communication via these systems to be the authorized act of Seller, (v) with respect to the eNote and each other Electronic Record contained in the Loan Eligibility File, Seller has collected and continues to retain as part of the eClosing Transaction Record (A) any and all consents, agreements and disclosures required to create a valid and binding electronic record under eCommerce Laws and (B) appropriate evidence, to document the agreement of each signer of such eNote or other Electronic Record to use an electronic signature, to demonstrate such signer’s execution of a particular electronic signature, and to prove its attribution of the electronic signature to such signer, (vi) any transfers of “control” (as defined by UETA and ESIGN) of the eNote are authenticated and authorized, (vii) the Authoritative Copy of the eNote has not been altered since it was electronically signed by its issuer(s), (viii) there has been, at all times, one and only one Authoritative Copy of the eNote in existence, and all other copies are readily identifiable as non-authoritative copies, and (ix) the eNote is not subject to a defense, claim of ownership or security interest, or claim in recoupment of any party that can be asserted against Seller, Administrative Agent, any Buyer or any subsequent transferor.
(www)    eNote Form and Registration. If the Mortgage Loan is an eMortgage Loan, (i) such eMortgage Loan was originated using the current form of Uniform Fannie Mae/Freddie Mac form of eNote (which form is, as of the date of this Agreement, created by modifying the appropriate Fannie Mae or Freddie Mac Uniform Instrument to meet substantive and technical eligibility requirements for eNotes under Agency Guidelines, including the substantive requirement that such eNote contain the Agency eNote Clause, defined below) or in such other form as is acceptable to the applicable Agency, Approved eMortgage Takeout Investor, and Administrative Agent, and in compliance with all applicable eCommerce Laws, Agency Guidelines and Takeout Guidelines, (ii) the eNote contains a valid, unique 18-digit MIN that is identical to the MIN assigned to the related Mortgage on the MERS® System and identifies MERSCORP Holdings, Inc., a Delaware limited liability company, as the “Operator of the Registry”, (iii) the eNote is properly registered on the MERS® eRegistry (and was initially registered within one (1) calendar day of the origination of the eMortgage Loan) and all transfers of control, location and/or servicing agent and all modifications to the eNote and the eMortgage Loan, if any, have been approved by Administrative Agent in writing and are reflected on the MERS® eRegistry in compliance with the MERS® eRegistry Procedures Manual and applicable Agency Guidelines, (iv) Seller has transferred the Authoritative Copy of the eNote to
Exhibit B, Page 18

Administrative Agent’s eVault and the tamper-seal of such eNote matches the tamper-seal of the eNote on the MERS® eRegistry, and (v) Administrative Agent is named as the current Controller and Location of the eNote on the MERS® eRegistry (provided that another Person may be identified as Controller and/or Location of such eNote pursuant to an eNote Control and Bailment Agreement for a period of up to sixty (60) days).
As used in this Exhibit B, the term “Agency eNote Clause” means the clause required by Fannie Mae and Freddie Mac to be inserted as the last numbered provision in all eNotes, which clause, as of the date of this Agreement, reads as follows:
“[11]. ISSUANCE OF TRANSFERABLE RECORD; IDENTIFICATION OF NOTE HOLDER; CONVERSION FROM ELECTRONIC NOTE TO PAPER- BASED NOTE
(A)    I expressly state that I have signed this electronically created Note (the “Electronic Note”) using an Electronic Signature. By doing this, I am indicating that I agree to the terms of this Electronic Note. I also agree that this Electronic Note may be Authenticated, Stored and Transmitted by Electronic Means (as defined in Section 11(F)), and will be valid for all legal purposes, as set forth in the Uniform Electronic Transactions Act, as enacted in the jurisdiction where the Property is located (“UETA”), the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), or both, as applicable. In addition, I agree that this Electronic Note will be an effective, enforceable and valid Transferable Record (as defined in Section 11(F)) and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the Transferable Records sections of UETA or E-SIGN.
(B)    Except as indicated in Sections 11(D) and (E) below, the identity of the Note Holder and any person to whom this Electronic Note is later transferred will be recorded in a registry maintained by [Insert Name of Operator of Registry here*] or in another registry to which the records are later transferred (the “Note Holder Registry”). The authoritative copy of this Electronic Note will be the copy identified by the Note Holder after loan closing but prior to registration in the Note Holder Registry. If this Electronic Note has been registered in the Note Holder Registry, then the authoritative copy will be the copy identified by the Note Holder of record in the Note Holder Registry or the Loan Servicer (as defined in the Security Instrument) acting at the direction of the Note Holder, as the authoritative copy. The current identity of the Note Holder and the location of the authoritative copy, as reflected in the Note Holder Registry, will be available from the Note Holder or Loan Servicer, as applicable. The only copy of this Electronic Note that is the authoritative copy is the copy that is within the control of the person identified as the Note Holder
Exhibit B, Page 19

in the Note Holder Registry (or that person’s designee). No other copy of this Electronic Note may be the authoritative copy.
(C)    If Section 11 (B) fails to identify a Note Holder Registry, the Note Holder (which includes any person to whom this Electronic Note is later transferred) will be established by, and identified in accordance with, the systems and processes of the electronic storage system on which this Electronic Note is stored.
(D)    I expressly agree that the Note Holder and any person to whom this Electronic Note is later transferred shall have the right to convert this Electronic Note at any time into a paper-based Note (the “Paper-Based Note”). In the event this Electronic Note is converted into a Paper-Based Note, I further expressly agree that: (i) the Paper-Based Note will be an effective, enforceable and valid negotiable instrument governed by the applicable provisions of the Uniform Commercial Code in effect in the jurisdiction where the Property is located; and (ii) my signing of this Electronic Note will be deemed issuance and delivery of the Paper-Based Note; (iii) I intend that the printing of the representation of my Electronic Signature upon the Paper-Based Note from the system in which the Electronic Note is stored will be my original signature on the Paper-Based Note and will serve to indicate my present intention to authenticate the Paper-Based Note; (iv) the Paper-Based Note will be a valid original writing for all legal purposes; and (v) upon conversion to a Paper- Based Note, my obligations in the Electronic Note shall automatically transfer to and be contained in the Paper-Based Note, and I intend to be bound by such obligations.
(E)    Any conversion of this Electronic Note to a Paper-Based Note will be made using processes and methods that ensure that: (i) the information and signatures on the face of the Paper-Based Note are a complete and accurate reproduction of those reflected on the face of this Electronic Note (whether originally handwritten or manifested in other symbolic form); (ii) the Note Holder of this Electronic Note at the time of such conversion has maintained control and possession of the Paper- Based Note; (iii) this Electronic Note can no longer be transferred to a new Note Holder; and (iv) the Note Holder Registry (as defined above), or any system or process identified in Section 11(C) above, shows that this Electronic Note has been converted to a Paper-Based Note, and delivered to the then-current Note Holder.
(F)    The following terms and phrases are defined as follows: (i) “Authenticated, Stored and Transmitted by Electronic Means” means that this Electronic Note will be identified as the Note that I signed, saved, and sent using electrical, digital, wireless, or similar technology; (ii)
Exhibit B, Page 20

“Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means; (iii) “Electronic Signature” means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; (iv) “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; and (v) “Transferable Record” means an electronic record that:
(a)    would be a note under Article 3 of the Uniform Commercial Code if the electronic record were in writing and (b) I, as the issuer, have agreed is a Transferable Record.”
* Note: Insert “MERSCORP Holdings, Inc., a Delaware corporation” here as the name of the Operator of the Registry.
(xxx)    No Document Licenses or Fees. No eNote or other Electronic Record for such Mortgage Loan, regardless of format, is subject to any licensing condition that would prohibit, limit or inhibit Administrative Agent’s ownership or use of such eNote and other Electronic Record or any of its rights and remedies under this Agreement and neither Administrative Agent nor any Buyer is required to pay any royalties or any other fees due to Administrative Agent’s ownership or use of the eNotes and Electronic Records.
(yyy)    eClosing System and eVault. If the Mortgage Loan is an eMortgage Loan, (i) a copy of the eNote is being maintained in an eVault that satisfies the requirements of §§16(b) and 16(c) of UETA and §§201(b) and 201(c) of ESIGN and all applicable Agency Guidelines and Takeout Guidelines, (ii) the eNote and other Electronic Record for such Mortgage Loan, the systems and processes used to create, register, transfer, store, retrieve, maintain and secure these documents, and the eClosing System used by the Mortgagor to electronically sign these documents comply with all applicable eCommerce Laws, including §201 of ESIGN and §16 of UETA, Agency Guidelines and Takeout Guidelines, as applicable.
Exhibit B, Page 21

Exhibit C

FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE

SELLER:	ROCKET MORTGAGE, LLC
AGENT:	JPMORGAN CHASE BANK, N.A.
TODAY’S DATE:	___/___/___
REPORTING PERIOD ENDED:	___ month(s) ended ____/____/____

This certificate is delivered to Administrative Agent under the First Amended and Restated Master Repurchase Agreement dated as of August 11, 2022 among Seller, Administrative Agent and the Buyers party thereto (as amended, the “Agreement”), all the defined terms of which have the same meanings when used herein.
I hereby certify on behalf of Seller that: (a) I am the duly elected, qualified, and acting [Chief Financial Officer][Chief Executive Officer][President] of Seller; (b) to the best of my knowledge, the financial statements of Seller for, and as of the end of, the period shown above (the “Reporting Period”) and that accompany this certificate were prepared in accordance with GAAP and present fairly in all material respects the financial condition, results of operations, cash flows and changes in shareholders’ equity of Seller and its consolidated Subsidiaries as of the end of, and for, the Reporting Period, all subject, in the case of monthly or quarterly Financial Statements, to normal year-end audit adjustments and a lack of footnotes; (c) a review of the Agreement and of the activities of Seller during the Reporting Period has been made under my supervision with a view to determining Seller’s compliance with the covenants, requirements, terms and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which disclosure specifies the nature and period of existence of each Default or Event of Default, if any, and what action Seller has taken, is taking and proposes to take with respect to each); (d) the calculations described on the pages attached hereto evidence that Seller is in compliance with the related requirements of the Agreement at the end of the Reporting Period (or if Seller is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions Seller proposes to take with respect thereto) and (e) Seller was, as of the end of the Reporting Period, in compliance with the applicable net worth requirements of, and in good standing with, Fannie Mae, Ginnie Mae, Freddie Mac and HUD.
ROCKET MORTGAGE, LLC
By:
Name:
Exhibit C, Page 1

[Treasurer][Chief Financial Officer][Chief Executive Officer][President]
SELLER: Rocket Mortgage, LLC
REPORTING PERIOD ENDED:    ___/___/___
All financial calculations set forth herein are as of the end of, or for, the Reporting Period.
I.    ADJUSTED TANGIBLE NET WORTH

Consolidated total assets	$
Minus: Consolidated total liabilities	$
Minus: book value of transactions with, loans to, receivables from and investments in non-consolidated Subsidiaries	$
Minus: assets treated as intangibles under GAAP, including goodwill, R&D costs, trademarks, trade names, copyrights, patents, rights to refund and indemnification and unamortized debt discount and expenses, but excluding Servicing Rights owned	$
Minus: assets that would be deemed unacceptable by HUD	$
Plus: principal balance of Qualified Subordinated Debt	$
ADJUSTED TANGIBLE NET WORTH:	$
REQUIRED MINIMUM (through Termination Date)	$[***]
In compliance?	Yes No

II.    DEBT FOR PURPOSES OF CALCULATING SELLER’S LEVERAGE RATIO

Debt described in clauses (i) – (ix) of “Debt”	$
Minus: loan loss reserves (if included in Debt)	$
Minus: deferred taxes arising from capitalized excess servicing fees (if included in Debt)	$
Exhibit C, Page 2

Minus: operating leases (if included in Debt)	$
Minus: Qualified Subordinated Debt (if included in Debt)	$
Minus: on-balance-sheet loan securitization liabilities (if included in Debt)	$
DEBT:	$

III.    LEVERAGE RATIO: DEBT TO ADJUSTED TANGIBLE NET WORTH

Debt (from II above)	$
Adjusted Tangible Net Worth (from I above)	$
RATIO OF DEBT/ADJUSTED TANGIBLE NET WORTH:	[***]
Maximum permitted	[***]
In compliance?	Yes No

IV.    LIQUIDITY

Cash (including Cash Deposit balance but excluding other pledged cash and restricted cash)	$
Cash Equivalents	$
LIQUIDITY	$
Amount of Liquidity Required	$[***]
In compliance?	Yes No

V.    NET INCOME (tested each quarter)

Net income before taxes or (net loss) for most recently-ended fiscal quarter	$
Exhibit C, Page 3

Was Adjusted Tangible Net Worth at the end of any calendar month in the quarter less than $[***]?	Yes No
Was Liquidity at the end of any calendar month in the quarter less than $[***]?	Yes No
If “Yes” to either (or both) questions, then minimum net income before taxes for the quarter is:	[***]
In compliance?	• Yes No

VI.    DIVIDENDS

Were any dividends declared or paid when prohibited by Section 11(j)? If so, how much and when?	$ Date:
In compliance?	Yes No

VIII.    DEFAULTS OR EVENTS OF DEFAULT
Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”:____
(a)    LITIGATION
IX.    OTHER REPORTS REQUIRED (PLEASE ATTACH IF APPLICABLE)
a.    Quarterly Mountain View servicing report showing valuation and delinquency.
Exhibit C, Page 4

EXHIBIT D

CONDITIONS PRECEDENT DOCUMENTS
1.    First Amended and Restated Master Repurchase Agreement
2.    (Amended and restated) Side Letter
3.    Current Professional Services Liability insurance policy
4.    Current blanket bond coverage policy or evidence of insurance in lieu of policy endorsed to provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear
5.    Blanket Closing Protection Letters for Title Source, Inc.
6.    Subservicer Instruction Letter (if any) between the Seller and any Subservicer
Exhibit D, Page 1

EXHIBIT E

SUBSIDIARY INFORMATION

Name	Address	Place of Organization	State(s) in which qualified	Seller’s percentage ownership
Rocket Mortgage, LLC	1050 Woodward Avenue Detroit, MI 48226	Michigan	All 50 States and the District of Columbia	N/A
One Mortgage Holdings, LLC	9740 Scranton Road, Suite 300 San Diego, CA 92121	Delaware	Delaware	100%
One Reverse Mortgage, LLC	9740 Scranton Road, Suite 300 San Diego, CA 92121	Delaware	All 50 States and the District of Columbia	100% by One Mortgage Holdings, LLC
QL Ginnie EBO, LLC	1050 Woodward Avenue Detroit, MI 48226	Delaware	N/A	100%
QL Ginnie REO, LLC	1050 Woodward Avenue Detroit, MI 48226	Delaware	N/A	100%
RCKT Mortgage SPE-A, LLC	1050 Woodward Avenue Detroit, MI 48226	Delaware	N/A	100%
Rocket Mortgage Co- Issuer, Inc.	1050 Woodward Avenue Detroit, MI 48226	Michigan	N/A	100%

Exhibit E, Page 1

EXHIBIT F
FORM OF SUBSERVICER INSTRUCTION LETTER
[Date]
Subservicer Instruction Letter
____________________, as Subservicer
____________________________
____________________________
Attention:____________________
Re:    First Amended and Restated Master Repurchase Agreement dated as of August 11, 2022 (“Repurchase Agreement”) by and among Rocket Mortgage, LLC (“Seller”), JPMorgan Chase Bank, N.A., as a Buyer and as Administrative Agent for the Buyers (“Administrative Agent”), and the other Buyers party thereto
Ladies and Gentlemen:
As Subservicer (referenced herein as “You”) of those mortgage loans described on Schedule 1 hereto, which may be amended or updated from time to time (the “Mortgage Loans”) pursuant to that Subservicing Agreement, between You and the undersigned Seller, as amended or modified, attached hereto as Exhibit A (the “Subservicing Agreement”), you are hereby notified that the undersigned Seller has sold to Administrative Agent (as agent and representative of the Buyers under the Repurchase Agreement) such Mortgage Loans pursuant to the Repurchase Agreement.
You agree to service the Mortgage Loans in accordance with the terms of the Subservicing Agreement for the benefit of Administrative Agent and Buyers and, except as otherwise provided herein, Administrative Agent shall have all of the rights, but none of the duties or obligations of Seller under the Subservicing Agreement including payment of any indemnification or reimbursement or payment of any servicing fees or any other fees. No subservicing relationship shall be hereby created between You and Administrative Agent or Buyers.
Upon your receipt of written notification by Administrative Agent that an Event of Default has occurred under the Agreement (the “Default Notice”), you, as Subservicer, hereby agree to remit all payments or distributions made with respect to such Mortgage Loans, net of the servicing fees and advances reimbursements payable to you with respect thereto, immediately in accordance with Administrative Agent’s wiring instructions provided below, or in accordance with other instructions that may be delivered to you by Buyer:
[wire instructions]
You agree that, following your receipt of such Default Notice, under no circumstances will you remit any such payments or distributions in accordance with any instructions delivered
Exhibit F, Page 1

to you by the undersigned Seller, except if Administrative Agent instructs you in writing otherwise.
You further agree that, upon receipt written notification by Administrative Agent that an Event of Default has occurred under the Agreement (“Event of Default Notice”), Administrative Agent shall assume all of the rights and obligations of Seller under the Subservicing Agreement, except as otherwise provided herein. Subject to the terms of the Subservicing Agreement, You shall (x) follow the instructions of Administrative Agent with respect to the Mortgage Loans and deliver to Administrative Agent any information with respect to the Mortgage Loans reasonably requested by Administrative Agent, and (y) treat this letter agreement as a separate and distinct servicing agreement between You and Administrative Agent (incorporating the terms of the Subservicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and Seller or otherwise. Notwithstanding anything to the contrary herein or in the Subservicing Agreement, in no event shall Buyer be liable for any fees, indemnities, costs, reimbursements or expenses incurred by You before receipt of such Event of Default Notice or otherwise owed to You in respect of the period of time before receipt of such Event of Default Notice; provided that the foregoing disclaimer shall not affect your ability to retain servicing fees and advances reimbursements in accordance with the third paragraph above.
[NO FURTHER TEXT ON THIS PAGE]
Exhibit F, Page 2

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Administrative Agent should be delivered to the following address: [__________], Attention: [__________], phone: [__________], fax [__________], email [__________].
Very truly yours,
ROCKET MORTGAGE, LLC
By:
Name:
Title:
Acknowledged and Agreed as of this __ day of ______________ __, 20__:
[SUBSERVICER]
By:
Name:
Title:
Exhibit F, Page 3

SCHEDULE I

APPROVED TAKEOUT INVESTORS

[***]

APPROVED EMORTGAGE TAKEOUT INVESTORS
(in addition to CL, Fannie Mae and Freddie Mac)

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Schedule I, Page 1

SCHEDULE II

SELLER’S AUTHORIZED SIGNERS

Name	Title
Varun Krishna	Chief Executive Officer
Amy Bishop	Executive Vice President, Secretary and General Counsel
Panayiotis “Pete” Mareskas	Treasurer
Austin Niemiec	Executive Vice President and Chief Revenue Officer
Anthony Dunn	Executive Vice President and Chief Client Experience Officer
Kyle Symoniak	Senior Vice President
Robert Lanfear	Senior Vice President
Jonathan Mildenhall	Authorized Signatory
Jennifer (Becky) Vosler	Vice President, Financial Operations
Kate Nadaskay	Senior Team Leader, Treasury Operations
Renee Jones	Senior Treasury Operations Analyst
Sarah Holtz	Senior Treasury Operations Analyst
Connor Doyle	Team Leader, Treasury Operations
Heather Beaver	Team Leader, Treasury Operations
Jessica Faga	Senior Director, Transaction Management
Jaime Simpson	Team Leader, Transaction Management
Jacob Drinkard	Team Captain, Transaction Management
Paul Weisenstein	Transaction Manager I
Bailey Kersch	Transaction Manager I
J Vincent Arniego	Transaction Manager II
Brandon Hogan	Transaction Manager I
Lindsey Hausch	Transaction Manager I
Jacob VandenBoom	Transaction Management Analyst
Mike Codd	Senior Team Leader, Capital Markets
Lindsey Perry	Director, Post Closing
Bob Impemba	Senior Team Leader, Capital Markets
Heather McPherson	Director, Post Closing
Jamie Licavoli	Senior Director, Post Closing
Daniel Domagala	Team Leader, Capital Markets
Chris Carroll	Senior Team Leader, Capital Markets
Bryant Nowicki	Team Leader, Capital Markets
Travis King	Team Captain, Capital Markets
Haley Edmunds	Collateral Manager II
Bree Moses	Collateral Coordinator III
Anlena Page	Collateral Coordinator II
Schedule II, Page 1

Courtney Gunn	Collateral Coordinator I
Christopher Knight	Collateral Coordinator I
John Fioretti	Senior Director, MSR Desk
Stephen Theos	Director, Hedge Desk
Mark Gresham	Director, Trading
Jaclyn Bell	Head MBS Trader
Ross Pendergast	MBS Trader II
Ashley Barto	Trader II
Stacy Blick	Trader II
Bill George	Trader I
Mike Hoover	Trader I
William Luchi	Trader I
Tiago Machado	Trader I
Luke Wharton	Trader II
Katie Mulville	Vice President, Treasury
Rachel Compton	Senior Team Leader, Treasury Manager
Harry Major	Senior Treasury Analyst
Burns Hotchkiss	Senior Treasury Analyst
Yokie Tan	Senior Team Leader, Treasury Manager
Humberto Villarruel	Treasury Analyst
LaQuanda Sain	Executive Vice President, Servicing

Schedule II, Page 2

SCHEDULE III
ADMINISTRATIVE AGENT'S CLTV/FICO SCOR CRITERIA FOR JUMBO LOANS

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Schedule III, Page 1

SCHEDULE III-RM

SELLER'S CLTV/FICO SCORE CRITERIA FOR JUMBO LOANS

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Schedule III-RM, Page 1

SCHEDULE IV
LITIGATION
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Schedule IV, Page 1

SCHEDULE HR
SAMPLE FORM OF HEDGING REPORT
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Schedule HR, Page 1